UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

TOROTEL, INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

Common Stock, $0.01 par value

(2)
Aggregate number of securities to which transaction applies:

The maximum number of shares of common stock to which this transaction applies is estimated to be 5,995,750 shares of common stock, which includes 730,000 shares of restricted common stock

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the product of 5,995,750 shares of common stock (including 730,000 shares of restricted common stock) multiplied by the per share merger consideration of $6.17.

(4)
Proposed maximum aggregate value of transaction:

$43,400,000

(5)
Total fee paid:

$4,734.94

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
The accompanying proxy statement is dated [October • ], 2020 and, together with the enclosed form of proxy card, is first being mailed to shareholders on or about [October • ], 2020.
TOROTEL, INC.
520 N. Rogers Road
Olathe, Kansas 66062
[October • ], 2020
DEAR SHAREHOLDERS:
You are cordially invited to attend a Special Meeting of shareholders (the “Special Meeting”) of Torotel, Inc., a Missouri corporation (“Torotel,” the “Company,” “we,” “us,” or “our”), to be held on [November • ], 2020, at 10:00 a.m. Central time, at the principal executive offices of Torotel, 520 N. Rogers Road, Olathe, Kansas 66062.
We currently intend to hold the Special Meeting in person. However, we are actively monitoring the current coronavirus (“COVID-19”) global pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. In the event it is not possible or advisable to hold the Special Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the Special Meeting solely by means of remote communication. If we take this step, we will make such announcement by filing definitive additional materials with the Securities and Exchange Commission.
At the Special Meeting, you will be asked to consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”). The Merger Agreement was originally entered into by and among TT Group Industries, Inc., a Delaware corporation (“TT”), Thunder Merger Sub, Inc., a Missouri corporation and wholly owned subsidiary of TT (“Merger Sub”) and the Company on September 17, 2020. Upon the satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, Merger Sub will, at the closing, merge with and into the Company (the “Merger”), and the Company will become a wholly-owned subsidiary of TT.
At the Special Meeting you will also be asked to consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the transactions contemplated therein at the time of the Special Meeting.
At the Special Meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.
If the Merger is completed, you will be entitled to receive $6.17 in cash, without interest, for each share of the Company’s common stock (the “Common Stock”) that you own (unless you have properly exercised your appraisal rights), which represents a premium of approximately 300% when compared to the closing price of the Common Stock on September 16, 2020, the last full trading day prior to the date on which the Company entered into and publicly announced the Merger Agreement.
The Board of Directors of the Company (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (A) determined that the Merger Agreement and the transactions contemplated therein, including the Merger, are fair to, and in the best interests of the Company and its shareholders, (B) approved and declared advisable the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby, in each case, upon the terms and subject to the conditions contained therein, and

(C) resolved, upon the terms and subject to the conditions contained in the Merger Agreement, to recommend that the Company’s shareholders vote their shares of the Company’s Common Stock in favor of adopting the Merger Agreement and approving the transactions contemplated therein, subject to the conditions contained therein. The Board recommends that you vote: (1) “FOR” the adoption of the Merger Agreement and approval of the transactions contemplated therein; (2) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the named executive officers of the Company in connection with the Merger; and (3) “FOR” the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the transactions contemplated therein at the time of the Special Meeting.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.
Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.
If you hold your shares of Common Stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of Common Stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
Your vote is very important, regardless of the number of shares of Common Stock that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement and approve the transactions contemplated therein is approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Common Stock.
On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.
Sincerely,
Dale H. Sizemore, Jr.
Chairman of the Board, President and Chief Executive Officer
Olathe, Kansas
[October • ], 2020
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying proxy statement, including the Merger, passed upon the merits or fairness of such transactions or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [October • ], 2020 and, together with the enclosed form of proxy card, is first being mailed to shareholders on or about [October • ], 2020.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
TOROTEL, INC.
520 N. Rogers Road
Olathe, Kansas 66062
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [November • ], 2020
Notice is hereby given that a Special Meeting of shareholders (the “Special Meeting”) of Torotel, Inc., a Missouri corporation (“Torotel,” the “Company,” “we,” “us,” or “our”), will be held on [November • ], 2020, at 10:00 a.m., Central time, at the principal executive offices of Torotel, 520 N. Rogers Road, Olathe, Kansas 66062:
1.
The Merger Proposal.   To consider and vote on the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”) by and among TT Group Industries, Inc., a Delaware corporation (“TT”), Thunder Merger Sub, Inc., a Missouri corporation and wholly owned subsidiary of TT (“Merger Sub”), and the Company dated September 17, 2020, and approve the transactions contemplated therein. Upon the satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, Merger Sub will, at the closing, merge with and into the Company (the “Merger”), and the Company will become a wholly owned subsidiary of TT.

2.
The Advisory Compensation Proposal.   To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger;

3.
The Adjournment or Postponement Proposal.   To consider and vote on any proposal to adjourn or postpone the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the transactions contemplated therein at the time of the Special Meeting; and

4.
To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting.

Shareholders of record as of the close of business on [September • ], 2020 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting. Shareholders will be entitled to one vote for each share of common stock (the “Common Stock”) owned by such shareholder on the Record Date. Only shareholders of record, their duly authorized proxy holders, beneficial shareholders with proof of ownership and our guests may attend the Special Meeting.
We currently intend to hold the Special Meeting in person. However, we are actively monitoring the current coronavirus (“COVID-19”) global pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. In the event it is not possible or advisable to hold the Special Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the Special Meeting solely by means of remote communication. If we take this step, we will make such announcement by filing definitive additional materials with the Securities and Exchange Commission.
The Board of Directors of Torotel (the “Board”) unanimously recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares of

Common Stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of Common Stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
By order of the board of directors
/s/ H. JAMES SERRONE

H. James Serrone
Secretary
Olathe, Kansas
[October • ], 2020

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE; OR (2) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTE AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.
If you hold your shares of Common Stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of Common Stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you are a shareholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares of Common Stock through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.
If you fail to: (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting in person, your shares of Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
Shareholders who do not vote in favor of the proposal to adopt the Merger Agreement and approve the transactions contemplated therein will have the right to seek appraisal of the fair value of their shares of Common Stock if they comply with the applicable requirements of Missouri law, which are summarized in the proxy statement and reproduced in their entirety in Annex B to the proxy statement.
We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our Corporate Secretary by mail at 520 N. Rogers Road, Olathe, Kansas 66062, or by telephone at (913) 747-6111.

i

TOROTEL, INC.
520 N. Rogers Road
Olathe, Kansas 66062
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [November • ], 2020
This proxy statement (the “Proxy Statement”) and proxy card are furnished in connection with the solicitation of proxies to be voted at the Special Meeting of the shareholders of Torotel, Inc., which will be held at our offices in Olathe, Kansas, on [November • ], 2020, at 10:00 a.m, local time (the “Special Meeting”). On or about [October • ], 2020, we began mailing to the shareholders of record this Proxy Statement and proxy card.
SUMMARY
This summary highlights selected information from this Proxy Statement related to the merger of Thunder Merger Sub, Inc. with and into Torotel, Inc., which we refer to as the “Merger,” and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire Proxy Statement, the annexes to this Proxy Statement and the documents that we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement, defined below, is attached as Annex A to this Proxy Statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.
Except as otherwise specifically noted in this Proxy Statement, “Torotel,” the “Company,” “we,” “our,” “us” and similar words refer to Torotel, Inc., including, in certain cases, our subsidiaries. Throughout this Proxy Statement, we refer to TT Group Industries, Inc. as “TT ,” and Thunder Merger Sub, Inc. as “Merger Sub.” In addition, throughout this Proxy Statement we refer to the Agreement and Plan of Merger, dated September 17, 2020, by and among the Company, TT and Merger Sub as the “Merger Agreement.”
Parties Involved in the Merger (Page [  ])
Torotel, Inc.
The Company specializes in the custom design and manufacture of a wide variety of precision magnetic components, consisting of transformers, inductors, reactors, chokes, toroidal coils, high voltage transformers, dry-type transformers, and electro-mechanical assemblies. The Company sells these products to original equipment manufacturers, which use them in products such as aircraft navigational equipment, digital control devices, medical equipment, avionics equipment, down-hole drilling, conventional missile guidance systems, and other defense and commercial aerospace applications. See the section entitled “Parties Involved in the Merger — Torotel, Inc.”.
The Company is a corporation organized under the laws of the State of Missouri with its principal executive offices at 520 North Rogers Road, Olathe, Kansas 66062. The Company maintains a website at www.torotelinc.com and at www.torotelproducts.com. The Company’s telephone number is (913) 747-6111.
TT Electronics PLC
TT Electronics PLC (“TT PLC”) provides engineered electronics for performance critical applications in the industrial, medical, aerospace and defense, and transportation markets worldwide. TT PLC operates in three divisions: Sensors and Specialist Components, Power and Connectivity, and Global Manufacturing Solutions. TT PLC is the ultimate parent company of TT. See the section entitled “Parties Involved in the Merger — TT Electronics PLC.”
TT PLC is a publicly traded company organized under the laws of the England and Wales and was incorporated in 1906 with its principal executive offices at Fourth Floor, St. Andrews House, West Street, Woking, Surrey GU21 6EB, United Kingdom. The principal market in which the common stock of TT PLC is traded is the London Stock Exchange under the ticker symbol “TTG.L”. TT PLC maintains a website at https://www.ttelectronics.com. TT PLC’s telephone number is (+44) (0) 1932 825300.
TT Group Industries, Inc.
TT Group Industries, Inc. (“TT”), a Delaware corporation, is a wholly-owned subsidiary of TT PLC, formed for the purpose of holding U.S. subsidiaries of TT PLC, including Thunder Merger Sub, Inc. See the section entitled “Parties Involved in the Merger — TT Group Industries, Inc.”.
Thunder Merger Sub, Inc.
Thunder Merger Sub, Inc. (“Merger Sub”), a Missouri corporation, is a newly formed wholly-owned subsidiary of TT that does not have any active operations and was organized for the sole purpose of entering into the transactions contemplated by the Merger Agreement. See the section entitled “Parties Involved in the Merger — Thunder Merger Sub, Inc.”.
The Merger (Page [ ])
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and as a wholly owned subsidiary of TT (the “Surviving Corporation”). As a result of the Merger, the Company will cease to be a publicly traded company, all outstanding shares of the Common Stock will be cancelled and converted into the right to receive $6.17 per share in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”) (except for (i) any shares of Common Stock owned by the Company or TT or by any direct or indirect wholly owned subsidiary of the Company or TT(which will be cancelled) and (ii) any shares of Common Stock owned by shareholders who are entitled to and who properly exercise and perfect their appraisal rights in compliance in all respects with Section 351.455 of the General and Business Corporation Law of Missouri (the “MGBCL”) (clauses (i) and (ii), collectively, the “Excluded Shares”)), and you will no longer own any shares of the common stock of the Surviving Corporation.
After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a shareholder (except that shareholders who properly exercise and perfect their appraisal rights under the MGBCL will have the right to receive a payment for the “fair value” of their shares of Common Stock as determined pursuant to an appraisal proceeding as contemplated by Missouri law, as described below under the caption “The Merger — Appraisal Rights”).
Treatment of Company Equity Awards; Restricted Shares (Page [ ])
As a result of the Merger, the treatment of the Company’s equity awards that are outstanding immediately prior to the time at which the Merger will become effective (the “Effective Time”) will be as follows:
Restricted Shares
Each share of Company restricted Common Stock (each, a “Company RSA”) that remains outstanding as of immediately prior to the Effective Time will have any and all restrictions fully removed as of the Effective Time and each Company RSA will be treated in the Merger for all purposes the same as any other share of the Company’s Common Stock.
For a more complete description of the treatment of the Company RSAs, see the section of this Proxy Statement captioned “The Merger Agreement — Payment for the Company Shares and Company Equity Awards in the Merger.”
The Special Meeting (Page [ ])
Date, Time and Place
A Special Meeting of the Company’s shareholders (the “Special Meeting”) will be held on [November • ], 2020, at 10:00 a.m., Central time, at the principal executive offices of Torotel, 520 N. Rogers Road, Olathe, Kansas 66062.

The Company currently intends to hold the Special Meeting in person. However, the Company is actively monitoring the current coronavirus (“COVID-19”) global pandemic and is sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. In the event it is not possible or advisable to hold the Special Meeting in person, the Company will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the Special Meeting solely by means of remote communication. If the Company takes this step, we will make such announcement by filing definitive additional materials with the Securities and Exchange Commission.
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of the Common Stock at the close of business on [September • ], 2020 (the “Record Date”). You will have one vote at the Special Meeting for each share of the Company’s Common Stock that you owned at the close of business on the Record Date.
Purpose
At the Special Meeting, we will ask shareholders to vote on proposals to: (1) adopt the Merger Agreement and approve the transactions contemplated therein; (2) approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger; and (3) adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the transactions contemplated therein at the time of the Special Meeting.
Required Vote
The affirmative vote of the holders of two-thirds of the outstanding shares of the Common Stock is required to adopt the Merger Agreement and approve the transactions contemplated therein. Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of the holders of a majority of the shares of the Common Stock having voting power, present in person or represented by proxy at the Special Meeting, if no quorum is present. Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of the majority of the votes cast on the subject matter, if a quorum is present. Approval, by non-binding, advisory vote, of compensation that will or may become payable to the Company’s named executive officers in connection with the Merger requires the affirmative vote of the majority of votes cast on the subject matter at the Special Meeting at which a quorum is present.
Share Ownership of Our Directors and Executive Officers
As of [September • ], 2020 (the record date), our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,180,869 shares of Common Stock, representing approximately 18.5% of the shares of the Common Stock outstanding on [September • ], 2020, the record date for the Special Meeting. As described below, our directors and executive officers who own shares of Common Stock have entered into voting agreements with respect to the Merger Proposal and Adjournment Proposal. Our directors and executive officers have also informed us that they currently intend to vote: “FOR” the Advisory Compensation Proposal.
Voting Agreements
In connection with the execution of the Merger Agreement, solely in their respective capacities as shareholders of the Company, certain shareholders of the Company and each executive officer and director who owns shares of Common Stock (each, a “Supporting Shareholder” and, collectively, the “Supporting Shareholders”) entered into voting agreements with TT (the “Voting Agreements”). The Supporting Shareholders include each person known to the Company to beneficially own greater than 5.0% of the Company’s outstanding Common Stock. Each Supporting Shareholder has agreed, among other things, to vote all of their beneficially owned shares of the Common Stock in favor of (i) the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement and (ii) the approval of any proposal to adjourn or postpone the Special Meeting to a later date if there are not sufficient votes to approve the Merger on the date on which the Special Meeting is held. As of the Record Date, the Supporting Shareholders beneficially owned, in the aggregate, 3,561,864 shares of the Common

Stock, all of which are subject to the Voting Agreements, representing 59.4% of the shares of the Common Stock outstanding as of the Record Date.
The form of Voting Agreement is attached to this Proxy Statement as Annex C. For further details, see the section of this Proxy Statement captioned “The Merger — Voting Agreements.”
Voting and Proxies
Any shareholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of the Common Stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee of how you wish to vote your shares of the Common Stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares of Common Stock.
If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by: (1) signing another proxy card with a later date and returning it prior to the Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Secretary; or (4) attending the Special Meeting and voting in person by ballot.
If you hold your shares of Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Interests of the Company’s Directors and Executive Officers in the Merger (Page [ ])
When considering the recommendation of the Board that you vote to approve the proposal to adopt the Merger Agreement and approve the transactions contemplated therein, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a shareholder. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted and the transactions contemplated therein be approved by the Company’s shareholders, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests generally include:
•
removal of transfer restrictions on the Company RSAs in connection with the Merger;

•
the entitlement of our executive officers and directors to receive transaction bonuses upon the closing of the Merger; and

•
continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

For further details, see the section of this Proxy Statement captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.” If the proposal to adopt the Merger Agreement and to approve the transactions contemplated therein is approved, the shares of our Common Stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our Common Stock held by all other shareholders.
Market Price Information (Page [ ])
Our Common Stock is quoted on the OTC Pink market of the OTC Markets Group, Inc. under the trading symbol “TTLO.” Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The closing sales price of our Common Stock on the OTC Pink market on September 16,2020, which was the last full trading day before we entered into and publicly announced the Merger Agreement was $2.05, compared to which the Merger Consideration represents a premium of over 300%. On [October • ], 2020, the last trading day before the date of this Proxy Statement, the closing sale price of our Common Stock on the OTC Pink market was $[ • ].
Recommendation of the Board (Page [ ])
The Board, after considering various factors described under the caption “The Merger — Reasons for the Merger and Recommendation of the Board,” has unanimously:
•
determined that the Merger Agreement and the transactions contemplated therein, including the Merger, are fair to, and in the best interests of the Company’s shareholders;

•
approved and declared advisable the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby, in each case upon the terms and subject to the conditions contained in the Merger Agreement; and

•
resolved, upon the terms and subject to the conditions contained in the Merger Agreement, to recommend that the Company’s shareholders vote their shares of the Common Stock in favor of adopting the Merger Agreement and approving the transactions contemplated therein, including the Merger.

The Board recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Merger Agreement (Page [ ])
Conditions to Completion of the Merger
The completion of the Merger depends upon the satisfaction or waiver of a number of conditions which, to the extent permitted by applicable laws and as described below, may be waived by TT, Merger Sub and the Company, as applicable.
The respective obligations of each party to consummate the Merger will be subject to the satisfaction or written waiver (where permitted by applicable law) at or prior to the Effective Time of certain of the conditions, including:
•
the adoption of the Merger Agreement by the required affirmative vote of our shareholders at the Special Meeting;

•
no governmental entity having jurisdiction over any party to the Merger Agreement having enacted or otherwise issued any orders or laws that make illegal, enjoin or otherwise prohibit the consummation of the Merger; and

•
the receipt of all required governmental consents, approvals or other authorizations.

The obligations of TT and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible under applicable law) at or prior to the Effective Time of each of the following conditions:
•
with specified qualifications and exceptions, the continued truth and correctness of the Company’s representations and warranties contained in the Merger Agreement as of the closing date of the Merger;

•
the Company having performed in all material respects all obligations and complied in all material respects with the agreements and covenants required to be performed or complied with by it under the Merger Agreement; and

•
there shall not have occurred and be continuing any effect that is a Company Material Adverse Effect (as defined in the section of this Proxy Statement captioned “The Merger Agreement — Representations and Warranties; Material Adverse Effect”); and

•
TT having received a certificate of the Company, executed by an officer of the Company, certifying that the conditions described in certain of the preceding items having been satisfied.

The obligation of the Company to consummate the Merger will be subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:
•
with specified qualifications and exceptions, the continued truth and correctness of TT and Merger Sub’s representations and warranties contained in the Merger Agreement as of the closing date of the Merger;

•
each of TT and Merger Sub having performed in all material respects all obligations and complied in all material respects with the agreements and covenants required to be performed or complied with by it under the Merger Agreement; and

•
the Company having received a certificate of TT, executed by an officer of TT, certifying that the conditions described in the preceding two items having been satisfied.

Non-Solicitation; Acquisition Proposals; Change in Recommendation
The Merger Agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding competing transactions and the Board’s ability to change or withdraw its recommendation in favor of the Merger Agreement. Notwithstanding these restrictions, subject to the procedures set forth in the Merger Agreement, the Board may respond to bona fide, unsolicited competing proposals, withdraw its recommendation in favor of the Merger Agreement and terminate the Merger Agreement in order to enter into an agreement with respect to a Superior Proposal (as defined in the section entitled “The Merger Agreement — Other Covenants and Agreements”). Any action by the Board would be preceded by a recommendation of a special committee of the Board consisting of three independent directors (the “Special Committee”).
The Special Committee and the Board unanimously recommend that our shareholders vote FOR the proposal to approve the Merger and adopt the Merger Agreement. Nevertheless, the Board may make a change of recommendation or terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as defined in the section entitled “The Merger Agreement — Other Covenants and Agreements”) if, subject to the procedures set forth in the Merger Agreement, the Company receives a bona fide, unsolicited competing proposal that the Board, after consultation with outside legal and financial advisors, concludes constitutes a Superior Proposal or if, subject to the procedures set forth in the Merger Agreement, the failure to take such action would be likely to result in a violation of the Board’s fiduciary duties under applicable law. Any action by the Board would be preceded by a recommendation of the Special Committee.
Financing of the Merger (Page [ ])
We anticipate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $43,400,000, which includes certain transaction related expenses TT will assume. We understand that TT expects to use cash on hand and/or funds available to it to fund its obligations under the Merger Agreement.
Material U.S. Federal Income Tax Consequences of the Merger (Page [ ])
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of Common Stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger.
A Non-U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

Shareholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under other federal tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. For more information, see the section of this Proxy Statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”
Regulatory Approvals Required for the Merger (Page [ ])
The Merger is not subject to any required regulatory approvals. The Company submitted a confidential notice of the Merger to the Office of Defense Trade Controls Compliance, which is required 60 days prior to the closing of the Merger pursuant to Section 122.4(b) of the International Traffic in Arms Regulations.
Appraisal Rights (Page [ ])
Under Section 351.455 of the General and Business Corporation Law of Missouri (the “MGBCL”), holders of record of our Common Stock, as of the Record Date as registered in the records of the Company, who object to the Merger Agreement will be entitled to seek appraisal for, and to seek to obtain payment in cash for the judicially determined fair value of, their shares of Common Stock in lieu of receiving the applicable Merger Consideration if the Merger is completed, but only if they comply with all applicable requirements of the MGBCL. This value could be more than, the same as, or less than the applicable Merger Consideration. Any holder of shares of Common Stock as registered in the records of the Company, as of the Record Date, intending to exercise appraisal rights, among other things, must (i) file with the Company a written objection to the Merger prior to or at the Special Meeting, (ii) not vote in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, (iii) make a written demand on the Company within 20 days after the Effective Time for payment of the fair value of his, her or its shares of Common Stock as of the day before the date on which the vote was taken to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and (iv) otherwise strictly comply with all of the procedures required by Missouri law. Section 351.455 of the MGBCL is included as Annex B to this Proxy Statement. You are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions may result in the waiver of, or inability to exercise, the right of appraisal. Shareholders who vote “FOR” the Merger Proposal will waive their appraisal rights, unless they revoke their proxies, if revocable, prior to the taking of the vote at the Special Meeting and otherwise comply with Section 351.455 of the MGBCL.
If you currently hold your shares of Common Stock in “street name” and wish to avoid loss of rights resulting from the registered owner’s failure to follow the mandated procedural steps under Section 351.455 of the MGBCL, prior to the Record Date you may wish to instruct the registered owner of your shares of Common Stock (i.e., your broker, bank, trustee or other nominee) to transfer your security position in such shares of Common Stock to a direct registration system book-entry registered directly in your name on the Company’s books with its transfer agent. Please contact your broker, bank, trustee or other nominee for further information.

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under the caption “Where You Can Find More Information.”
Q:
Why am I receiving this Proxy Statement?

A:
On September 17, 2020, the Company entered into a definitive agreement providing for the Merger of Merger Sub, a wholly-owned subsidiary of TT, with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of TT. You have received this Proxy Statement and the attached proxy materials because you own shares of Common Stock and the Board is soliciting your proxy to vote your shares of Common Stock at the Special Meeting in connection with the Merger Agreement, the advisory (non-binding) vote on specified compensation that may become payable to our named executive officers in connection with the Merger and the adjournment and postponement of the Special Meeting, if necessary. This Proxy Statement describes issues on which we would like you to vote at our Special Meeting. It also gives you information on these issues so that you can make an informed decision.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person to vote your shares of Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called the Proxy Statement. The document used to designate a proxy to vote your shares of Common Stock is called the proxy card. The Board has designated H. James Serrone and Heath C. Hancock and each of them with full power of substitution, as proxies for the Special Meeting.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will be held at the principal executive offices of the Company, 520 N. Rogers Road, Olathe, Kansas 66062, to be held on [November • ], 2020, at 10:00 a.m., Central time.

We currently intend to hold the Special Meeting in person. However, we are actively monitoring the COVID-19 global pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. In the event it is not possible or advisable to hold the Special Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the Special Meeting solely by means of remote communication. If we take this step, we will make such announcement by filing definitive additional materials with the Securities and Exchange Commission.
Q:
Who is entitled to vote at the Special Meeting?

A:
Only holders of record of Common Stock as of the close of business on [September • ], 2020, the record date for the Special Meeting, are entitled to receive these proxy materials and to vote their shares of Common Stock at the Special Meeting. As of the close of business on the record date, there were 5,995,750 shares of Common Stock outstanding and entitled to vote at the Special Meeting, held by [ • ] holders of record. Each share of Common Stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the Special Meeting.

Q:
What is the difference between holding shares of Common Stock as a shareholder of record and as a beneficial owner?

A:
If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares of Common Stock, to be the “shareholder of record.” In this case, we have sent this Proxy Statement and your proxy card to you directly. If your shares of Common Stock are held through a broker, bank or other nominee, you are considered the beneficial owner of your shares of Common Stock held in street name. In that case, this Proxy Statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid legal proxy from your broker, bank or other nominee.
Q:
On what items am I voting?

A:
You will be voting on the following three proposals:

•
A proposal to adopt and approve the Merger Agreement, by and among the Company, TT, and Merger Sub, pursuant to which, upon the satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, at the closing Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of TT (referred to herein as the “Merger Proposal”).

•
A proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to our named executive officers in connection with the Merger (referred to herein as the “Advisory Compensation Proposal”); and

•
A proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to adopt and approve the Merger Agreement (referred to herein as the “Adjournment Proposal”).

Q:
What is the proposed Merger transaction?

A:
The proposed transaction is the acquisition of the Company by TT through the consummation of the Merger, pursuant to the Merger Agreement. Once the Merger Agreement has been adopted and approved by the Company’s shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger and will become a wholly owned subsidiary of TT.

The Merger Agreement is attached as Annex A to this Proxy Statement. The copy of the Merger Agreement is included solely to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates.
The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement, and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this Proxy Statement, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not necessarily intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.
Q:
What effect will the Merger have on the outstanding shares of Common Stock?

A:
Under the terms of the Merger Agreement, at the Effective Time, each issued and outstanding share of the Company’s Common Stock, other than shares of Common Stock owned by the Company, Merger Sub, or any wholly owned subsidiary of the Company, or held in the Company’s treasury, will be cancelled and converted into the right to receive the Merger Consideration, unless the holders of such shares of Common Stock elect to seek to exercise and perfect appraisal rights under the MGBCL.

Each of the Company RSAs that remains outstanding as of immediately prior to the Effective Time will have any and all restrictions fully removed as of the Effective Time and each Company RSA will be treated in the Merger for all purposes the same as any other share of the Company’s Common Stock.
If the Merger is consummated, in exchange for the Merger Consideration, the Company’s existing shareholders shall cease to be shareholders of the Company.
Q:
How does the per share Merger Consideration compare to the market price of our Common Stock prior to the execution of the Merger Agreement?

A:
The $6.17 per share Merger Consideration represents a greater than 300% premium to the closing price of our Common Stock on September 16, 2020, the last trading day prior to the execution of the Merger Agreement.

Q:
If shareholders approve the Merger Agreement and the Merger is completed, will we be required to exchange our shares of the Company’s Common Stock for the Merger Consideration?

A:
Yes.   Once the Merger Agreement is approved by our shareholders and the Merger is effective, shareholders of record will be entitled to receive the Merger Consideration and the Company’s Common Stock will be canceled and retired.

Q:
Am I entitled to appraisal or dissenters’ right under Missouri Law?

A:
Under the MGBCL, a shareholder who does not wish to accept the Merger has the right to dissent and seek an appraisal of, and to be paid the fair value for, his or her shares of Common Stock, provided that the holder fully complies with all applicable provisions of Section 351.455 of the MGBCL. See “Appraisal Rights” and Annex B of this Proxy Statement.

Q:
If the Merger is approved will the Company remain a public company?

A:
No.   It is expected that once the Merger Agreement is closed, the shares of Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended, and trading of the Common Stock on the OTC Pink market will cease.

Q:
Is the Merger expected to result in tax obligations to holders of our Common Stock?

A:
Your receipt of the Merger Consideration for each of your shares of Common Stock pursuant to the Merger will likely be a taxable transaction for U.S. federal income tax purposes and may be a taxable transaction under state, local or non-U.S. income or other tax laws. You should consult your tax advisor to determine the tax consequences that apply for you.

Q:
When do you expect the Merger to be completed?

A:
The Company and TT are working together to complete the Merger as quickly as possible after the Special Meeting. The Company anticipates that the Merger will be completed during its third fiscal quarter and before December 31, 2020. In order to complete the Merger, we must obtain the required shareholder approval and a number of other closing conditions under the Merger Agreement must be satisfied or waived. See “The Merger Agreement — Conditions to Completion of the Merger”.

Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by the shareholders, or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, the Company will remain a public company and the Common Stock will continue to be listed or quoted on OTC Pink market. In addition, under specified circumstances, we may be required to pay TT a termination fee of $1,109,803, including if the Company agrees to a superior proposal from a third party and/or the Board changes its recommendation to the shareholders to vote in favor of the Merger Agreement in connection with a superior proposal; or if the Merger Agreement is terminated by either the Company or TT as a result of the Board changing its recommendation to the shareholders not in connection with a superior proposal. See “The Merger Agreement — Termination of the Merger Agreement”.
Q:
What compensation is covered in the Advisory Compensation Proposal?

A:
In connection with approving the Merger Agreement the Board, effective upon the execution of the Merger Agreement, adopted three transaction bonus plans that will only become effective upon the closing of the Merger and will result in bonuses being payable to the named executive officers, among others. These new bonus plans are the (i) Torotel, Inc. Transaction Bonus Plan for Board Members; (ii) Torotel, Inc. Additional Transaction Bonus Plan for Executives; and (iii) Torotel, Inc. Transaction Bonus Plan for Employees (collectively the “Bonus Plans”). The Bonus Plans were adopted to, among other things, recognize the significant contributions the Board and employees, including the named executive officers, have made toward enhancing the value of the Company, providing retention incentives for employees, including the named executive officers, to continue their employment with the Company through the closing of the Merger, and in the case of the named executive officers, partially mitigate significant excise taxes that would be imposed under Internal Revenue Code §280G on the transaction bonuses and the amount realized on the sale by the named executive officers of their shares of restricted stock vesting at the closing of the Merger.

For all transaction-related bonuses, the Company expects to pay aggregate bonuses of $1,177,000 to the persons serving as directors; aggregate supplemental bonuses of $2,500,000 to the executive officers, and aggregate bonuses to all Company employees, including approximately $900,000 payable to the executive officers. In each case, the bonuses will be paid following the closing of the Merger, and only if a given recipient remains with the Company through the closing of the Merger. See “The Merger — Interests of the Company’s Directors and Executive Officers in the Transaction.”
Q:
What will happen if shareholders do not approve the Advisory Compensation Proposal in connection with the Merger?

A:
The approval of the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger is not a condition to the completion of the Merger. The vote on this proposal is an advisory vote and will not be binding on the Company or TT. Further, the Board adopted the Bonus Plans when adopting the Merger and the Merger Agreement and, as such, the Bonus Plans are not subject to shareholder approval. Therefore, regardless of whether our shareholders approve this proposal, if the Merger is completed, the specified compensation will likely still be paid to our named executive officers to the extent payable in accordance with the terms of the bonus plans adopted by the Board.

Q:
What voting power do I have?

A:
At the Special Meeting, holders of outstanding Company Common Stock will have one vote per share that our records show as owned as of the Record Date.

Q:
What vote of the Company shareholders is required to approve the Merger and adopt the Merger Agreement?

A:
Approval of the Merger and adoption of the Merger Agreement requires that shareholders holding two-thirds of the outstanding shares of the Common Stock outstanding at the close of business on the record date for the Special Meeting and entitled to vote on such proposal vote FOR the proposal to approve the Merger and adopt the Merger Agreement. A failure to vote your shares of Common Stock or an abstention from voting will have the same effect as a vote AGAINST the proposal to approve the Merger and adopt the Merger Agreement. If your shares of Common Stock are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares of Common Stock, such failure to instruct your nominee will have the same effect as a vote AGAINST the proposal to approve the Merger and adopt the Merger Agreement. Certain shareholders holding in the aggregate 59.4% of the outstanding shares of Common Stock have agreed to vote in favor of the Merger Proposal and for the Adjournment Proposal.

Q:
What vote of the Company shareholders is required to approve the other proposals to be voted upon at the Special Meeting?

A:
Each of the non-binding, advisory proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger and the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, requires a FOR vote from a majority of the shares of Common Stock of the Company represented at the Special Meeting, either in person or by proxy, and entitled to vote on such proposals. An abstention with respect to either of these proposals will have the same effect as a vote AGAINST such proposal; however, a failure to vote your shares of Common Stock on either proposal (including a failure of your broker, bank or other nominee to vote shares of Common Stock held on your behalf), assuming a quorum is present, will not have the effect of either a vote FOR or a vote AGAINST such proposals.

Q:
Does the Board recommend the Merger?

A:
The Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, and unanimously recommends that shareholders vote FOR the adoption of the Merger Agreement and approval of the transactions contemplated therein, FOR the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger; and FOR the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the transactions contemplated therein at the time of the Special Meeting. You should read the section entitled “The Merger — The Recommendation of the Board and Reasons for the Merger” for a discussion of the factors that the Board considered in deciding to recommend voting for adoption and approval of the Merger Agreement.

Q:
What do I need to do now? How do I vote my shares of Common Stock?

A:
Please read this Proxy Statement carefully, including its annexes and the documents incorporated by reference into this Proxy Statement. Your vote is important. If you are a shareholder of record of shares of Common Stock, you can ensure that your shares of Common Stock are voted at the Special Meeting by submitting your proxy by:

•
mail, using the enclosed postage-paid envelope;

•
telephone, using the toll-free number listed on each proxy card; or

•
the internet, at the address provided on each proxy card.

If you hold your shares of Common Stock in “street name” through a broker, bank, trust or other nominee, you should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct your nominee to vote your shares of Common Stock. Without those instructions, your shares of Common Stock will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.
Q:
Can I revoke my proxy?

A:
Yes.   You can revoke your proxy at any time before the vote is taken at the Special Meeting. If you are a shareholder of record of Common Stock, you may revoke your proxy by notifying the Company’s Secretary in writing at c/o Torotel, 520 N. Rogers Road, Olathe, Kansas 66062, or by submitting a new proxy by telephone, the internet or mail, in each case, dated after the date of the proxy being revoked.

In addition, you may revoke your proxy by attending the Special Meeting and voting in person (simply attending the Special Meeting will not cause your proxy to be revoked). Please note that if you hold your shares of Common Stock in “street name” and you have instructed a broker, bank, trust or other nominee to vote your shares of Common Stock, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank, trust or other nominee to revoke your voting instructions or submit new voting instructions.

Q:
What happens if I sell my shares of Common Stock before completion of the Merger?

A:
If you transfer all of your shares of Common Stock (or rights to acquire such shares of Common Stock), you will have transferred your right to receive the Merger Consideration in the Merger and lost your right to pursue appraisal of your shares of Common Stock under the MGBCL. To receive the Merger Consideration (or, if you properly demand appraisal, to remain entitled to appraisal rights with respect to your shares of Common Stock), you must hold your shares of Common Stock through completion of the Merger.

The Record Date for shareholders entitled to vote at the Special Meeting is earlier than the Special Meeting date and the closing of the Merger. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, you will have transferred your right to receive the Merger Consideration in the Merger and lost your right to pursue appraisal of your shares of Common Stock under the MGBCL but, unless special arrangements are made, retained the right to vote at the Special Meeting.
Q:
Should I send in my stock certificates now?

A:
No.   Promptly after the date of completion of the Merger, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the funding agent to receive the Merger Consideration. Do not send any stock certificates with your proxy.

If your shares of Common Stock are held in “street name” by your broker, you will receive instructions from your broker as to how to surrender your shares of Common Stock and receive the Merger Consideration for those shares of Common Stock following the completion of the Merger.
Q:
Who can help answer my other questions?

A:
If you have additional questions about the Merger, or require assistance in submitting your proxy or voting your shares of Common Stock or need additional copies of the Proxy Statement or the enclosed proxy card, please contact our Corporate Secretary by mail at 520 N. Rogers Road, Olathe, Kansas 66062, or by telephone at: (913) 747-6111. If a broker, bank, trust or other nominee holds your shares of Common Stock, you should also call your broker, bank, trust or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This communication and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the Merger involving the Company, TT and Merger Sub and the ability of the Company, TT and Merger Sub to consummate the Merger. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “forecast,” “may,” “should,” “predict” and similar expressions are intended to identify forward-looking statements. Statements regarding expectations, including performance assumptions and estimates relating to capital requirements, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and TT, including statements about the following subjects: (i) benefits, effects or results of the Merger; (ii) cost savings resulting from the Merger; (iii) operations and results after the Merger; (iv) business strategies; timing and timeline of the completion of the Merger; (v) tax and accounting treatment of the Merger; (vi) expenses related to the Merger; and (vii) any other statements that are not historical facts.
Actual performance or results may differ materially from those expressed in or suggested by forward-looking statements as a result of various risks, uncertainties, assumptions and other factors, including, without limitation:
•
the risk that any of the conditions to the consummation of the Merger are not satisfied, including the failure to timely or at all obtain the approval of the Company’s shareholders or required regulatory approvals;

•
the risk that the occurrence of any event, change or other circumstance could give rise to the termination of the Merger Agreement;

•
the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally and the Company’s ability to hire and retain key personnel;

•
risks related to diverting management’s attention from the Company’s ongoing business operations;

•
the outcome of any legal proceeding related to the Merger;

•
unexpected costs, charges or expenses resulting from the Merger;

•
certain restrictions on the Company’s conduct during the pendency of the Merger that may adversely affect the Company’s ability to pursue certain business opportunities or strategic transactions;

•
legislative, regulatory and economic developments and market conditions;

•
unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors;

•
disruption in our business, customers and suppliers in connection with COVID-19;

•
other risks to the consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all; and

•
other risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to (A) those described in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2020, (B) those described in the Company’s Quarterly Report on From 10-Q for the fiscal quarter ended July 31, 2020, and (C) the other filings made by the Company with the SEC from time to time, which are available via the SEC’s website at http://www.sec.gov.

Any forward-looking statement made in this communication speaks only as of the date on which it is made. You should not put undue reliance on any forward-looking statements. The Company undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.
For additional information with respect to these factors, see “Where You Can Find More Information.”
PARTIES INVOLVED IN THE MERGER
Torotel, Inc.
The Company specializes in the custom design and manufacture of a wide variety of precision magnetic components, consisting of transformers, inductors, reactors, chokes, toroidal coils, high voltage transformers, dry-type transformers, and electro-mechanical assemblies. The Company sells these products to original equipment manufacturers, which use them in products such as aircraft navigational equipment, digital control devices, medical equipment, avionics equipment, down-hole drilling, conventional missile guidance systems, and other defense and commercial aerospace applications.
The Company is a corporation organized under the laws of the State of Missouri with its principal executive offices at 520 North Rogers Road, Olathe, Kansas 66062. The Company maintains a website at www.torotelinc.com and at www.torotelproducts.com. The Company’s telephone number is (913) 747-6111.
TT Electronics PLC
TT Electronics PLC (“TT PLC”) provides engineered electronics for performance critical applications in the industrial, medical, aerospace and defense, and transportation markets worldwide. TT PLC operates in three divisions: Sensors and Specialist Components, Power and Connectivity, and Global Manufacturing Solutions. TT is a subsidiary of TT PLC. See the section entitled “Parties Involved in the Merger — TT Electronics PLC.”
TT PLC is a publicly traded company organized under the laws of England and Wales and was incorporated in 1906 with its principal executive offices at Fourth Floor, St. Andrews House, West Street, Woking, Surrey GU21 6EB, United Kingdom. The principal market in which the common stock of TT PLC is traded is the London Stock Exchange under the ticker symbol “TTG.L”. TT PLC maintains a website at https://www.ttelectronics.com. TT PLC’s telephone number is (+44) (0) 1932 825300.
TT Group Industries, Inc.
TT Group Industries, Inc. (“TT”), a Delaware corporation, is a wholly-owned subsidiary of TT PLC, formed for the purpose of holding U.S. subsidiaries of TT PLC, including Thunder Merger Sub, Inc.
Thunder Merger Sub, Inc.
Thunder Merger Sub, Inc. (“Merger Sub”), a Missouri corporation, is a newly formed wholly-owned subsidiary of TT that does not have any active operations and was organized for the sole purpose of entering into the transactions contemplated by the Merger Agreement.
THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board for use at the Special Meeting.
Date, Time and Place
We will hold the Special Meeting on [November • ], 2020, at 10:00 a.m., Central time, at the principal executive offices of Torotel, 520 N. Rogers Road, Olathe, Kansas 66062.
Purpose of the Special Meeting
At the Special Meeting, we will ask shareholders to vote on proposals to (i) adopt the Merger Agreement and approve the transactions contemplated therein, (ii) approve, by a non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger and (iii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the transactions contemplated therein at the time of the Special Meeting.
Our shareholders must approve the Merger and adopt the Merger Agreement for the Merger to occur. If our shareholders fail to approve the Merger and adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached to this document as Annex A, and the material provisions of the Merger Agreement are described in the section entitled “The Merger Agreement.”
This Proxy Statement and the enclosed proxy card are first being mailed or given to shareholders on or about [October • ], 2020.
Board Recommendation
The Board, after considering the various factors described under the caption “The Merger — Reasons for the Merger and Recommendation of the Board,” has unanimously (1) determined that the Merger Agreement and the transactions contemplated therein, including the Merger, are fair to, and in the best interests of the Company’s shareholders, (2) approved and declared advisable the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby, in each case upon the terms and subject to the conditions contained in the Merger Agreement and (3) resolved, upon the terms and subject to the conditions contained in the Merger Agreement, to recommend that the Company’s shareholders vote their shares of Common Stock in favor of adopting the Merger Agreement and approving the transactions contemplated therein, including the Merger. The Board recommends that you vote: (A) “FOR” the Merger Proposal; (B) “FOR” the Advisory Compensation Proposal; and (C) “FOR” the Adjournment Proposal.
Record Date; Shares Entitled to Vote; Quorum
Only shareholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of shareholders entitled to vote at the Special Meeting will be available at our principal executive offices, located at 520 N. Rogers Road, Olathe, Kansas 66062, during regular business hours for a period of no less than 10 days before the Special Meeting and at the place of the Special Meeting during the meeting.
As of the Record Date of [September • ], 2020, there were 5,995,750 shares of Common Stock outstanding and entitled to vote at the Special Meeting. You will have one vote at the Special Meeting for each share of the Company’s Common Stock that you owned at the close of business on the Record Date.
The holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
For the Company to complete the Merger, under the MGBCL, shareholders holding at least two-thirds of the outstanding shares of Common Stock entitled to vote at the Special Meeting on the Record Date, must affirmatively vote “FOR” the Merger Proposal. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the consummation of the Merger. A failure to vote your shares of Common Stock, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.
Approval of the Adjournment Proposal, if a quorum is present, requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting as of the Record Date. Approval of the Adjournment Proposal, if a quorum is not present, requires the affirmative vote of the holders of a majority of the shares of Common Stock having voting power, present in person or represented by proxy at the

Special Meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal but the failure to vote your shares of Common Stock and broker non-votes, if any, will have no effect on the outcome of this proposal.
Approval, by non-binding, advisory vote, of the Advisory Compensation Proposal requires the affirmative vote of a majority of the votes cast on the subject matter.
Shares Held by the Company’s Directors and Executive Officers
As of [October • ], 2020, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,180,869 shares of Common Stock, representing approximately 18.5% of the shares of Common Stock outstanding on [October • ], 2020. Our directors and executive officers who own shares of Common Stock have entered into Voting Agreements, as described below, and have informed us that they currently intend to vote “FOR” each of the proposals to be considered at the Special Meeting.
Voting Agreements
Concurrently with the execution of the Merger Agreement, the Supporting Shareholders, some of whom are our directors and executive officers, solely in their respective capacities as shareholders of the Company, each entered into a Voting Agreement with TT. Each Supporting Shareholder has agreed, among other things, to vote all of their beneficially owned shares of Common Stock in favor of the Merger and the Merger Agreement and any proposal to adjourn or postpone such meeting of shareholders of the Company to a later date if there are not sufficient votes to approve the Merger. As of the close of business on the Record Date, the Supporting Shareholders beneficially owned in the aggregate 3,561,864 shares of Common Stock, all of which are subject to the Voting Agreements, representing 59.4% of the shares of Common Stock outstanding as of the close of business on the Record Date. The form of Voting Agreement is attached to this Proxy Statement as Annex C. For further details, see the section of this Proxy Statement captioned “The Merger — Voting Agreements.”
Voting of Proxies
Each proxy returned to us by a record holder will be voted according to the instructions on the proxy. If no instructions are indicated, the holders of the proxies will vote in accordance with the recommendations of the Board. Although the Board knows of no other matters to be presented at the Special Meeting or any adjournment or postponement of the Special Meeting, all proxies returned to the Company will be voted on any such matter according to the judgment of the holders of the proxies. If you hold your shares of Common Stock in street name and do not provide instructions to your brokerage firm, your broker will not have discretionary voting power on any proposals to be presented at the Special Meeting. Therefore, unless you attend the Special Meeting in person with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of Common Stock not being present at the Special Meeting and not being voted on any of the proposals.
Methods of Voting
You may vote over the Internet, by telephone, by mail or in person at the Special Meeting.
Voting over the Internet. You may vote via the Internet. The website address for Internet voting is provided on your proxy card. You will need the control number appearing on your proxy card to vote via the Internet. You may use the Internet to transmit your voting instructions up until 1:00 a.m., Central Time, on [November • ], 2020. Internet voting is available 24 hours a day. If you vote via the Internet you do not need to vote by telephone or return a proxy card.
Voting by Telephone. You may vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 1:00 a.m., Central Time, on [November • ], 2020. Telephone voting is available 24 hours a day. If you vote by telephone you do not need to vote over the Internet or return a proxy card.

Voting by Mail. You may vote by marking, dating and signing your proxy card and mailing it to us. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting.
Voting in Person at the Special Meeting. If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares of Common Stock are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Special Meeting. If your shares of Common Stock are held in the name of your broker or other nominee, you are considered the beneficial owner of shares of Common Stock held in street name. As a beneficial owner, if you wish to vote at the Special Meeting you will need to bring to the Special Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares of Common Stock.
Revocability of Proxies
You may revoke your proxy at any time before it is voted at the Special Meeting. To do this, you must timely:
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Enter a new vote over the Internet or by telephone, or by signing and returning a replacement proxy card;

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Provide written notice of revocation to our Corporate Secretary at the address provided in this Proxy Statement; or

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Attend the Special Meeting and vote in person.

If you attend the Special Meeting but do not vote, your previous proxy will not be revoked.
Voting Confidentiality
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
Solicitation of Proxies
This solicitation is made by the Company. The Company will pay the cost of soliciting proxies for the Special Meeting. Solicitation may be made by certain directors, officers, and other employees of the Company in person or by telephone or other means of electronic communication. No additional compensation will be paid for such solicitation. We will also arrange with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock held of record by these persons. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.
Other Matters, Adjournments or Postponements
The Company does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof. However, if any other matters are properly presented at the Special Meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.
Any action may be taken on any one of the foregoing proposals on the date specified above for the Special Meeting, or on any date or dates to which the Special Meeting may be adjourned.
Appraisal Rights
Under Section 351.455 of the MGBCL, holders of record of our Common Stock as of the Record Date as registered in the records of the Company, who object to the Merger Agreement will be entitled to seek appraisal for, and to seek to obtain payment in cash for the judicially determined fair value of, their shares of Common Stock in lieu of receiving the applicable Merger Consideration if the Merger is completed, but only if they comply with all applicable requirements of the MGBCL. This value could be more than, the same as, or less than the applicable Merger Consideration. Any holder of shares of Common Stock as registered in the records of the Company, as of the Record Date, intending to exercise appraisal rights, among other things, must (i) file with the Company a written objection to the Merger prior to or at the Special Meeting, (ii) not vote in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, (iii) make a written demand on the Company within 20 days after the Effective Time for payment of the fair value of his, her or its shares of Common Stock as of the day before the date on which the vote was taken to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and (iv) otherwise strictly comply with all of the procedures required by Missouri law. Section 351.455 of the MGBCL is included as Annex C to this Proxy Statement. You are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions may result in the waiver of, or inability to exercise, the right of appraisal. Shareholders who vote “FOR” the Merger Proposal will waive their appraisal rights, unless they revoke their proxies, if revocable, prior to the taking of the vote at the Special Meeting and otherwise comply with Section 351.455 of the MGBCL.
If you currently hold your shares of Common Stock in “street name” and wish to avoid loss of rights resulting from the registered owner’s failure to follow the mandated procedural steps under Section 351.455 of the MGBCL, prior to the Record Date you may wish to instruct the registered owner of your shares of Common Stock (i.e., your broker, bank, trustee or other nominee) to transfer your security position in such shares of Common Stock to a direct registration system book-entry registered directly in your name on the Company’s books with its transfer agent. Please contact your broker, bank, trustee or other nominee for further information.
Householding of Special Meeting Materials
In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name will receive only one paper copy of the proxy materials, unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies. If: (1) you share an address with another shareholder and received only one copy of the proxy materials, and would like to request a separate paper copy of the proxy materials; or (2) you share an address with another shareholder and together you would in the future like to receive only a single paper copy of any proxy materials, please notify our Corporate Secretary by mail at 520 N. Rogers Road, Olathe, Kansas 66062, or by telephone at (913)747-6111.
Questions and Additional Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.
The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Annual Report, as filed with the SEC, including the financial statements and a list of exhibits to the Annual Report. We will furnish to any such person any exhibit described in the list of exhibits in the Annual Report upon the advance payment of a reasonable fee. Requests for a copy of the Annual Report and/or any exhibit should be directed to the Chief Financial Officer, c/o Torotel, Inc., 520 N. Rogers Road, Olathe, Kansas, 66062 or by telephone at (913) 747-6111.
PROPOSAL 1:
THE MERGER
The description of the Merger in this section and elsewhere in this document is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this document. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety.

Background of the Merger
For over 60 years, the Company has been a leading designer and manufacturer of a wide variety of custom electronic assemblies and components. In 2012, the Company turned its focus from broad-based electronic component manufacturing to a dedicated focus on serving the aerospace and defense industry. Despite the aerospace and defense manufacturing industries’ slower growth trajectory over the last 10 years, the Company has demonstrated ongoing growth as a result of its pivot to a more narrowly scoped business focus and shift to a relationship-based sales model.
Our Board and management periodically reviews and assesses results of operations, financial position, business strategy and growth opportunities, as well as the trends and conditions affecting our industry and business generally, including consideration of potential strategic and financial alternatives to maximize shareholder value, such as business combinations and financing transactions. The Company faces competitive challenges due to the expense of being a public company, which generally is not an expense shared among our competitors. As a result, management and our Board have periodically reviewed and assessed ways in which the Company could go private, thereby reducing SEC reporting expenses, or could further expand its business as a public company through alternative strategic transactions. In connection with the Board’s evaluation of our business strategy and growth opportunities, the Company’s management routinely updates the Board on the Company’s recent activities and strategic opportunities and challenges in light of current market conditions and trends. The Company’s management and members of the Board engage in discussions from time to time with various industry participants, including potential strategic partners and financial sponsors, as well as financing sources, market participants and investment banking firms, regarding the Company’s business, strategy and growth opportunities, including opportunities for collaboration, potential business combinations, and financing transactions.
In 2016, management recognized opportunities for strategic transactions that could potentially increase growth while taking the Company private. A primary driver for contemplating going private at that time was to realize cost savings that would provide an opportunity to increase the Company’s reinvestment in its business. In June 2016, our Board appointed a special committee to review, consider and evaluate a going private transaction or other strategic alternatives for this purpose. A financial advisor was engaged to advise the special committee on potential enterprise valuation and fairness of a potential reverse stock split transaction to privatize the Company. After 12 months of assessment and deliberation, the special committee determined that the timing for undertaking any strategic transaction, including a going private transaction, was not in the best interest of the shareholders.
At a regularly scheduled meeting of the Board on December 3, 2018, the Board discussed the Company’s fiscal year-end and projected performance and reconsidered the opportunity for exploring strategic transaction alternatives in 2019 due to an uptick in the acquisition marketplace for manufacturers in the aerospace and defense industry. In March 2019, the Company was approached by Standex International Corporation (“Standex”) and the Company’s Chief Executive Officer met with Standex at the Applied Power Electronics Conference in Anaheim, CA. The Company’s Chief Executive Officer was also approached at the conference by other interested parties, including TT. Immediately following these meetings, the Company’s Chief Executive Officer apprised our Board of interest expressed by Standex and by others in a potential strategic transaction.
On April 5, 2019, our Board appointed an informal ad hoc committee comprised of three out of four of the Company’s independent directors, with the input of the Company’s Chief Executive Officer, to test the waters with interested parties. Throughout the month of April, the members of the ad hoc committee and the Chief Executive Officer had confidential exploratory meetings with multiple parties, including Standex, to discuss a potential sale of the Company.
On May 20, 2019, the Board held a special meeting by teleconference regarding Standex’s interest and other potential transactions. The Board discussed Standex’s offer letter and the timeline to respond to the letter. After discussing the need for the special committee to reconvene, the Board formally appointed the ad hoc committee as the “Special Committee” consisting of Messrs. Barry Hendrix, Anthony Lewis and Scott Still, each an independent director, to oversee and administer the day-to-day process of reviewing Standex’s initial offer and other strategic alternatives for the Company and to act as a resource for the Company’s management and advisors in connection with the process.

Following the Board meeting on May 20, 2019, the Special Committee also held its first meeting and discussed Standex’s offer letter and determined it would not negotiate with Standex alone, but would proceed with exploring other strategic alternatives, including a potential sale of the Company.
On May 24, 2019, the Special Committee held a meeting by teleconference. The Special Committee reviewed the criteria used in assessing potential financial advisors and reviewed proposals from four potential financial advisors. After reviewing the proposals and approaches, the Special Committee selected Philpott Ball & Werner, LLC (“PB&W”) in light of their qualifications, expertise and knowledge of the Company’s business. The Special Committee discussed the process described in PB&W’s proposal to assess strategic alternatives, including the steps involved in a market check. The Special Committee considered Standex’s offer and concluded that proceeding with a market check as presented by PB&W was appropriate in light of the Board’s fiduciary duties.
Following the Special Committee’s selection of PB&W as the financial advisor, the Chairman of the Board communicated with Standex that the Company intended to proceed to assess the Company’s strategic alternatives and approach other potential bidders for the Company.
On May 29, 2019, the Special Committee held a meeting by teleconference. and determined that proceeding with the market check process was the best course in considering a strategic transaction.
On June 5, 2019, the Special Committee held a meeting by teleconference to review the final details of the strategic alternatives engagement letter with PB&W and the fairness opinion engagement letter from PB&W. The Committee determined to accept both engagement letters and directed Mr. Hendrix to execute both documents.
Over the next few weeks, the Company’s management, members of the Special Committee and PB&W discussed the proposed process to review strategic alternatives, including the potential sale of the Company, as well as timeline and outreach to likely interested strategic parties and financial sponsors.
On June 19, 2019, the Special Committee held a meeting by teleconference to review information provided by PB&W related to a valuation of the Company. The Special Committee discussed the merits and impact on shareholder value of proceeding with a market check now or waiting until a future date. The Committee discussed the timing of sharing the status of the process with Mr. Basil Caloyeras, whose family controls a significant portion of the shares of the Company’s common stock. The Special Committee determined that Mr. Hendrix would contact Mr. Caloyeras once more information was available on the process and valuation.
At a regularly scheduled meeting of the Board held telephonically on June 21, 2019, the Board and the Company’s management discussed the proposed strategic alternatives review process for the Company including potential valuations and recent operating results and the decision to retain PB&W. The Board instructed the Company’s management to continue work to prepare to launch the market check process, in consultation with the members of the Special Committee.
On July 15, 2019, Mr. Hendrix confidentially discussed the possibility of a transaction with Mr. Caloyeras and the general process the Company was undertaking. Mr. Caloyeras confirmed he was generally supportive of the process. Mr. Caloyeras also confirmed he is subject to a non-disclosure agreement with the Company.
From July 2, 2019 through July 30, 2019, PB&W initiated discussions with 39 potentially interested strategic parties and financial sponsors, regarding whether such parties would have an interest in exploring a strategic transaction with the Company. Standex, TT, Party C, and Party D were included in such outreach. These initial discussions were conducted only based upon publicly available information since the parties other than Standex had not yet entered into confidentiality agreements. Following this initial outreach, the Company entered into confidentiality agreements with 25 potentially interested parties, with nearly all including a customary standstill provision that allowed each party to make confidential proposals to the Company, and to facilitate further discussions on the basis of confidential information. Each party that entered into a confidentiality agreement received certain non-public process materials from the financial advisors, including an initial summary and initial management projections. Parties were asked to submit preliminary non-binding indications of interest on July 29. From July 2, 2019 through July 29, 2019, the Company and management fielded questions from interested parties and provided additional information, where requested.
From July 29, 2019 through August 1, 2019, the Company received eight non-binding indications of interest. Each indication was subject to the completion of customary business, regulatory, legal and financial due diligence.
On August 5, 2019, during a telephonic meeting of the Special Committee, PB&W provided an update on the strategic alternatives review process including an overview of the eight bidders which included Standex, TT, Party C and Party D who had each submitted non-binding indications of interest in response to the request for initial bids. The bids for the entire Company ranged from $25 million to $59 million, with Standex at $47 million, TT at $49 million to $59 million, Party C at $44 million and Party D at $34 million to $39 million.
After review of the specific terms of the indications of interest received, the Special Committee determined to continue discussions with Standex, TT, Party C and Party D who had submitted initial indications of interest, and further discussions with management seeking to structure a competitive second round of bidding to achieve the highest price for the Company. Party D was informed that they would need to be materially higher to be competitive.
On August 5, 2019, Standex, TT, Party C, and Party D were formally invited into the second phase of the process and were subsequently provided access to the virtual data room, auction drafts of a form merger agreement and draft disclosure schedules, as well as the opportunity to meet with management for a full-day management presentation. At the request of the Company, PB&W also provided a second round process letter to each of the four bidders, indicating final bids were due on October 7, 2019, including markups of the draft merger agreement and other transaction documents.
From mid-August through early September 2019, the Company had management presentations with each of Standex, TT, Party C and Party D in Overland Park, Kansas during which management provided additional detail on the Company’s business, results of operations and business strategies. Following such meetings, the Company hosted each of Standex, TT, Party C and Party D for site visits at its Olathe, Kansas facility.
During the remainder of August and September 2019, management and PB&W engaged in an extensive diligence process with Standex, TT and Parties C and D including numerous calls, select facility visits and the transmission of additional due diligence via a virtual data room.
In September 2019, the Special Committee, management and its attorneys began to discuss the impact of excise taxes under Internal Revenue Code Section 280G (“IRC 280G”) that may be imposed on the executive and director transaction bonuses recommended by the Compensation Committee in February 2019 and the vesting of restricted stock held by executive officers that were originally granted in 2016, prior to the Company’s contemplation of the current change of control transaction. In seeking to establish executive and employee transaction bonus plans to implement the Compensation Committee’s intent to compensate all employees including the executives and the directors for their contribution to enhancing the value of the Company to shareholders if a change in control transaction is consummated and to incentivize the retention of the executives until closing of a change in control transaction, the Special Committee directed management to explore ways to mitigate the impact of IRC 280G on the intended incentive compensation. The Company engaged legal counsel and tax advisors, to study the impact of IRC 280G and to consider strategies that may mitigate excise taxes on the intended incentive compensation. During this time, management, in consultation with its legal and tax advisors, evaluated initial strategies to mitigate the impact of IRC 280G on the intended incentive compensation.
On October 7, 2019, Standex, TT and Party C submitted their bids, including full mark-ups of the auction draft merger agreement and disclosure schedules, as requested by the second-round process letter. No bid was received from Party D who decided not to proceed with the transaction. PB&W contacted each bidder for clarification of certain aspects of each bid prior to a meeting with the Special Committee.

On October 10, 2019, members of the Special Committee and the Company’s financial and legal advisors had a telephonic meeting to discuss the key business and legal issues presented by the bids and the mark-ups of the merger agreements with each bidder and other transaction documents submitted. PB&W provided an overview of the sale process. Based on clarifications from each bidder, TT’s was for a per share value of $8.06, Standex’s bid was for a per share value of $7.11 and Party C’s bid was for a per share value of $6.67. All bids were subject to additional due diligence. The Special Committee discussed the need to approach significant shareholders and ask for a voting agreement regardless of the winning bidder. Because of the need for a two-thirds vote of the shareholders to approve a transaction under Missouri law and given the Caloyeras family’s significant share in the Company, it was determined that the Caloyeras family should be approached after selecting a finalist. The Special Committee directed PB&W and the Company’s legal counsel to proceed with Standex and TT to work towards a final execution version of a merger agreement and negotiate a final best bid.
Between October 31, 2019 and November 4, 2019, Standex and TT presented their final bids, including proposed revisions to their respective merger agreements. On November 4, 2019, the Special Committee met to preliminarily discuss the bids and the open items, including final documentation to be presented to the Board for the executive, director and employee transaction bonuses and 280G payments.
On November 5, 2019, the Special Committee and its advisors met and reviewed the final bids received from Standex and TT. The final bids included an updated valuation. Standex submitted an all-cash offer at a per share value of $7.77 and TT submitted an all-cash offer at a per share value of $7.64. PB&W presented a summary of the final bids. Legal counsel to the Company presented a detailed comparison of the merger agreements and the final revisions requested, along with certain open items and the closing conditions set forth in each bid and the fiduciary duties of the Board with respect to the proposed sale. Based on the terms of each final bid, the Special Committee determined it was in the best interest of the shareholders to proceed with discussions with Standex to finalize the merger agreement, and develop a timeline to signing.
On November 8, 2019, the full Board met to discuss the final bids and the recommendation of the Special Committee and to review the terms of the merger agreement. PB&W provided an overview of the process and the final bids. The Chairman of the Special Committee provided a detailed review of the Special Committee’s process and reasons the Special Committee determined for recommending a transaction with Standex. The Company’s Chief Executive Officer and Chairman of the Board, Mr. Sizemore, presented and discussed the transaction bonus plans and the Compensation Committee’s process and recommendation. The Board then authorized management to proceed with Standex to finalize all documents for Board approval, subject to receipt of the PB&W fairness opinion and the voting agreement from significant shareholders.
On November 26, 2019, the Company executed a merger agreement with Standex (the “Standex Merger Agreement”) and delivered all related transaction documents (such transaction, the “Standex Merger”).
Between November 26, 2019 and April 1, 2020, the Company’s management, with the assistance of the Company’s legal counsel pursued the requisite consent to the change of change of control from Collins Aerospace (“Collins”) in accordance with the terms of the parties’ long term agreement and as a condition to closing under the Standex Merger Agreement.
On April 1, 2020, Standex notified the Company that it had decided to terminate the Standex Merger Agreement. The Special Committee, the Board and the Company’s Chief Financial officer met telephonically also on April 1, 2020 to analyze various strategic options, opportunities and alternatives in light of the termination. The Special Committee directed PB&W to test the waters with TT and subsequently, Party C, both of whom previously submitted bids for the Company and conducted extensive diligence. The Board reviewed the state of the Company’s business and the actions taken by the Company in response to the COVID-19 pandemic. The Company’s Chief Financial Officer, Mr. Hancock, presented financial projections with a reduced outlook for the 2021 fiscal year given the uncertainty of the potential impact of the COVID-19 pandemic on the economy, including the commercial aerospace industry. Mr. Hancock then presented for discussion potential liquidity concerns in light of the pandemic. Mr. Hancock presented potential strategies for the Company to obtain additional financing, including seeking an increase under the Company’s existing line of credit, applying for a loan under the Paycheck Protection Program (the “PPP”) of the 2020 Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) administered by the

Small Business Association or pursuing a small business financing with certain of the Company’s defense customers. Following discussion, the Board authorized Mr. Hancock to take such measures necessary to seek additional financing to provide the Company with sufficient liquidity. Due to the change in sales and the significant economic uncertainties in light of the ongoing pandemic, the Company applied for a PPP loan CARES Act, in order to manage payroll costs, lease obligations and other qualifying expenses. The Company received the requested $1.9 million in PPP funds on April 15, 2020.
On April 29, 2020 and May 1, 2020, respectively, the Company provided TT and Party C with business and financial updates reflecting a reduced outlook due to the COVID-19 pandemic and other issues.
On May 11, 2020, the Special Committee held a telephonic meeting, including members of the Company’s management, to discuss a verbal offer received from TT proposing a purchase of the Company based on an enterprise value of $44 million with a request for exclusivity for a period of three weeks. The Special Committee discussed the comparative factors of the TT offer to its prior offer. The Special Committee decided to delay its response to TT’s offer pending a thorough review of the Company’s updated financial forecasts.
On May 18, 2020, the Special Committee held a telephonic meeting, including members of the Company’s management. Mr. Sizemore and Mr. Hancock presented a detailed review of the Company’s financial performance in fiscal year 2020 and its projections for fiscal year 2021. The Special Committee discussed the merits of TT’s offer in connection with the current financial projections presented by the Company’s management. After full discussion, the Special Committee authorized Mr. Sizemore to negotiate with TT to seek to obtain a higher valuation of the Company for a potential strategic transaction.
On May 19, 2020, the Special Committee held a telephonic meeting, including members of the Company’s management, to discuss recent developments related to the offer proposed by TT. Mr. Sizemore reported that, after negotiations, TT proposed a revised offer for the purchase of the Company based on an enterprise value of $48 million with an exclusivity period of three weeks. The Special Committee discussed the advantages and disadvantages of the revised offer and potential methods of further increasing value for the Company’s shareholders. After full discussion, the Special Committee determined that $50 million was a more appropriate valuation of the Company and authorized Mr. Sizemore to continue negotiations with TT to seek such valuation of the Company for a potential strategic transaction.
On May 20, 2020, the Special Committee held a telephonic meeting, including members of the Company’s management, during which Mr. Sizemore provided an update relating to the ongoing negotiations with TT regarding TT’s offer. Mr. Sizemore reported that TT was not willing to increase its offer to a purchase price of $50 million based on TT’s review of the Company’s current financial projections. The Special Committee re-visited the advantages and disadvantages of TT’s offer and considered other mechanisms to potentially obtain a higher valuation, including an earn-out or an upfront earnest payment. After full discussion, the Special Committee decided to entertain TT’s offer of $48 million and recommended that PB&W further negotiate with TT.
On May 21, 2020, TT delivered a non-binding written indicative offer to the Company, proposing a purchase of the Company based on an enterprise value of $49 million and substantially on the terms of the last version of the previously negotiated Standex Merger Agreement. Such offer was subject to an initial exclusivity period of five weeks and subject to confirmatory due diligence.
On May 22, 2020, the Special Committee held a telephonic meeting, including members of the Company’s management. The Special Committee reviewed the terms of TT’s offer and discussed the advantages and disadvantages of TT’s offer in comparison to TT’s prior offer. The Special Committee reviewed the third-party consents that may be required in connection with a potential transaction, including the requisite consent from Collins. The Special Committee then discussed the transaction costs and net debt calculations. After full discussion, the Special Committee agreed to recommend that the Board accept TT’s offer.
On May 25, 2020, Party C delivered a non-binding indication of value to PB&W via email proposing a purchase price of the Company based on an enterprise value of $40 million.

On May 26, 2020, the Board held a telephonic meeting, including PB&W and the Company’s legal counsel, Bryan Cave Leighton Paisner LLP (“Bryan Cave”). The Chairman of the Special Committee, Barry Hendrix, provided a report from the Special Committee that included a description of the key business and legal terms of TT’s offer, including the exclusivity period and confirmatory due diligence requirements. Mr. Hendrix reported that the Special Committee recommended that the Board accept TT’s offer as significantly exceeding Party C’s offer. Following the report from the Special Committee, the Board discussed the strengths and weaknesses of the offers as presented by the Special Committee. PB&W pointed out that although TT’s offer of $49 million was lower than TT’s previous offer in October 2019, the offer retained substantially the same valuation metric as TT’s previous offer and significantly exceeding the offer of Party C. The Board then discussed the exclusivity period, the confirmatory due diligence requirement and other factors relevant to its consideration. Upon the Special Committee’s recommendation, the Board subsequently approved moving forward with TT’s offer. The Company delivered an exclusivity letter to TT on May 29, 2020, accepting the proposed purchase price and extending exclusive consideration of TT until July 8, 2020, as negotiated with TT and upon analysis and advice from PB&W and Bryan Cave.
On June 4, 2020, the Board held a telephonic meeting, including PB&W, to discuss recent developments relating to the ongoing diligence and negotiations regarding the proposed strategic transaction with TT in light of various factors, including the impact of the COVID-19 pandemic on the commercial aerospace market, the reduction in profitability against prior estimates and the Company’s negotiations for consent to the potential change of control from Collins. PB&W provided an update on the status of the transaction progress with TT, reporting that the exclusivity period was set to expire and requested an extension of the exclusivity period to allow TT additional time to complete due diligence. Given the uncertainty due to the COVID-19 pandemic and its impact on the Company’s near term financial performance, in addition to the Company’s management being consumed with closing the fiscal year end and addressing various issues related to the pandemic, the Company delayed further due diligence with TT pending an internal business review. The Company completed its internal business review and provided an updated business and financial outlook to TT on July 7, 2020.
On July 23, 2020, the Special Committee held a telephonic meeting to discuss a revised offer letter received from TT, dated July 22, 2020, pursuant to which TT proposed a revised purchase price of the Company based on an enterprise value of $44.4 million resulting from TT’s continued financial due diligence.
On July 27, 2020, the Board held a telephonic meeting, including members of the Company’s management and Bryan Cave. The Board discussed the strengths and weaknesses of the revised offer from TT in light of various factors, including the impact of the COVID-19 pandemic on the economy, including the commercial aerospace market, and challenges associated with capital raising activities the Company might consider undertaking to address liquidity needs.. The Board discussed its evaluation of the benefit to shareholders of the proposed purchase price and the factors supporting the fairness of the price to the shareholders, including consideration of the prior market check, current financial and market conditions and the equivalent multiple of EBITDA of the Company to TT’s prior offer. Following full discussion, the Board approved the revised offer.
On August 18, 2020, following confidential discussions with Collins about a potential change of control transaction with TT necessitating Collins’ consent under its long term agreement with the Company (the “LTA”), Collins provided to the Chief Executive Officer of Torotel its written consent to the proposed transaction in accordance with the terms of the LTA.
On August 20, 2020, the Special Committee revisited whether a fairness opinion provided by PB&W in connection with the TT offer would be obtained and the discussion of factors supporting its and the Board’s view that a fairness opinion was not necessary in light of prior applicable market analysis performed by PB&W leading up to the Standex Merger, the TT offer being within the range of offers previously analyzed by the Special Committee in connection with PB&W’s engagement and other factors previously discussed. Following this discussion, the Special Committee was contacted and surveyed by Mr. Hendrix to verify its previous consensus on the matter.
On September 8, 2020, as a result of final negotiations, TT and the Company reached an agreement in principle to an aggregate purchase price of $43.4 million, representing $6.17 per share.

On September 9, 2020, the Special Committee held a telephonic meeting and discussed the revised draft of the Merger Agreement and outstanding matters necessary to address in order to proceed with consideration of a recommendation for entry into the Merger Agreement. This discussion included the Special Committee’s analysis and consideration of recommending to the Nominating and Compensation Committee its subsequent approval of the transaction bonuses previously adopted for the Standex Merger and determined equally applicable toward a successful closing of a Merger with TT and the timing for contacting Mr. Caloyeras and the other significant holders, once the per share price was determined, for their entry into voting agreements to approve the Merger.
Between September 11, 2020 and September 17, 2020, the Company and its advisors finalized with TT and its advisors the Merger Agreement and other transaction documents, including the per share price of $6.17. On the same day, Mr. Hendrix contacted Mr. Caloyeras to discuss the proposed Merger, a summary of material terms of the Merger Agreement and obtained signatures to the voting agreements from Mr. Caloyeras and, subsequently, the other significant shareholders, including the executive officers and directors who own shares of the Company’s common stock.
On September 14, 2020, the Compensation Committee met telephonically and discussed its prior approval of all transaction bonuses contemplated for all employees, including the executives, and for the directors in connection with the Standex Merger and the additional transaction bonus that would provide, for the executives, a partial gross-up of their employee transaction bonus. After full discussion, the Compensation Committee determined that all such bonuses remained and were in fact appropriate as applied to the proposed transaction with TT.
Following the individual Compensation Committee meeting on September 14, 2020, the Compensation Committee jointly met with the Special Committee telephonically and shared its discussion for the considerations warranting, in particular, the additional transaction bonus for executives as part of transaction expenses and the findings of the IRC 280G study conducted by the tax advisor. The Special Committee agreed that an additional transaction bonus for purposes of a partial gross-up was the best course of action to fully provide the intended incentive bonuses previously recommended by the Compensation Committee. The Compensation Committee recommended aggregate additional transaction bonuses equal to $2,500,000, which would be distributed ratably to the executive officers. The Special Committee also heard a presentation from the Company’s management and discussed the benefits of the proposed transaction with TT. Bryan Cave reviewed the principal terms of the proposed agreements and the directors’ fiduciary duties in connection with the proposed transaction. The Special Committee concluded that the proposal from TT, including the per share price of $6.17 to be received by the Company’s shareholders, was fair to the shareholders of the Company, considering all relevant factors, including, without limitation, (i) that the offer retained substantially the same valuation metric as TT’s previous offer and significantly exceeding the offer of Party C, (ii) that challenges associated with capital raising activities the Company might consider undertaking to address its liquidity needs existed, (iii) that there were conditions impacting the economy, including the commercial aerospace market served by the Company, as a result of COVID-19; and (iv) other factors.
Subsequent to the Special Committee meeting on September 14, 2020, the full Board held a telephonic meeting with members of the Company’s management and Bryan Cave to review the terms of the finalized transaction documents. The Special Committee provided a detailed review of the Special Committee’s process and reasons the Special Committee determined for recommending a transaction with TT under the terms presented. Bryan Cave provided a summary of the material terms of the Merger Agreement and discussed the agreement provisions in detail, including a detailed discussion of the non-solicitation and termination sections and how they relate to the Board’s fiduciary duties. Bryan Cave also summarized the requested voting agreement from significant shareholders and the executive officers and directors. Mr. Sizemore presented and discussed the transaction bonus plans and the Compensation Committee’s process and recommendation. Based on the final transaction documents, and other factors considered with regard to the fairness of TT’s purchase offer and per share price as outlined above, the Board unanimously approved and declared advisable the Merger Agreement, the Merger, and the other transactions contemplated thereby. The Board also approved the bonus plans and directed management to proceed with the steps necessary to execute the Merger Agreement. The Board unanimously recommended that the Company’s shareholders vote to adopt the Merger Agreement and the Merger.

On September 17, 2020, the parties executed the Merger Agreement and delivered all related transaction documents. Shortly thereafter, on the same date, the Company issued a press release announcing the execution of the Merger Agreement.
Certain Effects of the Merger
If the Merger is approved and the Merger Agreement is adopted by our shareholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease. The Company will be the Surviving Corporation in the Merger and will continue its corporate existence as a wholly-owned subsidiary of TT.
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time of the Merger, each share of our Common Stock issued and outstanding immediately before the Effective Time will be converted into the right to receive $6.17 per share in cash, without interest and subject to applicable withholding taxes, if any. At the Effective Time, our current shareholders will cease to have ownership interests in the Surviving Corporation or rights as its shareholders. Therefore, our current shareholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value. Shares of Common Stock held in the Company’s treasury immediately prior to the Effective Time will be cancelled and retired without payment, and any shares of Common Stock held of record or beneficially by a person who has not voted in favor of approval of the Merger and adoption of the Merger Agreement and who is entitled to demand and properly demands appraisal rights with respect to such shares will be converted into the right to receive the fair value of the Common Stock of the Company at the Effective Time.
Our Common Stock is quoted on the OTC Pink market of the OTC Markets Group, Inc. under the trading symbol “TTLO.” As a result of the Merger, the Company will cease to be a publicly traded company and will be a wholly-owned subsidiary of TT. Following the consummation of the Merger, our Common Stock will be delisted from the OTC Pink market and deregistered under the Exchange Act, and the Company will no longer be required to file periodic reports with the SEC with respect to our Common Stock, in each case in accordance with applicable law, rules and regulations.
Effects on the Company if the Merger is Not Completed
Our shareholders will not receive any payment for their shares of Common Stock if the Merger Agreement is not approved by our shareholders or if the Merger is not consummated for any other reason. Instead, our Common Stock will continue to be listed and traded on OTC Pink market, we will remain a public company and our Common Stock will continue to be registered under the Exchange Act, requiring us to continue to file periodic reports with the SEC. In addition, if the Merger is not completed, our shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic and market conditions. Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Common Stock. We expect that management will operate the business in a manner similar to that in which it is being operated today and that our Board will, from time to time, evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize shareholder value. If the Merger Agreement is not approved by our shareholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

THE RECOMMENDATION OF THE BOARD AND REASONS FOR THE MERGER
THE BOARD, BY UNANIMOUS VOTE, HAS DETERMINED THAT IT IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND OUR SHAREHOLDERS TO CONSUMMATE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE MERGER PROPOSAL. WHEN YOU CONSIDER THE BOARD’S RECOMMENDATION, YOU SHOULD BE AWARE THAT THE COMPANY’S DIRECTORS AND OFFICERS MAY HAVE INTERESTS IN THE MERGER THAT MAY BE DIFFERENT FROM, OR IN ADDITION TO, YOUR INTERESTS. THESE INTERESTS ARE DESCRIBED IN “— INTERESTS OF THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS IN THE TRANSACTION.”
Expected Benefits considered by the Board
The Merger is expected to result in benefits to all of our shareholders. In the course of reaching its determination and making the recommendation described above, the Special Committee and the Board considered a number of factors and a substantial amount of information. The Special Committee and the Board held numerous telephonic and in-person meetings following the initial contact from TT. In addition, between these meetings, there were additional informal discussions among members of the Special Committee and between or among directors, management and legal and financial advisors.
The principal factors and benefits that the Special Committee and the Board believes support their conclusion are set forth below:
•
The Company’s Financial Condition and Prospects.   The Special Committee and the Board considered a number of factors impacting the business, operations, prospects, business strategy, properties and assets of the Company, including the Company’s current and projected results of operations and financial condition. With respect to the Company’s historical performance, the Special Committee and the Board considered the Company’s historical share price performance, management’s prior projections and the Company’s historical financial performance. The Special Committee and the Board also discussed the expected benefits from continuing to execute our business plan and strategy, as reflected in management’s projections, as well as the potential risks and uncertainties of achieving the potential benefits of the goals reflected in such business plan relative to the certainty of the Merger Consideration payable to shareholders in the Merger. Based on Torotel’s standalone business plan and risks associated with achieving such plan, the Special Committee and the Board believe that the Merger Consideration appropriately reflects the long-term value creation potential of Torotel’s business plan.

•
Merger Consideration.   The Board concluded that the Merger Consideration of $6.17 per share of Common Stock to the Company’s common shareholders represented a very favorable valuation for the Company.

•
This per share Merger Consideration represents a premium in excess of 300% to the closing price of Company’s Common Stock of $2.05 on September 16, 2020, the last trading day prior to the execution of the Merger Agreement. This per share price also exceeds certain implied total enterprise values of Torotel.

•
Following negotiation between representatives of TT and Company, the Board concluded that cash consideration of $6.17 per share of Common Stock was the highest price that TT would pay and was a favorable and fair per share price for the Company’s shareholders.

•
The Board took under consideration the fact that this will be an all cash transaction, which provides greater certainty of value and liquidity to our shareholders than a transaction involving an exchange of equity.

•
Extensive Process.   The Board reviewed the extensive process that the Company and its advisors had conducted prior to the signing of the Merger Agreement, which, with the advice of PB&W, involved contacts with numerous parties that the Board believed would potentially have an interest in acquiring the Company. The Board considered that the consideration reflected in the Merger Agreement was the highest value that had been offered in the final bids to the Company after completion of all due diligence at the end of its extensive search for a strategic partner or acquirer, and that there was no assurance that a more favorable opportunity to sell the Company would arise later.
•
Likelihood of Closing.   The Board considered the relatively limited nature of the closing conditions included in the Merger Agreement, including the absence of any financing-related closing condition and the likelihood that the Merger will be approved by the Company’s shareholders. The Board also considered TT’s substantial financial resources and ability to consummate the transaction without a financing contingency.

•
Terms of the Merger Agreement.   The Board considered the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, the conditions to their obligations to complete the Merger and their ability to terminate the agreement. The Board noted that the termination or “break-up” fee provisions of the Merger Agreement could have the effect of discouraging competing third party proposals, but that the $1,109,803 termination fee, which represents approximately 3.0%, of the value of the proposed transaction, is customary for transactions of similar size and type. The Board also noted that the Merger Agreement permits the Company and the Board to respond to a competing proposal that the Board determines is a superior proposal, subject to certain restrictions imposed by the Merger Agreement and the requirement that the Company pay TT the termination fee in the event that the Company terminates the Merger Agreement to accept a superior proposal.

•
Public Company Costs.   The Special Committee and the Board considered the high costs of being a public company relative to the size of the Company’s earnings and asset base; the substantial and increasing cost of being a public company, including accounting fees, legal fees, salaries and other expenses, as well as significant time and attention from Company management; the impact of such costs on the potential future trading price of the Common Stock; and the current lack of benefits of being a stand-alone public company, including in terms of raising capital from external sources and in pursuing acquisitions with utilizing Company Common Stock.

•
Strategic Alternatives.   The Special Committee and the Board reviewed possible alternatives to the Merger (including continuing with the Company’s current business plan, pursuing possible acquisitions, or pursuing other potential purchasers) and the perceived risks and benefits of any such alternatives, including the timing and likelihood of consummating any such alternative and the impact upon Company employees and customers. As a result of their review and considering a number of factors described herein, the Special Committee and the Board determined that the Merger presents a superior opportunity to any such alternatives.

Potentially Negative Factors considered by the Board
The Special Committee and the Board also considered potential risks associated with the Merger in connection with its evaluation of the Merger, including:
•
Potential Inability to Complete the Merger.   The Board considered the possibility that the Merger may not be completed and the potential adverse consequences to the Company if it is not completed. Such impacts may include adverse reputational position of the Company and its management, and the potential loss of customers, employees, and suppliers.

•
No Participation in Post-Closing Growth.   The Board considered the fact that, because the Company’s shareholders will be receiving a fixed amount of cash for their stock, they will not be compensated for any increase in value of the Company or TT either during the pre-closing period or following the closing. This impact would be most significantly felt by those long term shareholders who had held shares that were previously purchased above the proposed Merger Consideration.

•
Interim Operating Covenants.   The Board considered the limitations imposed in the Merger Agreement on the conduct of the Company’s business during the pre-closing period, its ability to solicit and respond to competing proposals, and the ability of the Board to change or withdraw its recommendation of the Merger.

•
Termination Fee.   The Board took into account the potential $1,109,803 termination fee payable to TT if the Merger Agreement is terminated under certain circumstances within the Company’s control,

and the potential impact that such termination fee may have in deterring other potential strategic investors from making competing proposals that could be more advantageous to the Company’s shareholders. The Board determined that the potential termination fee is within market expectations.
•
Taxability.   The Board considered that the Merger will be a taxable transaction to the Company’s shareholders.

•
Interests of the Company’s Directors and Executive Officers.   The Board considered the potential conflicts of interest of the Company’s directors and executive officers, as described in the section entitled “— Interests of the Company’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by the Board and the Special Committee is not intended to be exhaustive, but includes the material factors considered by them. The Board based its favorable recommendation to the Company’s shareholders on the totality of the information presented. Portions of this explanation of the reasons for the Merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Information.”
The Board and the Special Committee based their ultimate decisions on their business judgment that the benefits of the Merger to our shareholders outweigh negative considerations. The Special Committee and the Board determined that the Merger represents the best reasonably available alternative to enhance shareholder value with the least risk of non-completion.
The foregoing discussion of information and factors considered by the Special Committee and the Board is not intended to be exhaustive and may not include all of the factors considered by the Special Committee or the Board. The Special Committee and the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of the Company and our shareholders. Rather, the Special Committee and the Board conducted an overall analysis of the factors described above and considered the factors overall to be favorable to, and supportive of, its determination. In addition, individual members of the Special Committee and the Board may have given different weight to different factors. It should be noted that this explanation of the reasoning of the Special Committee and the Board and certain information presented in this section, is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in “Cautionary Statement Concerning Forward-Looking Information.”
Fairness of the Merger
From December 3, 2018 to September 14, 2020, the Special Committee and the Board held a number of meetings with the advice and assistance of its outside legal and financial advisors and the Company’s management, during which they evaluated the Merger, the terms and conditions of the Merger Agreement and the transactions contemplated thereby.
On September 14, 2020, the Special Committee and the Compensation Committee jointly met to discuss the benefits of the Merger. The Special Committee considered a number of factors, including, but not limited to (i) the offer retained substantially the same valuation metric as TT’s previous offer, (ii) the limited ability of the Company to raise capital due to the inability to increase the Company’s authorized shares and invest in other alternatives for Company growth, and the (iii) conditions impacting the economy, including the commercial aerospace market served by the Company, as a result of COVID-19. Based on these factors, the Special Committee determined that the Merger was fair to the shareholders of the Company.
Subsequent to the Special Committee meeting on September 14, 2020, the full Board held a meeting in which the Special Committee provided a detailed review of the Special Committee’s process and reasons the Special Committee determined for recommending the Merger. Based on the prior market check provided PB&W, the final transaction documents, and other factors considered with regard to the fairness of TT’s purchase offer and per share price, the Board unanimously:

•
determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and advisable and in the best interests of, the Company and its shareholders;

•
approved and declared advisable the Merger Agreement, the Merger, and the other transactions contemplated thereby; and

•
recommended that the Company’s stockholders vote to adopt the Merger Agreement and the Merger.

Financing of the Merger
The Merger is not expressly conditioned upon the receipt of financing by TT or Merger Sub. TT and Merger Sub have or will obtain prior to the Effective Time sufficient funds to pay the Merger Consideration and other amounts required to be paid under the Merger Agreement and to pay all related fees and expenses required to be paid by TT in connection with the Merger.
Interests of the Company’s Directors and Executive Officers in the Merger Transaction
General. In considering the recommendation of the Company’s Board to vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal, you should be aware that members of the Company’s Board and the named executive officers of the Company may have interests in the Merger that are in addition to, and different from, the interest of shareholders generally. These interests include the vesting of outstanding shares of restricted stock held by the named executive officers, transaction bonus awards, continued employment of the named executive officers of the Company and other rights held by the Company’s directors and named executive officers, including their rights to indemnification under the Merger Agreement. Certain of the Company’s directors and named executive officers negotiated the terms of the Merger Agreement and the Company’s Board unanimously recommended that the Company’s shareholders vote in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.
The Compensation Committee had considered and recommended that the Board approve change in control transaction bonuses for the directors and employees, including the named executive officers, before receiving an indication of interest from any bidder in acquiring the Company. At that time, the Board accepted the Compensation Committee’s recommendation to offer change in control transaction bonuses for purposes of recognizing the significant contributions of the Board and employees, including the named executive officers, toward enhancing the value of Company and for providing retention incentives for employees, including the named executive officers, to continue their employment with Company through a change in control transaction, including the Merger. The Compensation Committee also recommended and the Board approved in connection with the Merger additional transaction bonuses be payable to the named executive officers to partially mitigate the impact of excise taxes imposed on payments made in connection with the Merger, characterized as “parachute payments” under IRC 280G. See the section titled “Quantification of Benefits and Payment to the Company’s Named Executive Officers” for additional information about these payments.
While these interests may create the appearance of conflicts of interest, the Board was aware of the potential for conflicts of interest during its deliberations on the merits of the Merger and in making its decision to approve the Merger Agreement and the transaction bonus plans, including the additional transaction bonus plan in connection with the Merger.
Company Restricted Common Stock Awards. Outstanding shares of restricted Company Common Stock held by each of the named executive officers that are outstanding immediately prior to the Effective Time of the Merger will become fully vested as of the Effective Time of the Merger with each restricted share upon vesting being entitled to the Merger Consideration.
As of [October • ], there were 730,000 outstanding, restricted shares held directly by the named executive officers. The following table sets forth the number of shares of Common Stock and the number of shares of Company Common Stock underlying the restricted shares held by the named executive officers that will vest on the Effective Time of the Merger, assuming solely for purposes of this disclosure that the Effective Time of the Merger occurs on December 31, 2020. The table also sets forth the values of these shares based on the $6.17 per share Merger Consideration. No new shares of Common Stock or restricted stock awards were granted to any executive officer or non-employee director in contemplation of the Merger.
Name	Common Shares Directly Held (#)	Common Shares Directly Held ($)	Unvested Restricted Shares (#)	Unvested Restricted Shares ($)	Total Shares (#)	Total Proceeds ($)
Dale H. Sizemore	111,091	685,431.47	420,000	2,591,091	531,091	3,276,831.47
Heath C. Hancock	0	0	160,000	987,200	160,000	987,200
H. James Serrone	46,916	289,471.72	150,000	925,500	196,916	1,214,971.72
Transaction Bonuses.   In connection with the execution of the Merger Agreement, the Board adopted three transaction bonus plans that will become effective upon the closing of the Merger and will result in cash bonuses being payable to each director serving on the Board and all Company employees, including the named executive officers. These new bonus plans are the (i) Torotel, Inc. Transaction Bonus Plan for Board Members (the “Board Member Bonus Plan”); (ii) Torotel, Inc. Additional Transaction Bonus Plan for Executives (the “Executive Bonus Plan”); and (iii) Torotel, Inc. Transaction Bonus Plan for Employees (the “Employee Bonus Plan”). Each bonus plan was adopted to, among other things, recognize all such persons’ significant contributions toward enhancing the value of the Company, and in the case of certain executive officers, partially mitigate significant excise taxes that would be imposed under IRC §280G on the transaction bonuses and the amount realized on the sale by the executive officers of their Company RSAs vesting at the closing of the Merger in order to fully provide for the intended incentive bonuses previously recommended by the Compensation Committee.
For all transaction-related bonuses, the Company expects to pay aggregate bonuses of $1,177,000 to the persons serving as directors, excluding the Chairman and Chief Executive Officer; aggregate additional transaction bonuses of $2,500,000 for the purpose of partially mitigating the impacts of IRC 280G to the named executive officers, and bonuses to all Company employees, including $900,000 in aggregate payable to the named executive officers. In each case, the bonuses will be paid following closing of the Merger, and only if a given recipient remains with the Company through the closing. Each of the Board Member Bonus Plan, the Employee Bonus Plan and the Executive Bonus Plan were filed with the SEC as exhibits to the Company’s Current Report on Form 8-K on September 23, 2020.
Employment Matters.
The Merger Agreement provides for the following treatment with respect to the employees of the Company, including each of the named executive officers, who continue to be employed by the Surviving Corporation (as defined in the Merger Agreement) or one of its subsidiaries after the Effective Time (the “Continuing Employees”):
•
for the period ending on the earlier of (i) 12 months following the Effective Time, or (ii) the date of the employee’s term of employment with TT and its subsidiaries, TT will cause the Surviving Corporation to provide the Continuing Employees with base salary, target bonus opportunities, and employee benefits that are, in the aggregate, no less favorable than the base salary, target bonus opportunities (excluding equity-based compensation), and employee benefits provided by us and our subsidiaries on the date of the Merger Agreement; and

•
with respect to any TT employee benefit plan in which any Continuing Employee will participate as of the Effective Time, TT will, or will cause the Surviving Corporation to, to the extent permitted under the terms of such plan and applicable law, recognize all service of the Continuing Employees with us or our subsidiaries as if the service were with TT for vesting and eligibility purposes (but not for purposes of early retirement subsidies under any defined benefit pension plan or for benefit accrual purposes, except for vacation), provided that such service will not be recognized if it would result in the duplication of benefits or such service would not have been recognized under our comparable employee benefit plan prior to the Effective Time.

Directors’ and Executive Officers’ Indemnification and Insurance.   The Company’s directors and officers are entitled to certain insurance and indemnification rights in connection with the Merger. See the sections of this Proxy Statement captioned “The Merger Agreement — Indemnification and Insurance” for additional information.
Quantification of Benefits and Payments to the Company’s Named Executive Officers.
The table below sets forth the amount of payments and benefits that each of the Company’s named executive officers would receive in connection with the Merger, assuming that the Merger was consummated as of December 31, 2020.
Name	Cash ($)(1)	Equity ($)(2)	Tax Reimbursement ($)(3)	Total ($)
Dale H. Sizemore	$520,833	$2,591,400	$1,458,380	$4,570,613
Heath C. Hancock	$313,928	$987,200	$578,410	$1,879,538
H. James Serrone	$113,390	$925,500	$463,210	$1,502,100

(1)
The amounts in this column reflect single-trigger cash payments representing transaction bonuses payable under the Employee Bonus Plan to each of Messrs. Sizemore, Hancock and Serrone on closing of the Merger. The use of the term “single-trigger” in this section refers to vesting or payment events that will occur solely as a result of the consummation of the Merger.

(2)
These single-trigger payments represent the value of all unvested Company restricted shares that will be fully vested and free of any restrictions, and, by virtue of the Merger, treated as a share of Company Common Stock for purposes of the Merger Agreement, including the right to receive Merger Consideration.

(3)
The amounts in this column reflect additional single-trigger transaction bonus payments approved by the Board as recommended by the Compensation Committee and payable under the terms of the Executive Bonus Plan for purposes of partial reimbursement of the IRC 280G excise taxes incurred by Messrs. Sizemore, Hancock and Serrone as a result of the Merger.

Material U.S. Federal Income Tax Consequences of the Merger
The following is a discussion of the material U.S. federal income tax consequences of the Merger to holders of shares of Common Stock whose shares are exchanged for cash pursuant to the Merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations (“Treasury Regulations”), judicial authorities, and administrative interpretations, each as in effect as of the date of this Proxy Statement. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion or that a court would not sustain such challenge.
This discussion applies only to holders of shares of Common Stock who hold such shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, cooperatives, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships or such other entities, holders who hold shares of Common Stock as part of a straddle, constructive sale, or conversion transaction, holders who will hold, directly or indirectly, an equity interest in the surviving corporation, and holders who acquired their shares of Common Stock through the exercise of employee stock options or other compensation arrangements). Moreover, this discussion does not address the tax consequences of the Merger arising under any applicable state, local, or foreign tax laws or the application of other U.S. federal taxes, such as the federal estate tax, the federal gift tax, the “Medicare” tax on certain net investment income, or the alternative minimum tax.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of Common Stock, you should consult your tax advisor.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Common Stock that is for U.S. federal income tax purposes:
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a citizen or individual resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

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an estate, the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of Common Stock, other than a partnership or other entity taxable as a partnership for U.S. federal income tax purposes that is not a U.S. Holder.
Holders of Common Stock are urged to consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situation and the applicability and effect of state, local or foreign tax laws and tax treaties.
Consequences to U.S. Holders.   The receipt of cash by U.S. Holders in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. Holder’s adjusted tax basis in such shares of Common Stock.
Any such gain or loss recognized by a U.S. Holder upon the exchange of shares of Common Stock pursuant to the Merger generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in its shares of Common Stock is more than one year on the closing date of the Merger. Long-term capital gains of non-corporate U.S. Holders generally are eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Common Stock at different times and different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Stock.
Consequences to Non-U.S. Holders.   Subject to the discussion below in “— Information Reporting and Backup Withholding,” a non-U.S. Holder who receives cash in exchange for its shares of Common Stock in the Merger generally will not be subject to U.S. federal income tax on gain recognized on such exchange unless:
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such gain is effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States);

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the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Merger occurs and certain other conditions are satisfied; or

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the non-U.S. Holder’s Common Stock constitutes a “United States real property interest” as defined in the Code (a “USRPI”).

A non-U.S. Holder described in the first bullet above generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to the receipt of cash in exchange for Common Stock in the Merger. A non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Gain recognized with respect to shares of Common Stock surrendered in the Merger by a non-U.S. Holder who is described in the second bullet above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable treaty) but may be offset by certain U.S. source capital losses, if any, of the non-U.S. Holder.
With respect to the third bullet above, the non-U.S. Holder’s Common Stock will not be treated as a USRPI unless the Company is or has been a “United States real property holding corporation,” as defined in the Code (a “USRPHC”), at any time during the five-year period ending on the date of the Merger or the non-U.S. Holder’s holding period, whichever period is shorter. We do not believe that we have been or will become a USRPHC at any time during the five-year period ending on the date of the Merger. Further, even if contrary to our expectation, the Company were treated as a USRPHC at any time during the applicable period, the non-U.S. Holder’s shares of Common Stock will not be treated as a USRPI unless (1) such series of Common Stock exchanged in the Merger was not regularly traded on an established securities market (within the meaning of Section 1.897-9T(d) of the Treasury Regulations) prior to the Merger, or (2) such holder owned, actually or constructively, more than five percent of such series of Common Stock during the applicable period described above. If a non-U.S. Holder’s Common Stock constitutes a USRPI, such non-U.S. Holder will be subject to U.S. federal income tax on the gain recognized in the Merger on a net basis in the same manner as a U.S. Holder.
Information Reporting and Backup Withholding.   Payments made in exchange for shares of Common Stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. Holder is a U.S. person, the taxpayer identification number provided is correct, and such U.S. Holder is not subject to backup withholding. In general, a non-U.S. Holder will not be subject to backup withholding with respect to cash payments to the non-U.S. Holder pursuant to the Merger if the non-U.S. Holder has provided an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an IRS Form W-8ECI if the non-U.S. Holder’s gain is effectively connected with the conduct of a U.S. trade or business).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of shares of Common Stock should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situation and the applicability and effect of state, local or foreign tax laws and tax treaties.
Regulatory Approvals Required for the Merger
The Merger is not subject to any required regulatory approvals. The Company submitted a confidential notice of the Merger to the Office of Defense Trade Controls Compliance, which is required 60 days prior to the closing of the Merger pursuant to Section 122.4(b) of the International Traffic in Arms Regulations.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following discussion sets forth the principal terms of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this discussion, which is intended to be summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. The copy of the Merger Agreement is included solely to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates.
The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement, and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates.
You are encouraged to read the Merger Agreement carefully in its entirety, as well as this Proxy Statement and any documents incorporated by reference herein, before making any decisions regarding the Merger. Terms capitalized but not defined in this “Merger Agreement” section have the meanings ascribed to such terms in the Merger Agreement.
Structure of the Merger, Articles of Incorporation, Bylaws, Directors and Officers
At the Effective Time, Merger Sub will merge with and into the Company, and the separate corporate existence of Merger Sub will cease. The Company will be the Surviving Corporation in the Merger and will continue its corporate existence as a Missouri corporation and a wholly-owned subsidiary of TT.
At the Effective Time, the articles of incorporation of the Company will be amended and restated in their entirety and such articles will be the articles of incorporation of the Surviving Corporation. Also at the Effective Time, the by-laws of Merger Sub will become the by-laws of the Surviving Corporation.
At the Effective Time, the individuals holding positions as directors and officers of Merger Sub immediately before the Effective Time will become the initial directors and officers, respectively, of the Surviving Corporation.
When the Merger Becomes Effective
The closing of the Merger will take place at 10:00 a.m. Central Time at the offices of Bryan Cave Leighton Paisner LLP, 1200 Main Street, Suite 3800, Kansas City, Missouri 64105 (unless the parties agree to another place or to hold a remote Closing), as soon as practicable (and, in any event, within three business days) after the satisfaction or, to the extent permitted by the Merger Agreement, waiver of all conditions to the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted under the Merger Agreement, waiver of all such conditions).
Effect of the Merger on the Common Stock
At the Effective Time, each share of the Company’s Common Stock outstanding immediately prior to the Effective Time (other than treasury shares and dissenting shares) will be converted into the right to receive the Merger Consideration. The “Merger Consideration” will be $6.17 per share in cash, without interest, and subject to any applicable withholding taxes. The Company will cause any shares of restricted Common Stock outstanding and subject to vesting conditions as of the Effective Time (whether vested or unvested) to become fully vested and free of any restrictions immediately prior to the Effective Time, and such shares will be treated as outstanding shares of Common Stock for all purposes of the Merger Agreement, including the right to receive the Merger Consideration, subject to any applicable withholdings.
At the Effective Time, each share of Common Stock that is owned by the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned subsidiaries as of immediately prior to the Effective Time will be automatically cancelled and retired and will cease to exist, and no Merger Consideration will be delivered in exchange for such Common Stock.
At the Effective Time, each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, and such shares will constitute the only outstanding shares of capital stock of the Surviving Corporation.
At the Effective Time, each dissenting share will be entitled only to such rights as are granted by Section 351.455 of the MGBCL; provided, however, that if, after the Effective Time, any holder of dissenting shares fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 351.455 of the MGBCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 351.455 of the MGBCL, such shares of Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. For more information regarding appraisal rights, see the section entitled “Appraisal Rights.”
Payment for the Company Shares and Company Equity Awards in the Merger
At or prior to the Effective Time, TT will deposit or cause to be deposited with the paying agent sufficient cash to pay to the holders of the Common Stock the Merger Consideration of $6.17 per share. Promptly after the Effective Time, TT will cause the paying agent to send to each record holder of Common Stock that were converted into the right to receive the Merger Consideration a letter of transmittal and instructions for use in delivering shares of Common Stock to the paying agent and for effecting the surrender of certificates in exchange for the Merger Consideration. Each holder of Common Stock that has been converted into the right to receive the Merger Consideration will be entitled to receive such Merger Consideration upon (i) surrender to the paying agent of a certificate, together with a properly completed letter of transmittal or (ii) receipt of an “agent’s message” by the paying agent (or such other evidence, if any, that the paying agent may reasonably request) in the case of book-entry shares. Until so surrendered, each certificate and book entry share representing such shares will represent, after the Effective Time, only the right to receive such Merger Consideration.
Representations and Warranties; Material Adverse Effect
The Merger Agreement contains customary representations and warranties made by the Company to TT and Merger Sub that are subject to specified exceptions identified in schedules attached to the Merger Agreement and in certain of the Company’s public filings. Certain of these representations and warranties are subject to knowledge qualifications, meaning those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which specified officers of the Company did not have knowledge. Certain of the representations and warranties are also subject to a “materiality” or “material adverse effect” qualification, meaning that they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect on the operations or financial position of the Company.
In the Merger Agreement, the Company made representations and warranties to TT and Merger Sub regarding, among other things:
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the Company’s due organization, valid existence, good standing and authority to carry on its businesses;

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the Company’s capitalization, including the number of shares of Common Stock and equity-based awards outstanding;

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the Company’s corporate power and authority to execute and deliver, and perform its obligations under, the Merger Agreement, and the enforceability of the Merger Agreement;

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required governmental and third party consents, approvals and regulatory filings;

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approval by the Board;

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absence of conflicts with, or violations of, its organizational documents, applicable laws or contracts, subject to certain exceptions;

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the inapplicability of anti-takeover statutes to the Merger;

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the SEC filings and financial statements of the Company;

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the Company’s disclosure controls and procedures;

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the absence of undisclosed liabilities or off-balance sheet arrangements;

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certain tax matters;

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the Company’s intellectual property;

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the absence of material adverse effects;

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matters relating to the Company’s owned and leased property;

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the absence of certain legal proceedings, investigations and governmental orders against the Company;

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compliance with applicable laws and the existence, effectiveness and status of necessary licenses and permits and other regulatory matters;

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certain environmental matters;

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certain employee benefits matters, including matters related to employee benefit plans;

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compliance with certain employment and labor matters;

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the absence of any transactions, arrangements or understandings between the Company or any of its subsidiaries, on the one hand, and any affiliate or related person thereof, on the other hand;

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insurance matters;

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compliance with, and enforceability of certain material contracts, including certain government contracts;

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the accuracy and the completeness of the information to be included in this Proxy Statement; and

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the absence of any undisclosed brokerage or finder’s fees.

Representations and Warranties of TT and Merger Sub.   The Merger Agreement also contains customary representations and warranties made by TT and Merger Sub to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement including knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which TT and/or Merger Sub did not have knowledge. The representations and warranties of TT and Merger Sub relate to, among other things:
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their due organization, valid existence and good standing;

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their corporate power and authority to execute and deliver, and perform their obligations under, the Merger Agreement, and the enforceability of the Merger Agreement;

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absence of conflicts with, or violations of, their organizational documents, applicable laws or contracts, subject to certain exceptions;

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the accuracy and completeness of the information to be furnished to the Company to be included in this Proxy Statement;

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the availability of sufficient funds to consummate the Merger contemplated by the Merger Agreement;

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the absence of certain legal proceedings, investigations and governmental orders against them; and

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the absence of any undisclosed brokerage or finder’s fees.

Non-Reliance.   Holders of Common Stock and other investors in the Company are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties or any description of such representations and warranties as characterizations of the actual state of facts or condition of the Company, TT, Merger Sub, or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company, TT, Merger Sub, or any of their subsidiaries or affiliates.
Covenants
The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, except as expressly contemplated by the Merger Agreement or as required by applicable Law or with the prior written consent of TT , we will, and will cause our subsidiaries to, conduct our business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, we shall, and shall cause each of our subsidiaries to, use its reasonable best efforts to preserve substantially intact our and our subsidiaries’ business organization, to keep available the services of our and our subsidiaries’ current officers and employees, and to preserve our and our subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees and other persons having business relationships with us.
The Merger Agreement further provides that, during such period, we shall not, nor shall we permit any of our subsidiaries to, without the prior written consent of TT (which consent shall not be unreasonably withheld, conditioned or delayed):
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amend or propose to amend our certificate of incorporation or by-laws (or other comparable organizational documents);

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(i) split, combine or reclassify any of our or our subsidiaries’ securities, (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any of our or our subsidiaries’ securities, (iii) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any contract with respect to the voting of, any shares of its capital stock (other than dividends from our direct or indirect wholly-owned subsidiaries);

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issue, sell, pledge, dispose of or encumber any of our or our subsidiaries’ securities, other than the issuance of shares of Company Common Stock upon the exercise of any equity awards outstanding as of the date of the Merger Agreement in accordance with its terms;

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except as required by applicable law or by any contract in effect as of the date of the Merger Agreement, (i) increase the compensation payable or that could become payable by us or any of our subsidiaries to directors, officers or employees, other than increases in compensation made in the ordinary course of business and consistent with past practice, (ii) enter into any new or amend in any material respect, any existing employment, severance, retention or change in control agreement with any of our past or present officers or employees, (iii) promote any officers or employees, except employee promotions made in the ordinary course of business consistent with past practice, or (iv) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any employee benefit plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be an employee benefit plan if it were in existence as of the date of the Merger Agreement, or make any contribution to any employee benefit plan, other than contributions required by law, the terms of such employee benefit plans as in effect on the date of the Merger Agreement or that are made in the ordinary course of business consistent with past practice

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acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or person or division thereof or make any loans, advances or capital contributions to or investments in any person in excess of $250,000 in the aggregate;

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(i) transfer, license, sell, lease or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), including the capital stock or other equity interests in any subsidiary, provided that the foregoing shall not prohibit us or our subsidiaries from transferring, licensing, selling, leasing or disposing of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
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repurchase, prepay or incur any indebtedness for borrowed money (including any additional indebtedness pursuant to the CARES Act’s Paycheck Protection Program) or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any of our or our subsidiaries’ debt securities, guarantee any debt securities of another person, enter into any “keep well” or other contract to maintain any financial statement condition of any other person (other than any of our wholly-owned subsidiaries) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

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enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any material contract or any lease or any other contract, if in effect as of the date of the Merger Agreement would constitute a material contract or lease, except for any amendments or modifications in the ordinary course consistent with past practices;

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institute, settle or compromise any legal actions pending or threatened before any arbitrator, court or other governmental entity involving the payment of monetary damages by us or any of our subsidiaries of any amount exceeding $250,000 in the aggregate, other than (i) any legal action brought against TT or Merger Sub arising out of a breach or alleged breach of the Merger Agreement by TT or Merger Sub, and (ii) the settlement of claims, liabilities or obligations reserved against on our most recent balance sheet included in our SEC filings; provided that neither us nor any of our subsidiaries shall settle or agree to settle any legal action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on our business;

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make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

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(i) settle or compromise any tax claim, audit or assessment, (ii) make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, (iii) amend any tax returns or file claims for material tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to us or our subsidiaries;

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enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance;

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subject to certain exceptions, take any action to exempt any person from, or make any acquisition of securities of the Company by any person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Takeover Proposal or otherwise, except for TT, Merger Sub, or any of their respective subsidiaries or affiliates, or the transactions contemplated by the Merger Agreement;

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abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Company intellectual property, or grant any right or license to any material Company intellectual property other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

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terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

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authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution of the Company or any of its subsidiaries;

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use the proceeds of the PPP Loan in any manner not permitted by applicable Law or take any action that would violate the terms of the PPP Loan constitute a violation of applicable law with respect thereto; or

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agree or commit to do any of the foregoing.

Other Covenants and Agreements
PPP Loan.   The Company shall use its reasonable best efforts to take all actions necessary to receive forgiveness of the PPP Loan.
Takeover Proposal.   The Company shall, and shall cause its subsidiaries to, immediately cease and cause to be terminated, and shall not authorize or knowingly permit any of its or their representatives to continue, any and all existing activities, discussions, or negotiations, if any, with any third party (other than TT , Merger Sub and their respective representatives) with respect to any Takeover Proposal (as defined below) and shall use reasonable best efforts to cause any such third party in possession of non-public information in respect of the Company or any of its subsidiaries that was furnished by or on behalf of the Company and its subsidiaries to return or destroy all such information.
The Company will not, and will cause each of its subsidiaries not to, and shall not authorize its and their officers, directors, employees, accountants, consultants, legal counsel, financial advisors, and agents and other representatives, to, directly or indirectly:
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solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal (as defined below) or the making of any proposal that could reasonable by expected to lead to a Takeover Proposal;

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conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or any of its subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal;

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amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries; or

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enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any Takeover Proposal.

Notwithstanding the foregoing, prior to the approval of the Merger Agreement and the Merger by the shareholders of the Company, the Board may (i) participate in negotiation or discussion with any third party that has made a bona fide, unsolicited Takeover Proposal in writing that the Board believes in good faith, after consultation with outside legal counsel and its financial advisors, constitutes or would reasonably be expected to result in a Superior Proposal (as defined below), (ii) furnish to such third party non-public information relating to the Company and its subsidiaries pursuant to an executed confidentiality agreement, (iii) make a Company Adverse Recommendation Change (as defined below), and/or (iv) take any action that any court of competent jurisdiction orders the Company to take, but in each case solely to the extent the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would cause the Board to be in a breach of its fiduciary duties under applicable law.
“Takeover Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any other person or entity (other than TT and its subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement), involving any:
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direct or indirect acquisition of assets of the Company or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 15% or more of the fair market value of the Company’s and its subsidiaries’ consolidated assets or to which 15% or more of the Company’s and its subsidiaries’ net revenues or net income on a consolidated basis are attributable;

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direct or indirect acquisition of 15% or more of the voting equity interests of the Company or any of its subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole;

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tender offer or exchange offer that if consummated would result in any third party beneficially owning 15% or more of the voting power of the Company;

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merger, consolidation, other business combination, or similar transaction involving the Company or any of its subsidiaries, pursuant to which such third party would own 15% or more of the consolidated net revenues, net income, or assets of the Company, and its subsidiaries, taken as a whole;

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liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 15% or more of the consolidated net revenues, net income, or assets of the Company and its subsidiaries, taken as a whole; or

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any combination of the foregoing.

The Company has agreed to promptly (and in no event more than 48 hours) following the Company’s receipt of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, or any request for non-public information relating to the Company or for access to the business, properties, assets, books, or records of the Company or any of its subsidiaries by any third party, provide TT with written notice of such Takeover Proposal or request, which notice must include a written summary of the material terms and conditions thereof (including the identity of the person making such Takeover Proposal or inquiry).
In addition, the Company must keep TT fully informed of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company must also provide TT with not less than 48 hours’ prior notice of any meeting of the Board at which any Takeover Proposal is expected to be considered.
At any time prior to the approval of the Merger Agreement and the Merger by the Company’s shareholders, the Board may effect a Company Adverse Recommendation Change (as defined below) or enter into an agreement with a third party for the acquisition of the Company or substantially all of the Company’s assets if:
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the Company promptly notifies TT, in writing, at least three business days prior to the making of such Company Adverse Recommendation Change (the “Superior Proposal Notice Period”) or entering into such agreement, of its intention to take such action with respect to a Superior Proposal (as defined below); provided that the Superior Proposal Notice Period will be extended in the event of a material change to the applicable Takeover Proposal such that TT always has at least three business days from the date of such material change to consider such revised Takeover Proposal;

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the Company attaches to such notice the most current version of the proposed agreement and the identity of the third party making such Superior Proposal;

•
the Company shall, and shall cause its representatives to, during the Superior Proposal Notice Period, negotiate with TT in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if TT, in its discretion, proposes to make such adjustments; and

•
the Board determines in good faith, after consulting with outside legal counsel and its financial advisors, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by TT during the Superior Proposal Notice Period in the terms and conditions of this Agreement.

“Superior Proposal” means a bona fide written Takeover Proposal (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “15%” shall be “50%”) that the Board determines in good faith (after consultation with outside legal counsel and the Company’s financial advisor) is favorable from a financial point of view to the holders of our Common Stock than the transactions contemplated by the Merger Agreement, taking into account, among other things, (i) all financial considerations; (ii) the identity of the third party making such Takeover Proposal; (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (iv) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by the Board; and (v) any revisions to the terms of the Merger Agreement and the Merger proposed by TT during the period before the Board is permitted to take a Company Adverse Recommendation Change.
“Company Adverse Recommendation Change” shall mean the Board: (i) failing to make, withdraw, amend, modify, or materially qualify, in a manner adverse to TT, the recommendation of the Board to the holders of Company Common Stock to adopt and approve the Merger Agreement and the Merger; (ii) failing to include the recommendation of the Board to adopt and approve the Merger Agreement and the Merger in this Proxy Statement; (iii) recommending a Takeover Proposal; (iv) failing to recommend against acceptance of any tender offer or exchange offer for the Common Stock within ten business days after the commencement of such offer; (v) making any public statement inconsistent with the recommendation of the Board to approve the Merger Agreement and the Merger; or (vi) resolving or agreeing to take any of the foregoing actions.
In circumstances not involving a Superior Proposal, the Company may effect a Company Adverse Recommendation Change if prior to receipt of the required shareholder vote the Company promptly notifies TT in writing of its intent within three business days before taking action on its intent; and after such time period and taking into account any modifications to the Merger Agreement, the Board determines in good faith that the failure to make the Company Adverse Recommendation change would be reasonably likely to result in a breach of its fiduciary duties under applicable law.
SEC Documents and Special Meeting.   Pursuant to the terms of the Merger Agreement and in accordance with applicable law, the Company has agreed to duly give notice of, convene, and hold a Special Meeting of the shareholders of the Company for the purpose of considering and taking action upon the adoption of the Merger Agreement. Unless the Board effects a Company Adverse Recommendation Change as described above under the heading “Takeover Proposal”, the Board must make the recommendation that the shareholders of the Company vote to adopt and approve the Merger Agreement and effectuate the Merger.
Conditions to Completion of the Merger
The respective obligations of each party to the Merger Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible by applicable law) on or prior to the closing date of the Merger of each of the following conditions:
•
the adoption of the Merger Agreement by the requisite affirmative vote of the Company’s shareholders;

•
no governmental entity having jurisdiction over any party to the Merger Agreement shall have enacted, issued, promulgated, enforced or entered any laws or orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement; and

•
all required consents, approvals and other authorizations of any governmental entity or other third parties established in the schedules to the Merger Agreement shall have been obtained.

The obligations of TT and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible by applicable law) by TT and Merger Sub on or prior to the closing date of the Merger of the following conditions:
•
our representations and warranties, subject to certain exceptions, being true and correct in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on us;

•
our having performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by us under the Merger Agreement;

•
since the date of the Merger Agreement, there not having been any Material Adverse Effect on us or any event, change or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on us; and

•
TT’s receipt of a certificate, signed by our chief executive officer or chief financial officer, certifying as to the satisfaction of certain of the foregoing conditions.

Our obligation to effect the Merger is also subject to the satisfaction or waiver by us on or prior to the closing date of the Merger of the following conditions:
•
the representations and warranties of TT and Merger Sub being true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on TT’s and Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement;

•
TT and Merger Sub having performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them under the Merger Agreement; and our receipt of a certificate, signed by an officer of TT, certifying as to the satisfaction of certain of the foregoing conditions.

Employee Matters
The Merger Agreement provides for the following treatment with respect to our and our subsidiaries’ employees who continue to be employed by the Surviving Corporation or one of its subsidiaries after the Effective Time (the “Continuing Employees”):
•
for the period ending on the earlier of (i) 12 months following the Effective Time, or (ii) the date of the employee’s term of employment with TT and its subsidiaries, TT will cause the Surviving Corporation to provide the Continuing Employees with base salary, target bonus opportunities, and employee benefits that are, in the aggregate, no less favorable than the base salary, target bonus opportunities (excluding equity-based compensation), and employee benefits provided by us and our subsidiaries on the date of the Merger Agreement; and

•
with respect to any TT employee benefit plan in which any Continuing Employee will participate as of the Effective Time, TT will, or will cause the Surviving Corporation to, to the extent permitted under the terms of such plan and applicable law, recognize all service of the Continuing Employees with us or our subsidiaries as if the service were with TT for vesting and eligibility purposes (but not for purposes of early retirement subsidies under any defined benefit pension plan or for benefit accrual purposes, except for vacation), provided that such service will not be recognized if it would result in the duplication of benefits or such service would not have been recognized under our comparable employee benefit plan prior to the Effective Time.

Directors’ and Officers’ Indemnification and Insurance
For a period of six years after the Effective Time, to the same extent an officer or director of the Company or its subsidiaries has the right to indemnification in effect on the date of the Merger Agreement, TT and the Surviving Corporation shall indemnify, defend and hold harmless each of our and our subsidiaries’ officers or directors (in all their capacities) against all losses, claims, damages, liabilities, fees, expenses, judgments and fines in connection with any claim, suit, action or proceeding, whether civil, criminal, administrative, or investigative and shall provide advancement of expenses (including reasonable attorneys’ fees) to each of our and our subsidiaries’ officers or directors to the same extent such person has the right to advancement of reasonable and documented expenses pursuant to the Company’s charter documents as in effect on the date of the Merger Agreement and to the extent that such person does not have such a right to advancement of expenses, TT and the Surviving Corporation shall promptly reimburse such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any claim as such expenses are incurred, subject to the receipt of an undertaking by such person to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such person is not entitled to be indemnified under applicable law.
TT and Merger Sub have also agreed that, all rights to indemnification, advancement of expenses and exculpation by us now existing in favor of each of our and our subsidiaries’ officers or directors as provided in our articles of incorporation and by-laws, in each case as in effect on the date of the Merger Agreement, or pursuant to any other contracts in effect on the date of the Merger Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.
TT also agreed to cause the Surviving Corporation to obtain as of the Effective Time “tail” insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to our and our subsidiaries’ directors and officers, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by the Merger Agreement). However, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of two hundred percent (200%) of the last annual premium paid by us for such insurance prior to the date of the Merger Agreement. If such insurance coverage cannot be obtained at an annual premium equal to or less than such amount, TT agreed to cause the Surviving Corporation to obtain that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to such amount.
Termination
In general, the Merger Agreement may be terminated at any time prior to the Effective Time of the Merger (notwithstanding any approval of the Merger Agreement by our shareholders), in the following ways:
•
by mutual written consent of the Company, Merger Sub and TT;

•
by either the Company or TT, if:

•
the Merger has not been consummated on or before December 31, 2020;

•
any governmental entity of competent jurisdiction has enacted any law or order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and such law or order has become final and non-appealable; or

•
if the requisite vote of our shareholders is not obtained at the Special Meeting (including any adjournment or postponement thereof);

provided, however, that the right to terminate under the first and second bullet-points above is not available to any party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been the cause of, or resulted in, such event; or
•
by TT, if:

•
a Company Adverse Recommendation Change has occurred or the Company has intentionally or materially breached or failed to perform its covenants and agreements described above under the headings “Other Covenants and Agreements — Takeover Proposal”; or

•
there has been a breach of any representation, warranty, covenant, or agreement of the Company under the Merger Agreement such that the conditions to closing set forth in the

Merger Agreement and described above under the heading “Conditions to Closing the Merger” would not be satisfied and such breach is incapable of being cured by December 31, 2020, so long as TT has given the Company 30 days prior written notice of TT’s intention to terminate the Merger Agreement; provided, that TT will not have the right to so terminate the Merger Agreement if TT is in material breach of any representation, warranty, covenant, or obligation under the Merger Agreement which has not been cured.
•
by the Company, if:

•
prior to the approval of the Merger Agreement and the Merger by the shareholders of the Company, the Board approves the entry into an agreement with a third party with respect to a Superior Proposal in compliance with the terms and conditions set forth in the Merger Agreement, including those described above under the heading “Other Covenants and Agreements — Takeover Proposal”, has paid the termination fee described below and concurrently enters into such agreement;

•
it effects a Company Adverse Recommendation Change in compliance with the terms of the Merger Agreement; or

•
there has been a breach of any representation, warranty, covenant, or agreement of TT or Merger Sub under the Merger Agreement such that the conditions to closing set forth in the Merger Agreement and described above under the heading “Conditions to Closing the Merger” would not be satisfied and such breach is incapable of being cured by December 31, 2020, so long as the Company has given TT 30 days prior written notice of the Company’s intention to terminate the Merger Agreement; provided, that the Company will not have the right to so terminate the Merger Agreement if the Company is in material breach of any representation, warranty, covenant, or obligation under the Merger Agreement which has not been cured.

Termination Fee
The Company will pay TT a termination fee of $1,109,803 if the Merger Agreement is terminated in the following circumstances:
•
if the Merger Agreement is terminated by us if (1) our Board authorizes the Company, in compliance with the terms of the Merger Agreement, to enter into a definitive agreement related to a Superior Proposal and we concurrently enter into such agreement or (2) we effect a Company Adverse Recommendation change with respect to a Superior Proposal;

•
if the Merger Agreement is terminated by TT (1) if we intentionally and materially breach or fail to perform our covenant described above under the headings “Other Covenants and Agreements — Takeover Proposal” and concurrently enter into an agreement with respect to a Superior Proposal, or (2) we effect a Company Adverse Recommendation Change with respect to a Superior Proposal;

•
if the Merger Agreement is terminated and (i) a Takeover Proposal was publicly disclosed and not withdrawn, (ii) within twelve (12) months following the date of such termination we shall have entered into a definitive agreement with respect to such Takeover Proposal and such Takeover Proposal shall have been consummated and (iii) the termination is because:

•
we have breached any representation, warranty, covenant or agreement such that the conditions to closing of the Merger would not be satisfied and such breach is incapable of being cured by December 31, 2020 and the requisite vote of our shareholders was not obtained at the Special Meeting;

•
the Merger has not been consummated on or before December 31, 2020 and the requisite vote of our shareholders was not obtained at the Special Meeting; or

•
the requisite vote of our shareholders is not obtained at the Special Meeting.

If the Merger Agreement is terminated by either the Company or TT as a result of a Company Adverse Recommendation Change not in connection with a Superior Proposal, the Company will be required to pay a termination fee of $1,109,803.

Amendment and Modification
The Merger Agreement may be amended at any time by a written agreement signed by each of the Company, TT and Merger Sub, except that after the Merger Agreement has been adopted by our shareholders, no amendment that requires further shareholder approval under applicable law will be made without such further approval. At any time prior to the Effective Time, the parties may extend the time for the performance of any obligations of the other parties, waive any inaccuracies in the representations and warranties of the parties, and, unless prohibited by applicable law, waive compliance with any of the covenants, agreements or conditions in the Merger Agreement. Any waiver must be set forth in an instrument in writing signed by the applicable party.
PROPOSAL 2:
ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are providing our shareholders with a separate non-binding, advisory vote to approve certain compensation that may be paid or become payable to our named executive officers in connection with the Merger, as described in the table entitled “Golden Parachute Compensation” under “Proposal No. 1 — Adoption of the Merger Agreement — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers ,” including the footnotes to the table and related narrative discussion. This vote is commonly referred to as a “say on golden parachute” vote. This non-binding, advisory proposal relates only to contractual obligations of the Company that may result in a payment to our named executive officers in connection with, or following, the consummation of the Merger, and does not relate to any new compensation or other arrangements between our named executive officers and TT. As such, this proposal applies only in the event that the Merger Agreement is approved and the Merger is effected. Further, this proposal does not relate to any compensation arrangements that are or may become applicable to our directors or executive officers who are not named executive officers.
This proposal is an advisory vote and is not binding upon the Company or our Board. Approval of this proposal is not a condition to completion of the Merger, and this vote is separate from the other proposals at the Special Meeting. Accordingly, you may vote to approve such other proposals to be considered and vote not to approve the advisory compensation proposal, and vice versa. To the extent that we are contractually obligated to pay the compensation, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote. These payments are a part of our comprehensive executive compensation program and are intended to align our named executive officers’ interests with yours as shareholders by ensuring their continued retention and commitment during critical events such as the Merger, which may create significant personal uncertainty for them.
The Board recommends that our shareholders vote “FOR” the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers, in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘Proposal No. 1 — Adoption of the Merger Agreement — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers’, including the footnotes to the table and the related narrative discussion, are hereby APPROVED.”
Assuming a quorum is present, the affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting, either in person or by proxy, and entitled to vote is required to approve the above resolution approving the Merger-related compensation of our named executive officers on a non-binding, advisory basis.
Our Board recommends a vote “FOR” the Advisory Compensation Proposal.

PROPOSAL 3:
ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING
We are asking shareholders to approve a proposal for one or more adjournments or postponements of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if we have not obtained sufficient affirmative shareholder votes to adopt the proposal to approve the Merger and adopt the Merger Agreement. If, at the Special Meeting (or any adjournment or postponement of the Special Meeting), the number of shares of Common Stock present in person or by proxy and voting in favor of the proposal to approve the Merger and adopt the Merger Agreement is not sufficient to approve that proposal, we may move to adjourn or to postpone the Special Meeting (or any adjournment or postponement of the Special Meeting) in order to enable our directors, officers, employees and representatives to solicit additional proxies for the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. In that event, we will ask shareholders to vote only upon this adjournment or postponement proposal, and not the proposal to approve the Merger and adopt the Merger Agreement. If shareholders approve adjournment or postponement proposal, we could adjourn or postpone the Special Meeting, and any adjourned session or postponement of the Special Meeting, and use the additional time to solicit additional proxies.
We do not anticipate calling a vote on this proposal if a quorum is present and the proposal to approve the Merger and adopt the Merger Agreement is approved by at least two-thirds of the shares of Common Stock outstanding as of the record date.
The vote on the adjournment or postponement proposal is a vote separate and apart from the vote on the proposal to approve the Merger and adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to approve the Merger and adopt the Merger Agreement and vote not to approve the adjournment or postponement proposal and vice versa.
Assuming a quorum is present, the affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting, either in person or by proxy, and entitled to vote is required to approve the adjournment or postponement proposal.
We retain full authority to the extent set forth in our bylaws and under the MGBCL to adjourn the Special Meeting for any purpose, or to postpone the Special Meeting before it is convened, without the consent of any shareholder.
Our Board recommends a vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information regarding the beneficial ownership of the Company’s Common Stock by each named executive officer and director, and by the executive officers and directors as a group as of the Record Date.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares of Common Stock over which a person exercises sole or shared voting or investment power. Any shares of Common Stock subject to options (or other rewards) that are currently exercisable or exercisable within 60 days of the Record Date, are considered outstanding and beneficially owned by the person holding the option for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
This table assumes 5,995,750 shares of Common Stock were outstanding as of the Record Date.
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Class
Dale H. Sizemore	531,091(2)	8.9%
H. James Serrone	196,916(3)	3.3%
Heath C. Hancock	160,000(4)	2.7%
Barry B. Hendrix	—	*
Anthony H. Lewis	—	*
Richard A. Sizemore	222,862(5)	3.7%
Stephen K. Swinson	—	*
S. Scott Still	—	*
All directors and executive officers as a group (8 persons)	1,180,869	18.5%

*
Less than 1%

(1)
The address of all persons named in this table is c/o Torotel, Inc., 520 N. Rogers Road, Olathe, KS 66062.

(2)
Mr. Sizemore’s beneficial ownership includes 420,000 shares of Common Stock issued under the Stock Award Plan (the “SAP”) pursuant to a Restricted Stock Agreement dated September 19, 2016. These shares are restricted and may not be sold, assigned, pledged or otherwise disposed of until the restrictions lapse. The restrictions will lapse on the fifth anniversary of the date of grant if during the five (5) year restriction period, (1) the Company’s cumulative annual growth in revenue is at least 10% and (2) the average economic value added as a percentage of revenue is at least 2%. The restrictions will also lapse, if prior to the fifth anniversary of the date of grant, (1) Mr. Sizemore’s employment with the Company is terminated by reason of disability, (2) upon Mr. Sizemore’s death, or (3) the Committee, in its sole discretion, terminates the restrictions. If the restrictions on the shares have not lapsed by the fifth anniversary of the date of grant, the shares will be forfeited to the Company. The Restricted Stock Agreement provides Mr. Sizemore with all voting rights with respect to the restricted shares.

(3)
Mr. Serrone’s beneficial ownership includes 150,000 shares of Common Stock issued under the SAP pursuant to a Restricted Stock Agreement dated September 19, 2016. These shares are restricted and may not be sold, assigned, pledged or otherwise disposed of until the restrictions lapse. The restrictions will lapse on the fifth anniversary of the date of grant if during the five (5) year restriction period, (1) the Company’s cumulative annual growth in revenue is at least 10% and (2) the average economic value added as a percentage of revenue is at least 2%. The restrictions will also lapse, if prior to the fifth anniversary of the date of grant, (1) Mr. Serrone’s employment with the Company is terminated by reason of disability, (2) upon Mr. Serrone’s death, or (3) the Committee, in its sole discretion, terminates the restrictions. If the restrictions on the shares have not lapsed by the fifth anniversary of the date of grant, the shares will be forfeited to the Company. The Restricted Stock Agreement provides Mr. Serrone with all voting rights with respect to the restricted shares.

(4)
Mr. Hancock’s beneficial ownership includes 160,000 shares of Common Stock issued under the SAP pursuant to a Restricted Stock Agreement dated September 19, 2016. These shares are restricted and may not be sold, assigned, pledged or otherwise disposed of until the restrictions lapse. The restrictions will lapse on the fifth anniversary of the date of grant if during the five (5) year restriction period, (1) the Company’s cumulative annual growth in revenue is at least 10% and (2) the average economic value added as a percentage of revenue is at least 2%. The restrictions will also lapse, if prior to the fifth anniversary of the date of grant, (1) Mr. Hancock’s employment with the Company is terminated by reason of disability, (2) upon Mr. Hancock’s death, or (3) the Committee, in its sole discretion, terminates the restrictions. If the restrictions on the shares have not lapsed by the fifth anniversary of the date of grant, the shares will be forfeited to the Company. The Restricted Stock Agreement provides Mr. Hancock with all voting rights with respect to the restricted shares.
(5)
Richard A. Sizemore’s beneficial ownership includes 15,666 shares of Common Stock owned by his wife, and 16,844 shares of Common Stock which are owned by Mr. Sizemore and his wife as trustees for their children.

The following persons beneficially own more than 5% of our outstanding Common Stock as of the Record Date:
Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Alexandra Z. Caloyeras 2041 West 139th Street Gardena, CA 90249	849,502(1)	14.2%
Aliki S. Caloyeras 2041 West 139th Street Gardena, CA 90249	849,502(2)	14.2%
Basil P. Caloyeras 2041 West 139th Street Gardena, CA 90249	784,501(3)	13.1%

(1)
Alexandra Z. Caloyeras’ sole voting and investment ownership is 769,667 shares. Ms. Caloyeras’ shared voting and investment ownership includes 79,835 shares which is owned by the Caloyeras Family Partnership L.P., a limited partnership in which Ms. Caloyeras is a limited partner. Alexandra Z. Caloyeras is the sister of Aliki S. Caloyeras and Basil P. Caloyeras.

(2)
Aliki S. Caloyeras’ sole voting and investment ownership is 769,667 shares. Ms. Caloyeras’ shared voting and investment ownership includes 79,835 shares which is owned by the Caloyeras Family Partnership L.P., a limited partnership in which Ms. Caloyeras is a limited partner. Aliki S. Caloyeras is the sister of Alexandra Z. Caloyeras and Basil P. Caloyeras.

(3)
Basil P. Caloyeras’ sole voting and investment ownership is 769,667 shares. Mr. Caloyeras’ shared voting and investment ownership includes 14,835 shares which are owned by the Caloyeras Family Partnership L.P., a limited partnership in which Mr. Caloyeras is a limited partner. Basil P. Caloyeras is the brother of Alexandra Z. Caloyeras and Aliki S. Caloyeras.

FUTURE SHAREHOLDER PROPOSALS
If the Merger is consummated, the Company will no longer have public shareholders and, therefore, there will be no public participation in future meetings of the shareholders. However, if the Merger is not consummated, to be considered for inclusion in the proxy materials for the 2021 annual meeting, your proposal must be submitted in writing by April 5, 2021 to Torotel, Inc., Attn: Secretary, 520 N. Rogers Road, Olathe, KS 66062. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders’ proposals and the provisions of our Bylaws.
Notice of shareholder proposals and nominations for director to be acted on at our 2021 annual meeting of shareholders that the shareholder does not seek to include in our proxy statement pursuant to Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934 that are received by us before the 75th date in advance of our 2021 annual meeting of shareholders, or after the 50th date in advance of our 2021 annual meeting of shareholders, will be considered untimely; provided, however, that in the event less than 65 days’ notice or prior public disclosure of the date of the 2021 annual meeting of shareholders is given or made to shareholders, notice of such shareholder proposals to be timely must be received by us no later than the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.
WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this Proxy Statement.
The following filings with the SEC are incorporated by reference:
•
Annual Report on Form 10-K for the fiscal year ended April 30, 2020;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2020; and

•
Current Reports on Form 8-K filed on September 23, 2020.

We also incorporate by reference into this Proxy Statement additional documents that we may file with the SEC between the date of this Proxy Statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated by reference herein.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this Proxy Statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the internet at the SEC’s web site at www.sec.gov. You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
TOROTEL, INC.
520 N. Rogers Road
Olathe, KS 66062
If you would like to request documents from us, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method.

EXECUTION VERSION
ANNEX A: THE MERGER AGREEMENT
AGREEMENT AND PLAN OF MERGER
By and Among
TT GROUP INDUSTRIES, INC.,
THUNDER MERGER SUB, INC.
and
TOROTEL, INC.
Dated as of September 17, 2020

Annex A-1

Annex A-2

Annex A-3

Annex A-4

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”), is entered into as of September 17, 2020, by and among Torotel, Inc., a Missouri corporation (the “Company”), TT Group Industries, Inc., a Delaware corporation (“Parent”), and Thunder Merger Sub, Inc., a Missouri corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.
RECITALS
WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;
WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration except as otherwise provided in this Agreement;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously: (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company; in each case, in accordance with the General and Business Corporation Law of Missouri (the “GBCLM”);
WHEREAS, the respective Boards of Directors of Parent and Merger Sub have each unanimously: (a) determined that it is in the best interests of Parent or Merger Sub, as applicable, and their respective stockholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; in each case, in accordance with the GBCLM;
WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger; and
WHEREAS, in connection with the execution and delivery of this Agreement, certain stockholders of the Company listed on Exhibit A hereto have entered into voting agreements (each a “Voting Agreement”), dated as of the date of this Agreement, with Parent, pursuant to which each such stockholder has agreed, among other things, to vote all of the Company Common Stock beneficially owned by such stockholder in favor of the adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement, on the terms and subject to the conditions set forth in each such Voting Agreement.
NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:
Article I
The Merger
Section 1.01   The Merger.   On the terms and subject to the conditions set forth in this Agreement, and in accordance with the GBCLM, at the Effective Time: (a) Merger Sub will merge with and into the Company (the “Merger”); (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue its corporate existence under the GBCLM as the surviving corporation in the Merger and a wholly-owned Subsidiary of Parent (sometimes referred to herein as the “Surviving Corporation”).
Section 1.02   Closing.   Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. Central time, as soon as practicable (and, in any event, within three Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VI (other than those conditions that by their nature are to be

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satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Bryan Cave Leighton Paisner LLP, 1200 Main Street, Suite 3800, Kansas City, Missouri 64105, unless the parties agree to another place or to hold a remote Closing, and the actual date of the Closing is hereinafter referred to as the “Closing Date.”
Section 1.03    Effective Time.   Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause the articles of merger (the “Articles of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Missouri in accordance with the relevant provisions of the GBCLM and shall make all other filings or recordings required under the GBCLM. The Merger will become effective at such time as the Articles of Merger has been duly filed with the Secretary of State of the State of Missouri or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Articles of Merger in accordance with the GBCLM (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
Section 1.04   Effects of the Merger.   The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the GBCLM. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.
Section 1.05   Articles of Incorporation; By-Laws.   At the Effective Time: (a) the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation, except that references therein to Merger Sub’s name shall be treated as references to the Surviving Corporation’s name, until thereafter amended in accordance with the terms thereof or as provided by applicable Law; and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation, or as provided by applicable Law.
Section 1.06   Directors and Officers.   The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.
Article II
Effect of the Merger on Capital Stock; Payment for Shares
Section 2.01   Effect on Capital Stock.   At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any capital stock of Parent, Merger Sub, or the Company:
(a)    Cancellation of Certain Company Common Stock.   Each share of Company Common Stock that is owned by Parent or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries as of immediately prior to the Effective Time (“Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.
(b)   Conversion of Company Common Stock.   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be converted into the right to receive $6.17 in cash, without interest (the “Merger Consideration”).
(c)    Cancellation of Shares.   At the Effective Time, all shares of Company Common Stock will no longer be outstanding, will be cancelled and retired and will cease to exist, and, subject to Section 2.03,

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each holder of: (i) a certificate formerly representing any shares of Company Common Stock (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock (each, a “Book-Entry Share”) will, subject to applicable Law in the case of Dissenting Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.
(d)   Conversion of Merger Sub Capital Stock.   Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
Section 2.02   Surrender and Payment.
(a)   Exchange Agent; Payment Fund.   Prior to the Effective Time, Parent shall appoint an exchange agent (the “Exchange Agent”) to act as the agent for the purpose of exchanging the Merger Consideration for: (i) the Certificates; and (ii) the Book-Entry Shares. At or promptly following the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Exchange Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the Book-Entry Shares (other than: (A) shares to be cancelled and retired in accordance with Section 2.01(a); and (B) Dissenting Shares) (the “Payment Fund”) in amounts and at the times necessary for such payments. If for any reason the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Exchange Agent sufficient to make all payments required under this Agreement. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, whose Company Common Stock was converted pursuant to Section 2.01(b) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange.
(b)   Procedures for Surrender; No Interest.   Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon: (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, in the case of Company Common Stock represented by a Certificate; or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this Article II, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.
(c)   Investment of Payment Fund.   Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Exchange Agent, as directed by Parent or the Surviving Corporation, in obligations of the U.S. or any agency or instrumentality thereof and backed by the full faith and credit of the U.S. with a maturity of no more than 30 days. No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

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(d)   Payments to Non-Registered Holders.   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(e)   Full Satisfaction.   All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.
(f)   Termination of Payment Fund.   Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to Parent (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
(g)   Dissenting Shares Merger Consideration.   Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.
Section 2.03   Dissenting Shares.
(a)   Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and retired in accordance with Section 2.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and properly demands appraisal of such shares of Company Common Stock pursuant to, and who complies in all respects with, the provisions of Section 351.455 of the GBCLM (“Section 351.455”), shall not be converted into or be exchangeable for a right to receive the Merger Consideration as specified in Section 2.01(b) (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares”), but instead such holder shall be entitled to payment of the fair value of such Dissenting Shares in accordance with Section 351.455. At the Effective Time, all Dissenting Shares shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 351.455. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 351.455, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 351.455, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 351.455 shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration upon compliance with the procedure outlined in Section 2.02.

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(b)   The Company shall give prompt written notice to Parent of any demands for appraisal of any shares of Company Common Stock and any withdrawals of such demands, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.
Section 2.04   Adjustments.   Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 2.05   Withholding Rights.   Each of the Exchange Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws. To the extent that amounts are so deducted and withheld and timely remitted to the appropriate Governmental Entity by the Exchange Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.
Section 2.06   Lost Certificates.   If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this Article II.
Section 2.07   Treatment of Stock-Based Compensation.
(a)   Company Restricted Shares.   The Company shall take all requisite action so that, at the Effective Time, each share of Company Common Stock subject to vesting, repurchase, or other lapse of restrictions (a “Company Restricted Share”) that is outstanding under any Company Stock Plan immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and become free of restrictions and shall be cancelled and converted automatically, in accordance with the procedures set forth in this Agreement, into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the Merger Consideration less any Taxes required to be withheld with respect to such Company Restricted Share in accordance with Section 2.05.
(b)   Resolutions and Other Company Actions.   At or prior to the Effective Time, the Company, the Company Board, and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of paragraph (a) of this Section 2.07.
Article III
Representations and Warranties of the Company
Except (a) as disclosed in the Company SEC Documents, filed or furnished with the SEC and publicly available prior to the date hereof (excluding any forward-looking disclosures contained in any such Company SEC Documents under the heading “Forward Looking Information” or similar heading to the extent they are primarily predictive, cautionary or forward looking in nature, other than any factual information contained therein), or (b) as set forth in the correspondingly numbered Section of the disclosure letter (the “Company

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Disclosure Letter”), dated as of the date of this Agreement and delivered by the Company to Parent concurrently with the execution of this Agreement (provided that (i) disclosure in any section of such Company Disclosure Letter shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other section notwithstanding the omission or a reference or cross reference thereto and (ii) the mere inclusion of an item in such Company Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have, a Company Material Adverse Effect), the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 3.01   Organization; Standing and Power; Charter Documents; Subsidiaries.
(a)   Organization; Standing and Power.   The Company and each of its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Charter Documents.   The Company has delivered or made available to Parent a true and correct copy of the articles of incorporation (including any certificate of designations), by-laws, or like organizational documents, each as amended to date (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.
(c)   Subsidiaries.   Section 3.01(c) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (i) imposed by applicable securities Laws; or (ii) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.
Section 3.02   Capitalization.
(a)   Capital Stock.   The authorized capital stock of the Company consists of 6,000,000 shares of Company Common Stock. As of the close of business on September 15, 2020: (A) 5,995,750 shares of Company Common Stock were issued and outstanding (not including shares held in treasury); and (B) 4,250 shares of Company Common Stock were issued and held by the Company in its treasury. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of Company Common Stock.
(b)   Stock Awards.
(i)   As of the close of business on September 15, 2020, an aggregate of 4,250 shares of Company Common Stock were reserved for issuance pursuant to Company Equity Awards not yet granted under the Company Stock Plans. As of the close of business on September 15, 2020, 730,000 shares of Company Restricted Shares were issued and outstanding. Since September 15, 2020 and through the date hereof, no Company Equity Awards have been granted and no

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additional shares of Company Common Stock have become subject to issuance under the Company Stock Plans. Section 3.02(b)(i) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of each outstanding Company Equity Award granted under the Company Stock Plans and: (A) the name of the holder of such Company Equity Award; (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award; (C) if applicable, the exercise price, purchase price, or similar pricing of such Company Equity Award; (D) the date on which such Company Equity Award was granted or issued; and (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.
(ii) Except for the Company Stock Plans and as set forth in Section 3.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards, as of the date hereof, there are no outstanding: (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company; (B) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, all outstanding Company Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.
(iii) There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.
(c)   Voting Debt.   No bonds, debentures, notes, or other indebtedness issued by the Company or any of its Subsidiaries: (i) having the right to vote on any matters on which stockholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”).
(d)   Company Subsidiary Securities.   As of the date hereof, there are no outstanding: (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of the Company; (ii) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Company; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in

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each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).
Section 3.03   Authority; Non-Contravention; Governmental Consents; Anti-Takeover Statutes.
(a)   Authority.   The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Company Common Stock (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger, and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.
(b)   Non-Contravention.   The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not:
(i)   subject to obtaining the Requisite Company Vote, contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries;
(ii)   assuming that all Consents contemplated by clauses (i) through (v) of Section 3.03(c) have been obtained or made and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote, conflict with or violate any Law applicable to the Company, any of its Subsidiaries, or any of their respective properties or assets;
(iii)   result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Material Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof, except as listed in Section 3.03(b) of the Company Disclosure Schedule; or
(iv)   result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Governmental Consents.   Subject to the accuracy of Buyer’s representations and warranties in Section 4.09, no consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery, and

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performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Articles of Merger with the Secretary of State of the State of Missouri; (ii) the filing of the Company Proxy Statement in definitive form with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under any Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or creation or strengthening of a dominant position through merger or acquisition (“Antitrust Laws”), in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of OTC Markets Group Inc. (“OTC”); (v) the other Consents of Governmental Entities listed in Section 3.03(c) of the Company Disclosure Letter (the “Other Governmental Approvals”); (vi) the filing of a notification with the U.S. Department of State, Directorate of Defense Trade Controls (“DDTC”) no less than sixty (60) days prior to Closing pursuant to Section 122.4(b) of the International Traffic in Arms Regulations (“ITAR”); (vii) the filing of a notification with DDTC within five (5) days of the Closing pursuant to Section 122.4(a) of the ITAR; and (viii) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   Board Approval.   The Company Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s stockholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Company’s stockholders for adoption at the Company Stockholders Meeting; and (iv) resolved to recommend that Company stockholders vote in favor of adoption of this Agreement in accordance with the GBCLM (collectively, the “Company Board Recommendation”).
(e)   Anti-Takeover Statutes.   Assuming the accuracy of Section 4.06, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation enacted under any federal, state, local or foreign laws applicable to the Company is applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.
Section 3.04   SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements; PPP Loan
(a)   SEC Filings.   Except as set forth on Section 3.04(a) of the Company Disclosure Letter, the Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since April 30, 2016 (the “Company SEC Documents”). True, correct, and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). To the extent that any Company SEC Document available on EDGAR contains redactions pursuant to a request for confidential treatment or otherwise, the Company has made available to Parent the full text of all such Company SEC Documents that it has so filed or furnished with the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and

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regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. None of the Company’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.
(b)   Financial Statements.   Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Documents: (i) complied as to form in all material respects with the applicable requirements and published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in accordance with GAAP in all material respects the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Company and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).
(c)   Internal Controls.   The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company and its Subsidiaries.
(d)   Disclosure Controls and Procedures.   The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company’s independent registered public accounting firm and the audit committee of the Company and on Section 3.04(d) of the Company Disclosure Letter (i) any “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated or, (ii) any fraud that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.
(e)   Undisclosed Liabilities.   The audited balance sheet of the Company dated as of April 30, 2020 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred

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to as the “Company Balance Sheet.” Except as set forth on Section 3.04(e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Company Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Off-Balance Sheet Arrangements.   Except as described in the Company SEC Documents filed as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).
(g)   Sarbanes-Oxley and Compliance.   Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is also in compliance with all of the other applicable provisions of the Sarbanes-Oxley Act and the rules and regulations applicable to OTC-traded companies, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(h)   Accounting, Securities, or Other Related Complaints or Reports.   Since January 1, 2016: (i) none of the Company or any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries has received any oral or written complaint, allegation, assertion, or claim regarding the financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods of the Company or any of its Subsidiaries or any oral or written complaint, allegation, assertion, or claim from employees of the Company or any of its Subsidiaries regarding questionable financial accounting or auditing matters with respect to the Company or any of its Subsidiaries; and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported to the Company credible evidence of any material violation of securities Laws, breach of fiduciary duty, or similar material violation by the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, or agents to the Company Board or any committee thereof, or to the chief executive officer, chief financial officer, or vice president of supply chain and quality of the Company.
(i)   PPP Loan.   The PPP Loan was obtained by the Company in compliance with the eligibility requirements of the Paycheck Protection Program administered by the U.S. Small Business Administration and in accordance with applicable Law. The Company has not used the proceeds of the PPP Loan in any manner not permitted by applicable Law and has not taken any action that would violate the terms of the PPP Loan. As of the date of this Agreement, to the Knowledge of the Company, the Company is eligible to receive forgiveness of the PPP Forgiveness Amount in accordance with the terms of the PPP Loan and applicable Law. As of the date of this Agreement, the Company has not received notice from any Governmental Entity asserting or threatening that the PPP Forgiveness Amount will not be forgiven or that the PPP Loan does not comply with applicable Law.
Section 3.05   Absence of Certain Changes or Events.   Except as set forth on Section 3.05 of the Company Disclosure Letter, since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business consistent with past practice and there has not been or occurred:

Annex A-15

(a)   any Company Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or
(b)   any event, condition, action, or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.
Section 3.06   Taxes.
(a)   Tax Returns and Payment of Taxes.   The Company and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them. Such Tax Returns are true, complete, and correct in all material respects. Neither Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company’s financial statements included in the Company SEC Documents (in accordance with GAAP). The Company’s most recent financial statements included in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has incurred any Liability for Taxes since the date of the Company’s most recent financial statements included in the Company SEC Documents outside of the ordinary course of business or otherwise inconsistent with past practice.
(b)   Availability of Tax Returns.   The Company has made available to Parent complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending after April 30, 2016.
(c)   Withholding.   The Company and each of its Subsidiaries have withheld and timely paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Company Employee, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.
(d)   Liens.   There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s most recent financial statements included in the Company SEC Documents.
(e)   Tax Deficiencies and Audits.   No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or any of its Subsidiaries. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending, or, to the Company’s Knowledge, threatened with respect to any material Taxes of the Company or any of its Subsidiaries.
(f)   Tax Jurisdictions.   To the Knowledge of the Company, no claim has ever been made in writing by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.
(g)   Tax Rulings.   Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, or similar ruling or memorandum entered into with any taxing authority with respect to any material Taxes, nor is any such request outstanding.
(h)   Consolidated Groups, Transferee Liability, and Tax Agreements.   Neither Company nor any of its Subsidiaries: (i) has been a member of a group filing Tax Returns on a consolidated, combined,

Annex A-16

unitary, or similar basis; (ii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor, by Contract, or otherwise; or (iii) is a party to, bound by or has any liability under any Tax sharing, allocation, or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).
(i)   Change in Accounting Method.   Neither Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws by reason of a change in accounting method or otherwise.
(j)   Post-Closing Tax Items.   The Company and its Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; or (iv) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto; or (v) election under Section 108(i) of the Code.
(k)   Ownership Changes.   Without regard to this Agreement, neither the Company nor any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382 of the Code.
(l)   Section 355.   Neither Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.
(m)   Reportable Transactions.   Neither Company nor any of its Subsidiaries has been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).
Section 3.07   Intellectual Property.
(a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, either Company or one of its Subsidiaries owns, or is licensed or otherwise possesses adequate rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, trade secrets and other confidential information, software, and other intellectual property or proprietary rights (collectively, the “Company IP”) used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims by any Person alleging infringement or misappropriation by the Company or any of its Subsidiaries of such Person’s intellectual property, (ii) to the Knowledge of the Company, the conduct of the business of Company and its Subsidiaries does not infringe or misappropriate any intellectual property rights of any Person, (iii) neither Company nor any of its Subsidiaries has made any claim of a violation or infringement, or misappropriation by others of its rights to or in connection with the Company IP, and (iv) to the Knowledge of the Company, no Person is infringing or misappropriating any Company IP. Section 3.07(a) of the Company Disclosure Letter sets forth all registered Company IP.
(b)   Company IT Systems.   Since January 1, 2017, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have taken all reasonable best effort steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 3.08   Compliance with Laws; Permits.
(a)   Compliance.   The Company and each of its Subsidiaries are and, since January 1, 2017, have been in material compliance with, all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound. Since January 1, 2017, no Governmental Entity has issued any written notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law in any material respect.
(b)   Permits.   The Company and its Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof, all material permits, licenses, registrations, variances, clearances, consents, commissions, franchises, exemptions, orders, authorizations, and approvals from Governmental Entities (collectively, “Permits”). No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened. The Company and each of its Subsidiaries is and, since December 31, 2016, has been in compliance with the terms of all Permits.
Section 3.09   Litigation.   Except as set forth in Section 3.09 of the Company Disclosure Letter, there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any officer or director of the Company or any of its Subsidiaries in their capacities as such other than any such Legal Action that: (a) does not involve an amount in controversy in excess of $75,000; and (b) does not seek material injunctive or other material non-monetary relief. None of the Company or any of its Subsidiaries or any of their respective properties or assets is subject to any order, writ, assessment, decision, injunction, decree, ruling, or judgment (“Order”) of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent. To the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any officer or director of the Company.
Section 3.10   Brokers’ and Finders’ Fees.   Except for fees payable to Philpott Ball & Werner (the “Company Financial Advisor”) pursuant to an engagement letter listed in Section 3.10 of the Company Disclosure Letter, a correct and complete copy of which has been provided to Parent, neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.
Section 3.11   Employee Matters.
(a)   Schedule.   Section 3.11(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date hereof, of each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability, medical, or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant, or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company or any Company ERISA Affiliate has or may have any Liability (collectively, the “Company Employee Plans”).
(b)   Documents.   The Company has made available to Parent correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Company Employee Plans and amendments thereto in each case that are in effect as of the date hereof, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider

Annex A-18

agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan; (iii) the most recent financial statements for each Company Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Company Employee Plan; (v) the current summary plan description for each Company Employee Plan; and (vi) all actuarial valuation reports related to any Company Employee Plans.
(c)   Employee Plan Compliance.   (i) Each Company Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of the Company, no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries, where applicable, have timely made all contributions, and other payments required by and due under the terms of each Company Employee Plan and applicable Law, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) except to the extent limited by applicable Law, each Company Employee Plan can be amended, terminated, or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company, or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) there are no investigations, audits, inquiries, enforcement actions, or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS, U.S. Department of Labor, Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Entity with respect to any Company Employee Plan; (vi) there are no material Legal Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits); and (vii) to the Knowledge of the Company, neither the Company nor any of its Company ERISA Affiliates has engaged in a transaction that could subject the Company or any Company ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.
(d)   Plan Liabilities.   Neither the Company nor any Company ERISA Affiliate has incurred or reasonably expects to incur, either directly or indirectly, any liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law relating to any Company Employee Plan.
(e)   Certain Company Employee Plans.   With respect to each Company Employee Plan:
(i)   no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its Company ERISA Affiliates has now or at any time within the previous six years contributed to, sponsored, maintained, or had any liability or obligation in respect of any such Multiemployer Plan or multiple employer plan;
(ii)   no Legal Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such Company Employee Plan or to appoint a trustee for any such Company Employee Plan;
(iii)   no Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code; and
(iv)   no “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Company Employee Plan.
(f)   No Post-Employment Obligations.   No Company Employee Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide

Annex A-19

post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law.
(g)   Potential Governmental Liability.   Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Company Employee Plan, or otherwise involving any Company Employee Plan or the assets of any Company Employee Plan; and (ii) no Company Employee Plan is presently or has within the three years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity.
(h)   Section 409A Compliance.   Each Company Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).
(i)   Health Plan Compliance.   Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements under the Affordable Care Act, the Code, ERISA, COBRA, HIPAA, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Company Employee Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.
(j)   Effect of Transaction.   Except as set forth in Section 3.11(j) of the Company Disclosure Letter, neither the execution or delivery of this Agreement, the consummation of the Merger, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of the Company or any of its Subsidiaries to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company Employee Plan; (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan; or (v) result in the payment of any “parachute payments” within the meaning of Section 280G of the Code.
(k)   Employment Law Matters.   The Company and each of its Subsidiaries: (i) is in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Company Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(l)   Labor.   Neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed within the U.S. is pending, threatened, or has occurred in the last two years. None of the Company Employees is represented by a labor organization, work council, or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at the Company or any of its Subsidiaries, or any Company Employees. There are no Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the

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Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.12   Real Property and Personal Property Matters.
(a)   Owned Real Estate.   The Company or one or more of its Subsidiaries has good and marketable fee simple title to the Owned Real Estate free and clear of any Liens other than the Permitted Liens. Section 3.12(a) of the Company Disclosure Letter contains an accurate and complete list by address of the Owned Real Estate as of the date hereof. Except as set forth on Section 3.12(a), neither the Company nor any of its Subsidiaries: (i) lease or grant any Person the right to use or occupy all or any part of the Owned Real Estate; (ii) other than to Parent, has granted any Person an option, right of first offer, or right of first refusal to purchase such Owned Real Estate or any portion thereof or interest therein; or (iii) has received written notice of any pending, and to the Knowledge of the Company threatened, condemnation proceeding affecting any Owned Real Estate or any portion thereof or interest therein. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.
(b)   Leased Real Estate.   Section 3.12(b) of the Company Disclosure Letter contains an accurate and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate. The Company has delivered to Parent an accurate and complete copy of each such Lease. Except as set forth on Section 3.12(b) of the Company Disclosure Letter, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease, is in material breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iii) the Company’s or its Subsidiary’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company or any of its Subsidiaries subleased, licensed, or otherwise granted any Person (other than another wholly-owned Subsidiary of the Company) a right to use or occupy such Leased Real Estate or any portion thereof.
(c)   Real Estate Used in the Business.   The Owned Real Estate identified in Section 3.12(a) of the Company Disclosure Letter and the Leased Real Estate identified in Section 3.12(b) of the Company Disclosure Letter comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries.
(d)   Personal Property.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.
Section 3.13   Environmental Matters.   Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   The Company and its Subsidiaries are, and at all times have been, in compliance with applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries.

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(b)   There has been no release of any Hazardous Substance by the Company or its Subsidiaries, or to the Knowledge of the Company, any other Person, in any manner that would reasonably be expected to give rise to the Company or any of its Subsidiaries incurring any remedial obligation or corrective action requirement under applicable Environmental Laws.
(c)   No Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, from any properties owned or operated by the Company or any of its Subsidiaries or as a result of any operations or activities of the Company or any of its Subsidiaries.
(d)   The Company and each of its Subsidiaries has disclosed and provided all reports and other information in its possession or control concerning any environmental conditions, liability or matters of compliance under any Environmental Law in connection with any real property currently or formerly owned, operated or leased by or for the Company or any of its Subsidiaries, or otherwise as a result of any operations or activities of the Company or any of its Subsidiaries.
Section 3.14   Material Contracts.
(a)   Material Contracts.   For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases):
(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), whether or not filed by the Company with the SEC;
(ii)   any employment or consulting Contract, in effect during the ten-year period prior to the date of this Agreement, (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (A) officer of the Company, (B) member of the Company Board, or (C) Company Employee providing for an annual base salary or payment in excess of $100,000;
(iii)   any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (A) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (1) the Company or another wholly-owned Subsidiary thereof or (2) any Subsidiary (other than a wholly-owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;
(iv)   any Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) to (A) engage in any line of business, or (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;
(v)   any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the Company or any of its Subsidiaries;
(vi)   any Contract relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets or capital stock or other equity interests of any Person, in each case with a fair market value in excess of $250,000;
(vii)   any Contract that contains any provision that requires the purchase of all or a material portion of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;
(viii)   any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party or upon consummation of the Merger will obligate Parent, the

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Surviving Corporation, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;
(ix)   any partnership, joint venture, limited liability company agreement, or similar Contract that is material to the Company and its Subsidiaries taken as a whole;
(x)   any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $250,000, other than (A) accounts receivables and payables, and (B) loans to direct or indirect wholly-owned Subsidiaries of the Company;
(xi)   any employee collective bargaining agreement or other Contract with any labor union;
(xii)   any other Contract under which the Company or any of its Subsidiaries is obligated to make payment or incur costs in excess of $250,000 in any year and which is not otherwise described in clauses (i)–(xi) above; or
(xiii)   any Contract which is not otherwise described in clauses (i)-(xii) above that is material to the Company and its Subsidiaries, taken as a whole.
(b)   Schedule of Material Contracts; Documents.   Section 3.14(b) of the Company Disclosure Letter sets forth an accurate and complete list as of the date hereof of all Company Material Contracts. The Company has made available to Parent correct and complete copies of all Company Material Contracts, including any amendments thereto.
(c)   No Breach.   (i) all the Company Material Contracts are legal, valid, and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has materially violated any provision of, or materially failed to perform any obligation required under the provisions of, any Company Material Contract; and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in material breach, or has received written notice of breach, of any Company Material Contract.
Section 3.15   Government Contracts.
(a)   Section 3.15(a) of the Company Disclosure Letter sets forth a true and correct list of the following as of the date hereof of: (i) each Government Contract under which the aggregate payments to or to become due to the Company or any of its Subsidiaries exceed $250,000 (each, a “Material Government Contract”); and (ii) each Government Bid that has not expired and for which an award has not been issued. Except as prohibited by Law, the Company has made available in the electronic data room maintained by the Company complete and correct copies of each Material Government Contract. To the Knowledge of the Company, each Material Government Contract is a legal, valid and binding obligation of the Company and is in full force and effect, and, was awarded in compliance with applicable Law.
(b)   Except as set forth on Section 3.15(b) of the Company Disclosure Letter, (i) the Company has complied in all material respects with all applicable requirements of the Federal Truthful Cost and Pricing Data statute (f/k/a Truth in Negotiations Act), the Procurement Integrity Act, the False Claims Act, Executive Order No. 11246 of 1965, Section 503 of the Rehabilitation Act of 1973, the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, and any other laws, rules, regulations or orders applicable to any Government Contract or Government Bid in respect of the Business, (ii) there is no pending claim for fraud (as such concept is defined under the Laws of the United States) in connection with any Government Contract, and, to the Company’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to (A) a non-frivolous claim for actual fraud (as such concept is defined under the Laws of the United States) in connection with any Government Contract or (B) suspension or debarment proceedings; (iii) all representations and certifications made by the Company in connection with any Government Contract were complete and accurate in all material respects as of their effective date and the Company has complied in all material respects with all such

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representations and certifications, (iv) neither any Governmental Entity nor any prime contractor, subcontractor or other person or entity has notified the Company in writing that the Company has breached or violated in any material respect any Law pertaining to any Government Contract or Government Bid, (v) there have been no suspension, debarment, or exclusion proceeding (or equivalent proceeding) initiated by any Governmental Entity against the Company, or to the Company’s Knowledge, threatened in writing against the Company or any of its employees; (vi) in the past six years, the Company has not made any mandatory disclosure to any Governmental Entity with respect to any irregularity, misstatement, noncompliance or omission arising under or related to a Government Contract and to the Company’s Knowledge, no facts or circumstances exist that would reasonably be expected to trigger a mandatory disclosure or give rise to a False Claims Act action; and (vii) the Company has not received notice of any material (A) outstanding claims arising under or relating to any Government Contract by any Governmental Entity or prime contractor, subcontractor or other person or (B) outstanding claims or requests for equitable adjustment or disputes between the Company, on the one hand, and the United States government or any prime contractor, subcontractor, vendor or other person, on the other hand, arising under or relating to any Government Contract or Government Bid.
Section 3.16   Insurance.   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and to the Knowledge of the Company no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.
Section 3.17   Related Person Transactions.   Except as otherwise disclosed in the Company SEC Documents, there are, and since April 30, 2016, there have been, no Contracts, transactions, arrangements, or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer, or employee) thereof or any holder of 5% or more of the shares of Company Common Stock, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.
Section 3.18   Regulatory Matters.
(a)   At all times since December 31, 2014, the Company has complied in all material respects in accordance with applicable provisions of U.S. export control Laws, including: (i) the Export Control Reform Act of 2018 and implementing Export Administration Regulations; (ii) economic sanctions regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control; and (iii) the Arms Export Control Act and implementing International Traffic in Arms Regulations (together, the “Export Control Laws”).
(b)   Neither the Company, nor to the Company’s Knowledge any of its employees, officer, directors, or any agent or representative acting on behalf of the Company is currently, or has been since December 31, 2014: (i) a Sanctioned Person; (ii) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, to the extent such activities violate applicable Sanctions Laws; or (iii) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws or U.S. anti-boycott Laws (collectively, “Trade Control Laws”) in any material respect.
(c)   Since December 31, 2014, (i) the Company has not received from any Governmental Entity any written notice or inquiry, (ii) made any voluntary or involuntary disclosure to a Governmental Entity, or (iii) conducted any internal investigation or audit, in each case of clauses (i)-(iii), concerning any alleged violation of Trade Control Laws or Export Control Laws.

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(d)   Without limiting the generality of the foregoing, since December 31, 2014, (i) neither the Company nor any of its officers, directors, employees or any of its agents or third party representatives acting on behalf of the Company, have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or thing of value to or from any Person or Governmental Entity in the U.S. or elsewhere in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Anti-Kickback Act of 1986 (the “Anti-Kickback Act”) or any other Laws that prohibit bribery, money laundering, corruption, fraud or other improper payments; and (ii) there is no charge, proceeding or investigation by any Governmental Entity with respect to a violation of the FCPA, the Anti-Kickback Act or any other Laws that prohibit bribery, money laundering, corruption, fraud or other improper payments that is now pending or, has been threatened by direct written communication to an officer of the Company with respect to the Company.
Section 3.19   Proxy Statement.   None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement, and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.
Section 3.20   Reserved.
Section 3.21   No Other Representations or Warranties.   Except for the representations and warranties set forth in this Article III(including the related portions of the Company Disclosure Letter), neither the Company nor any other Person has made or is making any express or implied representation or warranty, either written or oral, with respect to the Company or its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, neither the Company nor any other Person has made or makes any representation or warranty with respect to any projections, estimates, or budgets of future revenues, future results of operations, future cash flows, or future financial condition (or any component of any of the foregoing) of the Company, including any information made available in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent or its Representatives, or in any other form in connection with the transactions contemplated by this Agreement. Neither the Company or any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub (including their respective Representatives), or Parent’s or Merger Sub’s (or such Representatives’) use of, any such information.
Article IV
Representations and Warranties of Parent and Merger Sub
Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:
Section 4.01   Organization.   Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation.
Section 4.02   Authority; Non-Contravention; Governmental Consents; Board Approval.
(a)   Authority.   Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by

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this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.
(b)   Non-Contravention.   The execution, delivery, and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent or Merger Sub; (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 4.02(c) have been obtained or made, conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Parent or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.
(c)   Governmental Consents.   No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Articles of Merger with the Secretary of State of the State of Missouri; (ii) the filing with the SEC of (A) the Company Proxy Statement in definitive form in accordance with the Exchange Act, and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under Antitrust Laws, in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of OTC; (v) the Other Governmental Approvals; and (vii) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.
Section 4.03   Proxy Statement.   None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use or incorporation in the Company Proxy Statement, will, at the date such Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives.
(a)   Approval.
(i)   The board of directors of the Parent by resolutions duly adopted by a unanimous vote at a meeting of all directors of Parent duly called and held and, not subsequently rescinded or modified

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in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Parent and the Parent’s stockholders, and (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein. No other action on the part of Parent or the stockholders of Parent (including any vote of such stockholders of Parent) is necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby, including the Merger.
(ii)    The board of directors of Merger Sub by resolutions duly adopted by a unanimous vote at a meeting of all directors of Merger Sub duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Merger Sub and Parent, as the sole stockholder of Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that Parent, as the sole stockholder of Merger Sub, approve the adoption of this Agreement in accordance with the GBCLM.
Section 4.04   Financial Capability.   Parent has or will have, and will cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement.
Section 4.05   Legal Proceedings.   As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, order, judgment, ruling, or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.
Section 4.06   Ownership of Company Common Stock.   Neither Parent nor any of its Affiliates or Associates is, or within five years prior to the date of this Agreement has been, a “beneficial owner” (as defined in Section 351.459 of the GBCLM) of any shares of Company Common Stock.
Section 4.07   Brokers.   Neither Parent, Merger Sub, nor any of their respective Affiliates has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement for which the Company would be liable in connection the Merger.
Section 4.08   Disclaimer of Reliance.   Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub each acknowledge and agree that none of the Company or any other Person has made or is making, and Parent and Merger Sub expressly disclaim reliance upon, any representations, warranties, or statements relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article III, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, Merger Sub, or any of their respective Representatives. Without limiting the generality of the foregoing, Parent and Merger Sub acknowledge that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets, or prospect information that may have been made available to Parent, Merger Sub, or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other transactions contemplated by this Agreement).
Section 4.09   Excepted Investor.   Buyer is an excepted investor as defined in 31 C.F.R. § 800.219 and that, therefore, the Merger and other transactions contemplated herein are not covered investments as defined in 31 C.F.R. § 800.211 and that the parties are not required to submit notice of the Merger and other transactions contemplated herein to the Committee on Foreign Investment in the United States pursuant to

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31 C.F.R. Part 800 and 50 U.S.C. App. § 2170, as amended by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”).
Article V
Covenants
Section 5.01   Conduct of Business of the Company.   During the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, except as expressly contemplated by this Agreement or as required by applicable Law or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), use its reasonable best efforts to conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to maintain in effect all necessary licenses, permits, consents, franchises and approvals and authorizations, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):
(a)   amend or propose to amend its Charter Documents;
(b)   (i) split, combine, or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Company Securities or Company Subsidiary Securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries);
(c)   issue, sell, pledge, dispose of, or encumber any Company Securities or Company Subsidiary Securities, other than the issuance of shares of Company Common Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms;
(d)   except as required by applicable Law or by any Company Employee Plan or Contract in effect as of the date of this Agreement (i) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business and consistent with past practice, (ii) promote any officers or employees, except employee promotions made in the ordinary course of business consistent with past practice, including as the result of the termination or resignation of any officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;
(e)   acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person in excess of $250,000 in the aggregate;
(f)   (i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, or otherwise subject to any Lien (other than a Permitted Lien), any assets, including the capital stock or other equity interests in any Subsidiary of the Company; provided, that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting

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non-exclusive licenses under the Company IP, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;
(g)   repurchase, prepay, or incur any indebtedness for borrowed money (including any additional indebtedness pursuant to the CARES Act’s Paycheck Protection Program) or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;
(h)   enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder, except for any amendments or modifications in the ordinary course consistent with past practices;
(i)   institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $250,000 in the aggregate, other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Company Balance Sheet; provided, that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;
(j)   make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;
(k)   (i) settle or compromise any Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Company Balance Sheet (or most recent consolidated balance sheet included in the Company SEC Documents), (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;
(l)   enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;
(m)   except in connection with actions permitted by Section 5.04 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Takeover Proposal or otherwise, except for Parent, Merger Sub, or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;
(n)   abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Company IP, or grant any right or license to any material Company IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;
(o)   terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;
(p)   authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries;

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(q)   use the proceeds of the PPP Loan in any manner not permitted by applicable Law or take any action that would violate the terms of the PPP Loan or constitute a violation of applicable Law with respect thereto; or
(r)   agree or commit, or announce an intention, to do any of the foregoing.
Section 5.02   Other Actions.   From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action (except as otherwise expressly permitted by Section 5.04 of this Agreement) that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.
Section 5.03   Access to Information; Confidentiality.
(a)   Upon reasonable prior notice and subject to applicable Laws relating to the exchange of information, from the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law. No investigation shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.
(b)   Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated July 5, 2019, between Parent and Company Financial Advisor as agent for the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.
Section 5.04   No Solicitation.
(a)   The Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit its and its Subsidiaries’ directors, officers, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to Section 5.04(b): (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal; (ii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal (each, a “Company Acquisition Agreement”). Except as expressly permitted by this Section 5.04, the Company Board shall not effect a Company Adverse Recommendation Change. The Company shall, and shall cause its Subsidiaries to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect

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to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information.
(b)   Notwithstanding Section 5.04(a), prior to the receipt of the Requisite Company Vote, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.04(c) and Section 5.04(d): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Company Board believes in good faith, after consultation with outside legal counsel and the Company Financial Advisor (and, if necessary, contact with such third party to clarify the terms and conditions of such Takeover Proposal), constitutes or would reasonably be expected to result in a Superior Proposal; (ii) thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within 48 hours) provided for informational purposes only to Parent); (iii) following receipt of and on account of a Superior Proposal, make a Company Adverse Recommendation Change; and/or (iv) take any action that any court of competent jurisdiction orders the Company to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iv), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would cause the Company Board to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall (x) prevent the Company Board from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act; (y) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act or (z) making any disclosures to the stockholders of the Company with regard to the transactions contemplated by this Agreement or any Takeover Proposal required by Law.
(c)   The Company Board shall not take any of the actions referred to in clauses (i) through (iv) of Section 5.04(b) or clauses (x) through (z) of Section 5.04(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company shall notify Parent promptly (but in no event later than 48 hours) after it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. The Company shall keep Parent fully informed of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof, and shall promptly (and in any event within 48 hours) provide Parent with copies of any materials, documents and agreements provided to the Company in connection with such Takeover Proposal (including the most recent drafts of any acquisition agreements and financing commitments related thereto). The Company shall provide Parent with at least 48 hours prior notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Company Board is reasonably expected to consider any Takeover Proposal. The Company shall promptly provide Parent with a list of any non-public information concerning the Company’s and any of its Subsidiary’s business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Parent, copies of such information.
(d)   Except as expressly permitted by this Section 5.04, the Company Board shall not effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement, if: (i) the Company promptly notifies Parent, in writing, at least three Business Days (the “Superior Proposal Notice Period”) before making a Company Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) a Company Acquisition Agreement, of its intention to take such

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action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal, that the Company Board intends to declare a Superior Proposal and that the Company Board intends to effect a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement; (ii) the Company attaches to such notice the most current version of the proposed agreement and the identity of the third party making such Superior Proposal; (iii) the Company shall, and shall cause its Representatives to, during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least three Business Days remains in the Superior Proposal Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Company Board determines in good faith, after consulting with outside legal counsel and its Company Financial Advisor, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of this Agreement.
(e)   Notwithstanding anything to the contrary in the foregoing, in response to an Intervening Event that has occurred after the date of this Agreement but prior to the receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change if: (i) prior to effecting the Company Adverse Recommendation Change, the Company promptly notifies Parent, in writing, at least three Business Days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action; (ii) the Company shall, and shall cause its Representatives to, during the Intervening Event Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that the underlying facts giving rise to, and the reasons for taking such action, ceases to constitute an Intervening Event, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Intervening Event Notice Period, there is any material development in an Intervening Event, the Intervening Event Notice Period shall be extended, if applicable, to ensure that at least three Business Days remains in the Intervening Event Notice Period subsequent to the time the Company notifies Parent of any such material development (it being understood that there may be multiple extensions)); and (iii) the Company Board determines in good faith, after consulting with outside legal counsel and its Company Financial Advisor, that the failure to effect such Company Adverse Recommendation Change, after taking into account any adjustments made by Parent during the Intervening Event Notice Period, would be reasonably likely to result in a breach of its fiduciary duties under applicable Law. The Company acknowledges and hereby agrees that any Company Adverse Recommendation Change effected (or proposed to be effected) in response to or in connection with any Takeover Proposal may be made solely and exclusively pursuant to Section 5.04(d) only, and may not be made pursuant to this Section 5.04(e) and any Company Adverse Recommendation Change may only be made pursuant to this Section 5.04 and no other provisions of this Agreement.
Section 5.05   Stockholders Meeting; Preparation of Proxy Materials.
(a)   Subject to Section 5.04(b) and confirmation from the SEC that it has no further comments on the Company Proxy Statement, the Company shall take all action necessary to establish a record date for, duly call, give notice of, convene, and hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, the Company shall mail the Company Proxy Statement to the holders of Company Common Stock in advance of such meeting. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.04 hereof, the Company Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.04 hereof, the Company shall use reasonable best efforts to: (i) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or

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advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law to obtain such approval. The Company shall not submit any other proposals for approval at the Company Stockholders Meeting without the prior written consent of Parent. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as requested Parent or Merger Sub. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent (other than: (A) in order to obtain a quorum of its stockholders; (B) to allow reasonable additional time after the filing and mailing of any supplemental or amended disclosures to the Company Proxy Statement for compliance with applicable legal requirements; (C) in order to solicit additional proxies for the purpose of obtaining approval of the Merger at the Company Stockholders Meeting; or (D) if the Company has delivered any notice contemplated by Section 5.04(d) or (e) and the time periods contemplated therein have not expired; provided, in each case, that the Company shall provide Parent with reasonable advance notice of such postponement or adjournment), which consent shall not be unreasonably withheld or delayed. If the Company Board makes a Company Adverse Recommendation Change, it will not alter the obligation of the Company to submit the adoption of this Agreement and the approval of the Merger to the holders of Company Common Stock at the Company Stockholders Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholders Meeting.
(b)   In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement the Company shall prepare and file the Company Proxy Statement with the SEC. Parent, Merger Sub, and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its reasonable best efforts to cause the Company Proxy Statement at the date that it (and any amendment or supplement thereto) is first published, sent, or given to the stockholders of the Company and at the time of the Company Stockholders Meeting, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, Merger Sub, and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.
Section 5.06   Notices of Certain Events; Stockholder Litigation; No Effect on Disclosure Letter.
(a)   The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and (iii) any event, change, or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 6.02(a), Section 6.02(b) or Section 6.02(c) or of this Agreement (in

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the case of the Company and its Subsidiaries) or Section 6.03(a) or Section 6.03(b) of this Agreement (in the case of Parent and Merger Sub), to be satisfied.
(b)   The Company shall promptly advise Parent in writing after becoming aware of any Legal Action commenced, or to the Company’s Knowledge threatened, after the date hereof against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger) and shall keep Parent reasonably informed regarding any such Legal Proceeding. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such stockholder litigation and shall consider Parent’s views with respect to such stockholder litigation and shall not settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned).
(c)   In no event shall the delivery of any notice by a party pursuant to this Section 5.06 (i) limit or otherwise affect the respective rights, obligations, representations, warranties, covenants, or agreements of the parties or the conditions to the obligations of the parties under this Agreement; or (ii) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to any representation or warranty. This Section 5.06 shall not constitute a covenant or agreement for purposes of Section 6.02(b) or Section 6.03(b).
Section 5.07   Employees; Benefit Plans.
(a)   During the period commencing at the Effective Time and ending on the date which is the earlier of (x) twelve months from the Effective Time and (y) the date of the employee’s termination of employment with Parent and its Subsidiaries, Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with (i) annual base salary or wage level and annual target bonus opportunities that are, in each case, no less favorable than that provided by the Company and its Subsidiaries to such employee as of immediately prior to the Closing Date and (ii) employee benefits that are, in the aggregate, substantially comparable in the aggregate to the employee benefits provided by the Company and its Subsidiaries as of immediately prior to the Closing Date (in the case of each of clauses (i) and (ii), excluding long-term cash-based or equity-based compensation or transaction based compensation such as any retention bonuses or deal bonuses).
(b)   With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, to the extent permitted under the terms of such plan (without amendment thereto) and/or applicable Law, (i) waive any pre-existing condition limitations, actively-at-work requirements, eligibility waiting periods and any other restriction that would prevent immediate or full participation under any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans maintained by the Company prior to the Effective Time, (ii) provide each Company Continuing Employee with credit for any co-payments and deductible paid prior to the Effective Time in the same plan year in which the Effective Time occurs in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time, as if there had been a single continuous employer for such pay year, to the extent credited under the welfare plans maintained by the Company prior to the Effective Time, and (iii) to credit all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for purposes of eligibility to participate (but not for purposes of vesting or benefit accrual, except for vacation, if applicable) for full or partial years of service in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, that such service shall not be credited to the extent that (x) such crediting would result in a duplication of benefits or (y) such service was not credited under the corresponding Company Employee Plan.

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(c)   Effective no later than the day immediately preceding the Closing Date, the Company shall terminate any Company Employee Plans maintained by the Company or its Subsidiaries that Parent has requested to be terminated by providing a written notice to the Company at least 30 days prior to the Closing Date; provided, that such Company Employee Plans can be terminated in accordance with their terms and applicable Law without any adverse consequences with respect to any Company ERISA Affiliate. No later than the day immediately preceding the Closing Date, the Company shall provide Parent with evidence that such Company Employee Plans have been terminated.
(d)   This Section 5.07 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.07, express or implied, shall confer upon any Company Employee, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.07. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; or (ii) shall alter or limit the ability of the Surviving Corporation, Parent, or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them. The parties hereto acknowledge and agree that the terms set forth in this Section 5.07 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever.
(e)   With respect to matters described in this Section 5.07, the Company will not send any written notices or other written communication materials to Company Employees without the prior written consent of Parent.
Section 5.08   Directors’ and Officers’ Indemnification and Insurance.
(a)   Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) as provided in the Charter Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.08 of the Company Disclosure Letter, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms.
(b)   For a period of six years from the Effective Time, the Parent and Surviving Corporation (the “Indemnifying Parties”) shall indemnify, defend and hold harmless each Indemnified Party (in all their capacities) against all losses, claims, damages, liabilities, fees, expenses, judgments and fines incurred in connection with any claim, suit, action or proceeding, whether civil, criminal, administrative, or investigative (each a “Claim”) and shall provide advancement of expenses (including reasonable attorneys’ fees) to each Indemnified Party to the same extent such Indemnified Party has the right to advancement of reasonable and documented expenses pursuant to the Charter Documents of the Company as in effect on the date of this Agreement and to the extent that such Indemnified Party does not have such a right to advancement of expenses, the Indemnifying Parties shall promptly reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim as such expenses are incurred, subject to the receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law.
(c)   The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to: (i) obtain as of the Effective Time “tail” insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of two hundred percent (200%) of

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the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement, which amount is set forth in Section 5.08(c) of the Company Disclosure Letter (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium.
(d)   The obligations of Parent, Merger Sub, and the Surviving Corporation under this Section 5.08 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.08 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.08 applies shall be third party beneficiaries of this Section 5.08, each of whom may enforce the provisions of this Section 5.08).
(e)   In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.08. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.
Section 5.09   PPP Loan.   The Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to receive (i) written confirmation from the PPP Lender confirming forgiveness of the PPP Forgiveness Amount and termination of the promissory note evidencing the PPP Loan, and (ii) in the event the PPP Loan has not been cancelled prior to the Closing Date, the written consent of the PPP Lender to consummate the Merger.
Section 5.10   Reasonable Best Efforts.
(a)   Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.10), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all necessary material consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and Parent shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any material communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or Parent or Merger Sub, on the other hand, receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by

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any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement. Neither Parent nor the Company shall commit to or agree (or permit any of their respective Subsidiaries to commit to or agree) with any Governmental Entity to stay, toll, or extend any applicable waiting period under any applicable Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned, or delayed).
(b)   In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with Parent and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub, or any of their respective Affiliates shall be required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by this Agreement.
Section 5.11   Public Announcements.   The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company, Parent, and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by applicable Law or the rules or regulations of any applicable securities exchange or other Governmental Entity to which the relevant party is subject or submits, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.11 shall not apply to any release or announcement made or proposed to be made in connection with and related to a Company Adverse Recommendation Change or in compliance with Section 5.04.
Section 5.12   Anti-Takeover Statutes.   If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.
Section 5.13   Section 16 Matters.   Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.
Section 5.14   Obligations of Merger Sub.   Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
Section 5.15   Cessation of Quotation; Deregistration.   The Company will cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions and all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies applicable to an OTC-traded company to cause the cessation of quotation of Company Common Stock on the OTC and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.
Section 5.16   Government Approvals.   As promptly as practicable after the execution of this Agreement and in no event later than 60 days in advance of Closing, Parent, Merger Sub and the Company, submit to

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DDTC the required notification of the transactions contemplated by this Agreement in accordance with Section 122.4(b) of the International Traffic in Arms Regulation and in accordance with DDTC’s guidance for this notification (the “DDTC 60 Day Notice”) unless such notification was made prior to the execution of this Agreement. In addition, no later than 5 days following Closing, Parent, Merger Sub and the Company shall submit to DDTC the required notification of the transactions contemplated by this Agreement in accordance with Section 122.4(a) of the International Traffic in Arms Regulation and in accordance with DDTC’s guidance for this notification (the “DDTC 5 Day Notice”). Parent, Merger Sub and the Company shall, as promptly as practicable after the execution of this Agreement, provide all information necessary or advisable with respect to Parent, Merger Sub or the Company as reasonably requested by Parent, Merger Sub or the Company in connection with the preparation of the DDTC 60 Day Notice and DDTC 5 Day Notice. Each of Parent, Merger Sub and the Company shall provide, as promptly as practicable, any further information or assurances requested by DDTC.
Article VI
Conditions
Section 6.01   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing Date of each of the following conditions:
(a)   Company Stockholder Approval.   This Agreement will have been duly adopted by the Requisite Company Vote.
(b)   No Injunctions, Restraints, or Illegality.   No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.
(c)   Governmental Consents.   Subject to the accuracy of Buyer’s representations and warranties in Section 4.09, all consents, approvals and other authorizations of any Governmental Entity set forth in Section 6.01(c) of the Company Disclosure Letter and required to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the Articles of Merger with the Secretary of State of the State of Missouri) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.
(d)   Third Party Consents.   All consents, approvals and other authorizations set forth in Section 6.01(d) of the Company Disclosure Letter shall have been obtained.
Section 6.02   Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Company (other than in Section 3.01(a), Section 3.02, Section 3.03(a), Section 3.03(b)(i), Section 3.03(d), Section 3.03(e) Section 3.05(a), and Section 3.10) set forth in Article III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 3.02 shall be true and correct (other than immaterial inaccuracies) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date); and (iii) the representations and warranties contained in Section 3.01(a), Section 3.03(a), Section 3.03(b)(i), Section 3.03(d), Section 3.03(e),

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Section 3.05(a), and Section 3.10 shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).
(b)   Performance of Covenants.   The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.
(c)   Company Material Adverse Effect.   Since the date of this Agreement there shall not have occurred any Company Material Adverse Effect that is continuing.
(d)   Officers Certificate.   Parent will have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b) and Section 6.02(c) hereof.
Section 6.03   Conditions to Obligation of the Company.   The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Effective Time of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of Parent and Merger Sub (other than in Section 4.01, Section 4.02(a), and Section 4.07) set forth in Article IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement; and (ii) the representations and warranties of Parent and Merger Sub contained in Section 4.01, Section 4.02(a), and Section 4.07 shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).
(b)   Performance of Covenants.   Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.
(c)   Officers Certificate.   The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).
Section 6.04   Frustration of Closing Condition.   None of Parent, Merger Sub or the Company may rely on the failure of any condition in this Article VI to be satisfied if such failure was caused by such party’s breach of this Agreement.
Article VII
Termination, Amendment, and Waiver
Section 7.01   Termination by Mutual Consent.   This Agreement may be terminated at any time prior to the Effective Time (whether before or after the receipt of the Requisite Company Vote) by the mutual written consent of Parent, Merger Sub, and the Company.
Section 7.02   Termination by Either Parent or the Company.   This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (whether before or after the receipt of the Requisite Company Vote):
(a)   if the Merger has not been consummated on or before December 31, 2020 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not

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be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;
(b)   if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or
(c)   if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).
Section 7.03   Termination By Parent.   This Agreement may be terminated by Parent at any time prior to the Effective Time:
(a)   If: (i) a Company Adverse Recommendation Change shall have occurred; or (ii) the Company intentionally and materially breaches or fails to perform any of its covenants and agreements set forth in Section 5.04 or Section 5.04(a); or
(b)   if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that Parent shall have given the Company at least 30 days written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 7.03(b); provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.03(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.
Section 7.04   Termination By the Company.   This Agreement may be terminated by the Company at any time prior to the Effective Time:
(a)   if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting;
(i)   the Company Board authorizes the Company, in full compliance with the terms of this Agreement, including Section 5.04 hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; or
(ii)   otherwise effects a Company Adverse Recommendation Change, in full compliance with the terms of this Agreement, including Section 5.04 hereof;
(b)   if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that the Company shall have given Parent at least 30 days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 7.04(b); provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.04(b) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.
Section 7.05   Notice of Termination; Effect of Termination.   The party desiring to terminate this Agreement pursuant to this Article VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and

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any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this Article VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party hereto, except: (a) with respect to Section 5.03(b), this Section 7.05, Section 7.06, and Article VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the willful breach by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.
Section 7.06   Fees Following Termination.
(a)   If this Agreement is terminated by Parent pursuant to Section 7.03(a), and at the time of or prior to such termination the Company has entered into a Company Acquisition Agreement in respect of a Superior Proposal, then the Company shall pay to Parent (by wire transfer of immediately available funds), within three Business Days after such termination, the Termination Fee.
(b)   If this Agreement is terminated by the Company pursuant to Section 7.04(a), and at the time of or prior to such termination the Company has entered into a Company Acquisition Agreement in respect of a Superior Proposal, then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.
(c)   If this Agreement is terminated (i) by Parent pursuant to Section 7.03(a) and a Company Adverse Recommendation Change shall have occurred pursuant to Section 5.04(e); or (ii) by the Company pursuant to Section 7.04(a)(ii) and a Company Adverse Recommendation Change shall have occurred pursuant to Section 5.04(e), then the Company shall pay to Parent (by wire transfer of immediately available funds), within three Business Days after such termination, the Termination Fee.
(d)   If this Agreement is terminated: (i) by Parent pursuant to Section 7.03(b), provided, that the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof), or (ii) by the Company or Parent pursuant to (x) Section 7.02(a) hereof and provided, that the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof), or (y) Section 7.02(c) hereof, and, in the case of clauses (i) and (ii) immediately above, (A) prior to such termination (in the case of termination pursuant to Section 7.02(a) or Section 7.02(b)) or the Company Stockholders Meeting (in the case of termination pursuant to Section 7.02(c)), a Takeover Proposal shall have been publicly disclosed and not withdrawn, and (B) within 12 months following the date of such termination of this Agreement the Company shall have entered into a definitive agreement with respect to such Takeover Proposal, and such Takeover Proposal shall have been consummated, then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately following consummation of such transaction, the Termination Fee, (it being understood for all purposes of this Section 7.06(c), all references in the definition of Takeover Proposal to 15% shall be deemed to be references to “more than 50%” instead). If a Person (other than Parent) makes a Takeover Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the Company Stockholder Meeting, as applicable, and, within 12 months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes a Takeover Proposal that is publicly disclosed, such initial Takeover Proposal shall be deemed to have been “not withdrawn” for purposes of clauses (1) and (2) of this paragraph (c).
(e)   The Company acknowledges and hereby agrees that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, Parent and Merger Sub would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, Parent makes a claim against the Company that results in a judgment against the Company, the Company shall pay to Parent the reasonable costs and expenses of the Parent (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 from and including the date of payment of such amounts were due to, but excluding the date of actual payment, at the prime lending rate set forth in

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The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. The parties acknowledge and agree that in no event shall the Company be obligated to pay the Termination Fee on more than one occasion for any such fee. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Termination Fee becomes payable and is paid by the Company pursuant to this Section 7.06, the Termination Fee shall be payable only one time, if at all, and shall be the Parent’s and Merger Sub’s sole and exclusive remedy for monetary damages under this Agreement.
(f)   Except as expressly set forth in this Section 7.06, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.
Section 7.07   Amendment.   At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the holders of Company Common Stock without such approval.
Section 7.08   Extension; Waiver.   At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.
Article VIII
Miscellaneous
Section 8.01   Definitions.   For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:
“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.
“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).
“Agreement” has the meaning set forth in the Preamble.
“Antitrust Laws” has the meaning set forth in Section 3.03(c).
“Anti-Kickback Act” has the meaning set forth in Section 3.18(d).
“Articles of Merger” has the meaning set forth in Section 1.03.
“Associate” has the meaning set forth in Section 351.459 of the GBCLM.
“Book-Entry Share” has the meaning set forth in Section 2.01(c).

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“Business Day” means any day, other than Saturday, Sunday, or any day on which banking institutions located in the city of New York are authorized or required by Law or other governmental action to close.
“Cancelled Shares” has the meaning set forth in Section 2.01(a).
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.
“Certificate” has the meaning set forth in Section 2.01(c).
“Charter Documents” has the meaning set forth in Section 3.01(b).
“Closing” has the meaning set forth in Section 1.02.
“Closing Date” has the meaning set forth in Section 1.02.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the Preamble.
“Company Acquisition Agreement” has the meaning set forth in Section 5.04(a).
“Company Adverse Recommendation Change” shall mean the Company Board: (a) failing to make, withdraw, amend, modify, or materially qualify, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Company Proxy Statement that is mailed to the Company’s stockholders; (c) recommending a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten Business Days after the commencement of such offer; (e) making any public statement inconsistent with the Company Board Recommendation; or (f) resolving or agreeing to take any of the foregoing actions. Any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act shall not be deemed a Company Adverse Recommendation Change.
“Company Balance Sheet” has the meaning set forth in Section 3.04(e).
“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” has the meaning set forth in Section 3.03(d).
“Company Common Stock” has the meaning set forth in the Recitals.
“Company Continuing Employees” has the meaning set forth in Section 5.07(a).
“Company Disclosure Letter” has the meaning set forth in the introductory language in Article III.
“Company Employee” has the meaning set forth in Section 3.11(a).
“Company Employee Plans” has the meaning set forth in Section 3.11(a).
“Company Equity Award” means a Company Restricted Share granted under one of the Company Stock Plans, as the case may be.
“Company ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.
“Company Financial Advisor” has the meaning set forth in Section 3.10.
“Company IP” has the meaning set forth in Section 3.07.
“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, data communication lines, and other information technology equipment and related systems that are owned or used by the Company or any of its Subsidiaries.

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“Company Material Adverse Effect” means any event, occurrence, fact, condition, or change that has a material adverse effect on: (a) the business, results of operations, prospects financial condition, or assets of the Company and its Subsidiaries, taken as a whole; or (b) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that, a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial, or securities markets; (ii) the announcement of the transactions contemplated by this Agreement; (iii) any change in the market price or trading volume of the Company Common Stock; (iv) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events (including, without limitation, epidemics, pandemics or disease outbreaks (including SARS-CoV-2 or COVID-19 and any evolutions or mutations or related or associated epidemics, pandemics or disease outbreaks (“COVID-19”)) and any quarantine, "shelter in place," "stay at home," workforce reduction, social distancing, shut down, closure, sequester, safety, or similar law, directive, guidelines, or recommendations promulgated by any governmental entity, including the Centers for Disease Control and the World Health Organization, in each case, in connection with or in response to COVID-19); (v) change in any Laws or regulations applicable to the Company or its Subsidiaries or applicable accounting regulations or principles or the interpretation thereof; (vi) any legal proceedings commenced by or involving any current or former stockholder of the Company arising out of or related to this Agreement or the transactions contemplated hereby; (vii) any failure of the Company or its Subsidiaries to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period; (viii) the taking of any action required by this Agreement; or (ix) general conditions in the industry in which the Company and its Subsidiaries operate; provided further, however, that any event, change, and effect referred to in clauses (i), (iv), (v) or (ix) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change, or effect has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants of similar size operating in the industries in which the Company and its Subsidiaries conduct their businesses.
“Company Material Contract” has the meaning set forth in Section 3.14(a).
“Company Proxy Statement” has the meaning set forth in Section 3.19.
“Company Restricted Share” has the meaning set forth in Section 2.07(a).
“Company SEC Documents” has the meaning set forth in Section 3.04(a).
“Company Securities” has the meaning set forth in Section 3.02(b)(ii).
“Company Stock Plans” means the Company Stock Award Plan.
“Company Stockholders Meeting” means the Special Meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.
“Company Subsidiary Securities” has the meaning set forth in Section 3.02(d).
“Confidentiality Agreement” has the meaning set forth in Section 5.03(b).
“Consent” has the meaning set forth in Section 3.03(c).
“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.
“DDTC” means the Directorate of Defense Trade Controls in the U.S. Department of State.
“Dissenting Shares” has the meaning set forth in Section 2.03(a).
“EDGAR” has the meaning set forth in Section 3.04(a).
“Effective Time” has the meaning set forth in Section 1.03.
“End Date” has the meaning set forth in Section 7.02(a).

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“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substance.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, re-export, transfer, and import controls, including the Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.
“Exchange Act” has the meaning set forth in Section 3.03(c).
“Exchange Agent” has the meaning set forth in Section 2.02(a).
“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Proxy Statement, the filing of any required notices under any Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger and the other transactions contemplated by this Agreement.
“Export Control Laws” has the meaning set forth in Section 3.18(a).
“FCPA” has the meaning set forth in Section 3.18(d).
“GAAP” has the meaning set forth in Section 3.04(b).
“Government Bid” means any currently outstanding quotation, bid, offer or proposal made by the Company prior to the Closing Date which, if accepted or awarded, would result in a Material Government Contract.
“Government Contract” means any Contract between the Company and: (i) any Governmental Entity; (ii) any prime contractor to a Governmental Entity (in its capacity as such); or (iii) any subcontractor (of any tier) in connection with or with respect to any Contract described in clause (i) or (ii), and any modification of any of the foregoing. A task, purchase or delivery order or statement of work under a Government Contract will not constitute a separate Government Contract, for purposes of this definition, but will be part of the Government Contract to which it relates.
“Governmental Entity” has the meaning set forth in Section 3.03(c).
“Hazardous Substance” shall mean any substance, material or waste that is listed, defined, designated or classified as hazardous, toxic, radioactive or a “pollutant” or “contaminant” or words of similar meaning under any Environmental Law, including without limitation any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde, foam insulation, and polychlorinated biphenyls.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.
“Indemnified Party” has the meaning set forth in Section 5.08(a).
“Indemnifying Parties” has the meaning set forth in Section 5.08(b).
“Intervening Event” means, with respect to the Company any material event, circumstance, change, effect, development, or condition occurring or arising after the date hereof that was not known to, nor reasonably foreseeable by, any member of the Company Board, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by the

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Company (or to be refrained from being taken by the Company) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the Company Common Stock (provided, however, that the exception to this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred).
“Intervening Event Notice Period” has the meaning set forth in Section 5.04(e).
“IRS” means the U.S. Internal Revenue Service.
“Knowledge” means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Company’s Disclosure Letter; and (b) with respect to Parent and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Parent’s Disclosure Letter; in each case, after due inquiry.
“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.
“Lease” shall mean all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.
“Leased Real Estate” shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.
“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or examinations.
“Liability” shall mean any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).
“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.
“Material Government Contract” has the meaning set forth in Section 3.15(a).
“Maximum Premium” has the meaning set forth in Section 5.08(d).
“Merger” has the meaning set forth in Section 1.01.
“Merger Consideration” has the meaning set forth in Section 2.01(b).
“Merger Sub” has the meaning set forth in the Preamble.
“Order” has the meaning set forth in Section 3.09.
“OTC” has the meaning set forth in Section 3.03(c).
“Other Governmental Approvals” has the meaning set forth in Section 3.03(c).

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“Owned Real Estate” shall mean all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by the Company or any of its Subsidiaries.
“Parent” has the meaning set forth in the Preamble.
“Parent Benefit Plans” has the meaning set forth in Section 5.07(b).
“Payment Fund” has the meaning set forth in Section 2.02(a).
“Permits” has the meaning set forth in Section 3.08(b).
“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any conditions that would be shown by a current survey of real property which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (g) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation; (h) any Liens imposed by applicable law; and (i) any other Liens that, in the aggregate, do not materially impair the value or the continued use and operation of the assets or properties to which they relate.
“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).
“PPP Forgiveness Amount” means $1,909,882.33.
“PPP Lender” means Cornerstone Bank, or any subsequent holder of the PPP Loan.
“PPP Loan” means the loan (including interest) made to the Company by Cornerstone Bank pursuant to the CARES Act’s Paycheck Protection Program and the promissory note, dated April 7, 2020, and all documents related thereto evidencing indebtedness issued thereunder.
“Real Estate” means the Owned Real Estate and the Leased Real Estate.
“Representatives” has the meaning set forth in Section 5.04(a).
“Requisite Company Vote” has the meaning set forth in Section 3.03(a).
“Sanctioned Country” means any country or region that is, or has been in the last five years, the subject or target of sanctions or restrictions under Sanctions Laws (including, without limitation, Cuba, Iran, North Korea, Russia, Venezuela, Sudan, Syria, and the Crimea region of Ukraine).
“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List and the EU Consolidated List; (ii) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.

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“Sanctions Laws” means all Laws relating to economic or trade sanctions, including, without limitation, the Laws administered or enforced by the U.S. (including by the U.S. Department of the Treasury Office of Foreign Assets Control or the U.S. Department of State), or any other applicable jurisdiction.
“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(a).
“SEC” has the meaning set forth in Section 3.03(c).
“Securities Act” has the meaning set forth in Section 3.04(a).
“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Superior Proposal” means a bona fide written Takeover Proposal (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “15%” shall be “50%”) that the Company Board determines in good faith (after consultation with outside legal counsel and the Company Financial Advisor) is more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement, taking into account: (a) all financial considerations; (b) the identity of the third party making such Takeover Proposal; (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (d) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by the Company Board; and (e) any revisions to the terms of this Agreement and the Merger proposed by Parent during the Superior Proposal Notice Period set forth in Section 5.04(d).
“Superior Proposal Notice Period” has the meaning set forth in Section 5.04(d).
“Surviving Corporation” has the meaning set forth in Section 1.01.
“Takeover Proposal” means an inquiry, proposal, or offer, from, or indication of interest in making a proposal or offer by any Person or group (other than Parent and its Subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 15% or more of the fair market value of the Company’s and its Subsidiaries’ consolidated assets or to which 15% or more of the Company’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 15% or more of the voting equity interests of the Company or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of the Company; (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 15% or more of the consolidated net revenues, net income, or assets of the Company, and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 15% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.
“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll,

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employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.
“Termination Fee” means $1,109,803.
“Trade Control Laws” has the meaning set forth in Section 3.18(b).
“Treasury Regulations” means the Treasury regulations promulgated under the Code.
“U.S.” means the United States of America.
“Voting Debt” has the meaning set forth in Section 3.02(c).
Section 8.02   Interpretation; Construction.
(a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter.
(b)   The parties have participated jointly in negotiating and drafting this Agreement. This Agreement is the result of negotiations between, and has been reviewed by, the parties and their respective legal counsel. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
Section 8.03   Survival.   None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.
Section 8.04   Governing Law.   This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of or relating to this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Missouri without giving effect to any choice or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Missouri.
Section 8.05   Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the State of Missouri, or in the event (but only in the event) that such court does not have subject

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matter jurisdiction over such Legal Action, in any state or federal court located within the State of Missouri. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 8.06   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.06.
Section 8.07   Notices.   All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.07):
If to Parent or Merger Sub, to:	TT Group Industries, Inc. TT Electronics PLC Fourth Floor, St. Andrews House West Street Woking, GU21 6EB, UK Attention: Group General Counsel Telephone: +44 (0) 193-282-5372 Email: [***]

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with a copy (which will not constitute notice to Parent or Merger Sub) to:	Crowell & Moring LLP 1001 Pennsylvania Avenue, NW Washington, DC 20001-2595 Attention: Adelicia Cliffe Email: acliffe@crowell.com Telephone: (202) 262-6932
If to the Company, to:	Torotel, Inc. 520 N. Rogers Rd. Olathe, Kansas 66062 Attention: Dale H. Sizemore Facsimile: 913-747-6110 Email: hsizemore@torotelproducts.com
with a copy (which will not constitute notice to the Company) to:	Bryan Cave Leighton Paisner LLP 1200 Main Street, Suite 3800 Kansas City, Missouri 64105 Attention: Kelly Sullivan Email: Kelly.Sullivan@bclplaw.com Telephone: (816) 374-3228 or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.
Section 8.08   Entire Agreement.   This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement and the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter), the statements in the body of this Agreement will control.
Section 8.09   No Third-Party Beneficiaries.   Except as provided in Section 5.08 hereof (which shall be to the benefit of the parties referred to in such section), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
Section 8.10   Severability.   If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 8.11   Assignment.   This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or Merger Sub, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (Parent, in the case of Parent and Merger Sub), which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

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Section 8.12   Remedies.   Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.
Section 8.13   Specific Performance.   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Missouri or any Missouri state court, in addition to any other remedy to which they are entitled at Law or in equity.
Section 8.14   Counterparts; Effectiveness.   This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.
[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
COMPANY:
TOROTEL, INC.
By:
/s/ DALE H. SIZEMORE, JR.

Name:
Dale H. Sizemore, Jr.

Title:
Chief Executive officer

PARENT:
TT GROUP INDUSTRIES, INC.
By:
/s/ Kumen Rey Call

Name:
Kumen Rey Call

Title:
Authorized Officer

MERGER SUB:
THUNDER MERGER SUB, INC.
By:
/s/ Lynton David Boardman

Name:
Lynton David Boardman

Title:
Authorized Officer

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Exhibit A
Form of Voting Agreement

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ANNEX B: SECTION 351.455 OF THE MGBCL
§ 351.455. Shareholder entitled to appraisal and payment of fair value, when — remedy exclusive, when.
1.   Any shareholder shall be deemed a dissenting shareholder and entitled to appraisal under this section if such shareholder:
(1)   Owns stock of a corporation which is a party to a merger or consolidation as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote;
(2)   Files with the corporation before or at such meeting a written objection to such plan of merger or consolidation;
(3)   Does not vote in favor thereof if the shareholder owns voting stock as of such record date; and
(4)   Makes written demand on the surviving or new corporation within twenty days after the merger or consolidation is effected for payment of the fair value of such shareholder’s shares as of the day before the date on which the vote was taken approving the merger or consolidation.
2.   The surviving or new corporation shall pay to each such dissenting shareholder, upon surrender of his or her certificate or certificates representing said shares in the case of certificated shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder who:
(1)   Fails to file a written objection prior to or at such meeting;
(2)   Fails to make demand within the twenty-day period; or
(3)   In the case of a shareholder owning voting stock as of such record date, votes in favor of the merger or consolidation;
shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof and shall not be deemed to be a dissenting shareholder.
3.   Notwithstanding the provisions of subsection 1 of section 351.230, notice under the provisions of subsection 1 of section 351.230 stating the purpose for which the meeting is called shall be given to each shareholder owning stock as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, whether or not such shareholder is entitled to vote.
4.   If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his or her certificate or certificates representing said shares in the case of certificated shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.
5.   If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares in the case of certificated shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming

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under such shareholder shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.
6.   The right of a dissenting shareholder to be paid the fair value of such shareholder’s shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.
7.   When the remedy provided for in this section is available with respect to a transaction, such remedy shall be the exclusive remedy of the shareholder as to that transaction, except in the case of fraud or lack of authorization for the transaction.

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ANNEX C: FORM OF VOTING AGREEMENT
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of September [  ], 2020 is entered into by and between the undersigned stockholder (“Stockholder”) of Torotel, Inc., a Missouri corporation (the “Company”), and TT Group Industries, Inc., a Delaware corporation (“Parent”). Parent and Stockholder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, concurrently with or following the execution of this Agreement, the Company, Parent, and Thunder Merger Sub, Inc., a Missouri corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered, or will enter, into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub and the Company pursuant to the terms and conditions of the Merger Agreement;
WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) Beneficially Owned by Stockholder and set forth below Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the “Shares”); and
WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder, and Stockholder has agreed to, execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:
1.   Definitions.   For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.
“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.
“Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.
2.   Representations of Stockholder.   Stockholder represents and warrants to Parent that:
(a)   Ownership of Shares.   Stockholder: (i) is the Beneficial Owner of all of the Original Shares free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting power over all of the Original Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder is a party relating to the pledge, disposition, or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.
(b)   Disclosure of All Shares Owned.   Stockholder does not Beneficially Own any shares of Company Common Stock other than the Original Shares.
(c)   Power and Authority; Binding Agreement.   Stockholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully Stockholder’s

Annex C-1

obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.
(d)   No Conflict.   The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law applicable to Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon Stockholder or any of the Shares.
(e)   No Consents.   No consent, approval, Order, or authorization of, or registration, declaration, or filing with, any Governmental Entity or any other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.
(f)   No Litigation.   There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) (each an “Action”) pending against, or, to the knowledge of Stockholder, threatened against or affecting, Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.
3.   Agreement to Vote and Approve.   Stockholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company stockholders with respect to any of the following matters, to vote or cause the holder of record to vote the Shares: (i) in favor of (A) the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, and (B) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Merger; and (ii) against (X) any Takeover Proposal, Company Acquisition Agreement, or any of the transactions contemplated thereby, (Y) any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement, and (Z) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s, or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company Charter Documents).
4.   No Voting Trusts or Other Arrangement.   Stockholder agrees that during the term of this Agreement Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares (other than proxies solicited by the Company Board to approve the Merger or related matters consistent with Section 3 hereof), or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.
5.   Transfer and Encumbrance.   Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law, or otherwise), or encumber (“Transfer”) any of the Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void.
6.   Additional Shares.   Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of after the

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execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.
7.   Waiver of Appraisal and Dissenters’ Rights.   To the extent permitted by Law, Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent in connection with the Merger that Stockholder may have by virtue of ownership of the Shares.
8.   Termination.   This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the Effective Time; (b) the date on which the Merger Agreement is terminated in accordance with its terms; and (c) the termination of this Agreement by mutual written consent of the Parties. Nothing in this Section 8 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.
9.   No Solicitation.   Subject to Section 10, Stockholder shall not, and shall use its reasonable best efforts to cause its Representatives not to: (a) directly or indirectly solicit, seek, initiate, knowingly encourage, or knowingly facilitate any inquiries regarding, or the making of, any submission or announcement of a proposal or offer that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (b) directly or indirectly engage in, continue, or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other Person any information in connection with or for the purpose of encouraging or facilitating, any proposal or offer that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (c) enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar arrangement with respect to a Takeover Proposal; (d) solicit proxies with respect to a Takeover Proposal (other than the Merger and the Merger Agreement) or otherwise encourage or assist any Person in taking or planning any action that could reasonably be expected to compete with, restrain, or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; or (e) initiate a stockholders’ vote or action by written consent of the Company’s stockholders with respect to a Takeover Proposal.
10.   No Agreement as Director or Officer.   Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company or its stockholders.
11.   Further Assurances.   Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as Parent may reasonably request to consummate and make effective the transactions contemplated by this Agreement.
12.   Stop Transfer Instructions.   At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.
13.   Specific Performance.   Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at Law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at Law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party

Annex C-3

has an adequate remedy at Law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.
14.   Entire Agreement.   This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties hereto. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.
15.   Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 15):
If to Parent:	TT Group Industries Inc.
TT Electronics PLC
Fourth Floor, St Andrews House
West Street
Woking, GU21 6EB, UK
Attention: Group General Counsel
Email: lynton.boardman@ttelectronics.com
Telephone: +44 (0) 193-282-5372
with a copy (which will not constitute notice to Parent or Merger Sub) to:	Crowell & Moring LLP 1001 Pennsylvania Avenue, NW Washington, DC 20004-2595 Attention: Adelicia Cliffe Email: acliffe@crowell.com Telephone: (202) 262-6932
If to Stockholder, to the address, email address, or facsimile number set forth for Stockholder on the signature page hereof:
with a copy (which will not constitute notice to the Company) to:	Bryan Cave Leighton Paisner, LLP One Kansas City Place 1200 Main Street, Suite 3800 Kansas City, Missouri 64105 Attention: Kelly Sullivan Email: kelly.sullivan@bclplaw.com Telephone: (816) 374-3228
16.   Miscellaneous.
(a)   Governing Law.   This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of or relating to this Agreement or the actions of any of the Parties in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Missouri without giving effect to any choice or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Missouri.

Annex C-4

(b)   Submission to Jurisdiction.   Each of the Parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns shall be brought and determined exclusively in the State of Missouri, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in any state or federal court located within the State of Missouri. Each of the Parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 15 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the Parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 16(b); (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(c)   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(C).
(d)   Expenses.   All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.
(e)   Severability.   If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(f)   Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
(g)   Section Headings.   All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

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(h)   Assignment.   Neither Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 16(h) shall be null and void.
(i)   No Third-Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
PARENT
By:

Name:
Title:
STOCKHOLDER
By:

Name:
Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement:
Street Address:
City/State/Zip Code:
Fax:
Email:

Annex C-7

PROXY — TOROTEL, INC.
520 N. Rogers Road
Olathe, KS 66062
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TOROTEL, INC.
FOR THE SPECIAL MEETING OF SHAREHOLDERS
H. James Serrone and Heath C. Hancock, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Torotel, Inc. to be held on [ • ], 2020 or any postponement or adjournment thereof.
The Board of Directors is not aware of any other matters to be presented at the meeting for approval by the shareholders.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND MAIL THE BOTTOM PORTION TO US IN TIME TO BE RECEIVED PRIOR TO THE SPECIAL MEETING.
SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED BY THE SHAREHOLDER ON THE PROXY CARD. IF NO SUCH DIRECTIONS ARE INDICATED, THESE SHARES WILL BE VOTED “FOR” THE ADOPTION AND APPROVAL OF THE MERGER PROPOSAL; “FOR” THE ADVISORY COMPENSATION PROPOSAL; AND “FOR” THE ADJOURNMENT PROPOSAL OR POSTPONMENT OF THE SPECIAL MEETING (IF NECESSARY OR APPROPRIATE).
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Electronic Voting Instructions
You can vote by Internet or telephone
Available 24 hours a day, 7 days a week
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR
Proxies submitted by the Internet or telephone must be received by 1:00 AM Central Time on [ • ], 2020.
Vote by Internet:
Log on to the Internet and go to www.edocumentview.com/TTLO
Follow the steps outlined on the secure website
Vote by telephone:
Call toll free 800-652-8683 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Follow the instructions provided by the recorded message.

TOROTEL, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3.
INSTRUCTION: A checkmark in the box before “FOR” gives the Proxy full voting authority. A checkmark in the box before “WITHHOLD” precludes the Proxy voting on the nominees listed. To withhold authority to vote for any individual nominee, check the box before “WITHHOLD.” Unless you indicate otherwise, the Proxy will cumulate your votes and vote them in favor of the nominees.
1.   To adopt and approve the Agreement and Plan of Merger dated as of September 17, 2020 (“Merger Agreement”) by and among TT Group Industries, Inc., Thunder Merger Sub, Inc., and Torotel, Inc., and the merger transaction to be effected in accordance with the Merger Agreement.
☐ FOR	☐ AGAINST	☐ ABSTAIN
2.    To approve, on a non-binding advisory basis, the specified compensation that may become payable to the named executive officers of Torotel in connection with the merger transaction to be effected in accordance with the Merger Agreement.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3.    To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to adopt and approve the Merger Agreement and the merger transaction to be effected in accordance with the Merger Agreement.
☐ FOR	☐ AGAINST	☐ ABSTAIN
Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian or any similar representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or another authorized officer. If a partnership, please sign in partnership name by authorized person. When stock is held by joint tenants, both must sign.
Dated this day of , 2020.	Signature
Signature if held jointly